UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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HALLIBURTON COMPANY

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Notice of Annual Meeting of Stockholders and
2017 Proxy Statement

Wednesday, May 17, 2017 at 9:00 a.m. Central Daylight Time
3000 N. Sam Houston Parkway East, Life Center - Auditorium, Houston, Texas 77032

To Our Valued Stockholders:

At Halliburton, we take pride in being known as the execution company. We’ve earned this reputation by consistently delivering superior performance for our customers, employees, and stockholders. Success for our key stakeholders drives us and keeps us focused on executing to win.

In 2016, the industry underwent the sharpest and deepest decline in history. We responded to this downturn by successfully executing on our unconventionals strategy and structural cost initiatives, thereby strengthening our market position — an extraordinary achievement considering the headwinds we faced. I believe this deliberate approach allowed us to navigate through a very challenging market and emerge from the downturn in the strongest position possible.

Looking at 2017, we have bold goals to increase our capabilities, drive our growth, and maximize the long-term prospects for our business. We will continue our diligent cost control efforts, add capacity, and serve our customers by collaborating and engineering solutions to maximize their asset value. I am confident that, under the guidance of your Board of Directors, your management team and your outstanding employees make Halliburton best equipped and positioned for success in the forthcoming recovery.

We recognize the role stockholders play in our ongoing success and gratefully acknowledge the confidence you continue to place in Halliburton.

I am pleased to invite you to attend the Annual Meeting of Stockholders of Halliburton Company. The meeting will be held on Wednesday, May 17, 2017, at 9:00 a.m. Central Daylight Time. The location will be our corporate office at 3000 N. Sam Houston Parkway East, Life Center - Auditorium, Houston, Texas 77032.

Please refer to the proxy statement for detailed information on each of the proposals presented this year.

The representation of your shares and your vote at the meeting is very important. I encourage you to review the proxy materials and submit your vote today. If you attend the meeting, you may vote in person even if you have previously voted.

On behalf of the Board of Directors, thank you for your continued investment in Halliburton. We look forward to greeting as many of you as possible at our Annual Meeting.

Sincerely,

David J. Lesar

Chairman of the Board
and Chief Executive Officer
April 7, 2017

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Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.

Eligibility to Vote (page 2)

You can vote if you were a stockholder of record at the close of business on March 20, 2017.

How to Cast Your Vote (page 2)

You can vote by any of the following methods:

•	Internet (www.proxyvote.com) until 11:59 p.m. Eastern Daylight Time on May 16, 2017;

•	Telephone until 11:59 p.m. Eastern Daylight Time on May 16, 2017;

•	Completing, signing, and returning your proxy or voting instruction card before May 17, 2017; or

•	In person, at the annual meeting: If you are a stockholder of record, we have a record of your ownership. If your shares are held in the name of a broker, nominee, or other intermediary, you must bring proof of ownership with you to the meeting.

Auditors (page 19)

As a matter of good corporate governance, we are asking our stockholders to ratify the selection of KPMG LLP as our principal independent public accountants for 2017.

Voting matters (pages 10, 19, 22, 51, 52)

	Board Vote	Page Reference
	Recommendation	(for more detail)
Election of Directors	FOR Each Nominee	10
Ratification of the Selection of Auditors	FOR	19
Advisory Approval of Executive Compensation	FOR	22
Proposal for Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	FOR Every Year	51
Proposal to Amend and Restate the Halliburton Company Stock and Incentive Plan	FOR	52

Governance of the Company (page 3)

Corporate Governance

•	Corporate Governance Guidelines and Committee Charters

•	Code of Business Conduct

•	Related Persons Transactions Policy

The Board of Directors and Standing Committees of Directors

•	Board Attendance

•	Board Leadership

•	Independent Committees

•	Board Risk Oversight

•	Stockholder Nominations of Directors

•	Qualifications of Directors

•	Evaluation of Board and Director Performance

•	Process for the Selection of New Directors

•	Communication to the Board

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Board Nominees (page 10)

Name	Age	Director Since	Occupation	Independent (Yes/No)	Committee Memberships	Other Company Boards
Abdulaziz F. Al Khayyal	63	2014	Retired Senior Vice President, Industrial Relations, Saudi Aramco	Yes	• Health, Safety and Environment • Nominating and Corporate Governance	• Marathon Petroleum Corporation
William E. Albrecht	65	2016	Non-Executive Chairman of the Board of California Resources Corporation	Yes	• Compensation • Health, Safety and Environment	• Rowan Companies plc
Alan M. Bennett	66	2006	Retired President and CEO of H & R Block	Yes	• Audit (Chair) • Nominating and Corporate Governance	• Fluor Corporation • TJX Companies, Inc.
James R. Boyd	70	2006	Retired Chairman of the Board of Arch Coal, Inc.	Yes	• Audit • Compensation (Chair)
Milton Carroll	66	2006	Executive Chairman of the Board of CenterPoint Energy, Inc.	Yes	• Compensation • Nominating and Corporate Governance	• Western Gas Holdings, LLC
Nance K. Dicciani	69	2009	Non-Executive Chair of the Board of AgroFresh Solutions, Inc.	Yes	• Audit • Health, Safety and Environment	• Praxair, Inc. • LyondellBasell Industries
Murry S. Gerber	64	2012	Retired Executive Chairman of the Board of EQT Corporation	Yes	• Audit • Compensation	• BlackRock, Inc. • United States Steel Corporation
José C. Grubisich	60	2013	Chief Executive Officer of Eldorado Brasil Celulose	Yes	• Audit • Health, Safety and Environment	• Vallourec S.A.
David J. Lesar (Chairman)	63	2000	Chairman of the Board and CEO of Halliburton	No
Robert A. Malone	65	2009	Executive Chairman, President and Chief Executive Officer of First Sonora Bancshares, Inc.	Yes	• Compensation • Health, Safety and Environment (Chair)	• Peabody Energy Corporation • Teledyne Technologies Incorporated
J. Landis Martin (Lead Director)	71	1998	Founder of Platte River Equity	Yes	• Health, Safety and Environment • Nominating and Corporate Governance	• Lead Director of Apartment Investment and Management Company • Chairman of Crown Castle International Corporation • Lead Director of Intrepid Potash, Inc.
Jeffrey A. Miller	53	2014	President of Halliburton	No		• Atwood Oceanics, Inc.
Debra L. Reed	60	2001	Chairman of the Board and CEO of Sempra Energy	Yes	• Compensation • Nominating and Corporate Governance (Chair)	• Caterpillar Inc.

Named Executive Officers (page 23)

For 2016, our NEOs were:

Name	Age	Occupation	Since
David J. Lesar	63	Chairman of the Board and Chief Executive Officer	2000
Mark A. McCollum(1)(2)	58	Executive Vice President and Chief Financial Officer	2008
James S. Brown	62	President - Western Hemisphere	2008
Jeffrey A. Miller	53	President	2012
Joe D. Rainey	60	President - Eastern Hemisphere	2011
Christian A. Garcia(1)	53	Retired Senior Vice President, Finance	2015
(1)	Effective as of July 1, 2016, Halliburton’s Board of Directors appointed Mr. McCollum to the role of Executive Vice President and Chief Financial Officer, a role he held prior to being appointed Chief Integration Officer during the pendency of the proposed acquisition of Baker Hughes Incorporated. Also effective July 1, 2016, Mr. Garcia, Senior Vice President of Finance and Acting Chief Financial Officer, stepped down from the chief financial officer role and became Senior Vice President, Finance. Effective August 1, 2016, Mr. Garcia retired from Halliburton.
(2)	Effective as of March 7, 2017, Mr. McCollum resigned his position as our Chief Financial Officer and as an employee.

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2016 Overview

(For more detail please see Form 10-K.)

As a result of the historic industry downturn, 2016 was a very challenging year for our business. The sustained headwinds, difficult market conditions, and depressed commodity prices during the performance year played an integral role in the decisions that the Compensation Committee, or Committee, made when establishing compensation opportunities in 2016 for the NEOs.

Despite the deteriorated market conditions, volatile business, and regulatory landscape, our company persevered. The diligence of the senior leadership team and remarkable execution by our employees worldwide, combined with the rigorous goals set by the Committee to keep management focused on creating long-term value for our stockholders, drove solid results for the 2016 performance year:

•	We generated $15.9 billion of total company revenue, which was negatively impacted by lower activity levels and continued pricing pressure around the globe. We gained significant North America market share through the downturn by demonstrating to our customers the benefits of our efficiency and technology, coming out of the downturn with our highest North America market share in history.

•	We continued to execute a structural global cost savings initiative to improve our operating results and mitigate the industry downturn primarily through headcount reductions and consolidations of facilities.

•	We focused on operating cash flow execution, generating almost $1 billion of cash during the second half of 2016. This was driven by improved working capital metrics, including a significant reduction of days sales outstanding, as well as tax refunds collected from our carry back of net operating losses recognized in previous periods.

•	We maintained our dividend rate throughout the year, paying approximately $620 million in dividends to our stockholders.

•	We quickly adapted to market conditions by reducing our capital expenditures by over 60% from 2015.

•	Our stock price improved dramatically, outperforming the S&P 500 index and our peers.

Executive Compensation

Objectives (page 24)

Our executive compensation program is composed of base salary, short-term incentives, and long-term incentives and is designed to achieve the following objectives:

•	Provide a clear and direct relationship between executive pay and our performance on both a short-term and long-term basis;

•	Emphasize operating performance drivers;

•	Link executive pay to measures that drive stockholder value;

•	Support our business strategies; and

•	Maximize the return on our human resource investment.

2016 Executive Total Compensation Mix (page 26)

(1)	Reflects the compensation mix for named executive officers other than Mr. Garcia who ceased serving as an executive officer on July 1, 2016.

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2016 Executive Compensation Summary (page 38)

Name	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and NQDC Earnings ($)	All Other Compensation ($)	Total ($)
David J. Lesar	1,630,000	0	3,704,968	1,933,767	7,892,090	405,647	2,280,441	17,846,913
Mark A. McCollum	800,250	0	985,136	513,315	2,182,439	81,686	619,222	5,182,048
James S. Brown	873,000	0	1,295,668	674,883	2,746,217	152,725	1,316,154	7,058,647
Jeffrey A. Miller	970,000	0	2,237,972	1,169,685	3,480,500	53,541	1,085,876	8,997,574
Joe D. Rainey	809,950	0	1,295,668	674,883	2,639,032	206,351	2,821,571	8,447,455
Christian A. Garcia	322,917	0	0	0	758,848	28,546	666,278	1,776,589

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Notice of Annual Meeting of Stockholders to be held May 17, 2017

Halliburton Company, a Delaware corporation, will hold its Annual Meeting of Stockholders on Wednesday, May 17, 2017 at 9:00 a.m. Central Daylight Time at its corporate office at 3000 N. Sam Houston Parkway East, Life Center - Auditorium, Houston, Texas 77032. At the meeting, the stockholders will be asked to consider and act upon the matters discussed in the attached proxy statement as follows:

1.	To elect the thirteen nominees named in the attached proxy statement as Directors to serve for the ensuing year and until their successors shall be elected and shall qualify.

2.	To consider and act upon a proposal to ratify the appointment of KPMG LLP as principal independent public accountants to examine the financial statements and books and records of Halliburton for the year ending December 31, 2017.

3.	To consider and act upon advisory approval of our executive compensation.

4.	To consider and act upon an advisory vote on the frequency of future advisory votes on executive compensation.

5.	To consider and act upon a proposal to amend and restate the Halliburton Company Stock and Incentive Plan.

6.	To transact any other business that properly comes before the meeting or any adjournment or adjournments of the meeting.

These items are fully described in the following pages, which are made a part of this Notice. The Board of Directors has set the close of business on March 20, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment of the meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

On or about April 7, 2017, we mailed our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2017 proxy statement and 2016 Annual Report on Form 10-K and how to vote online. The notice also provides instruction on how you can request a paper copy of these documents if you desire. If you received your annual materials via email, the email contains voting instructions and links to the proxy statement and Form 10-K on the Internet.

IF YOU PLAN TO ATTEND

Attendance at the meeting is limited to stockholders and one guest each. Admission will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and the meeting will begin at 9:00 a.m. Each stockholder holding stock in a brokerage account will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Please note that you will be asked to present valid picture identification, such as a driver’s license or passport.

April 7, 2017

By order of the Board of Directors,

Robb L. Voyles

  Executive Vice President, Interim Chief Financial Officer,
Secretary and General Counsel

You are urged to vote your shares as promptly as possible by following the voting instructions in the Notice of Internet Availability of Proxy Materials.

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GENERAL INFORMATION

We are providing these proxy materials to you in connection with the solicitation by the Board of Directors of Halliburton Company, or the Board, of proxies to be voted at our 2017 Annual Meeting of Stockholders and at any adjournment or postponement of the meeting. By executing and returning the enclosed proxy, by following the enclosed voting instructions, or by voting via the Internet or by telephone, you authorize the persons named in the proxy to represent you and vote your shares on the matters described in the Notice of Annual Meeting.

The Notice of Internet Availability of Proxy Materials is being sent to stockholders on or about April 7, 2017. Our Annual Report on Form 10-K, including financial statements, for the fiscal year ended December 31, 2016 accompanies this proxy statement. The Annual Report on Form 10-K shall not be considered as a part of the proxy solicitation material or as having been incorporated by reference.

Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and the Annual Meeting will begin at 9:00 a.m. Please note that we will ask you to present valid picture identification, such as a driver’s license or passport, when you check in at the registration desk.

If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

You may not bring cameras, recording equipment, electronic devices, large bags, briefcases, or packages into the Annual Meeting.

If you attend the Annual Meeting, you may vote in person. If you are not present, you can only vote your shares if you have voted via the Internet, by telephone, or returned a properly executed proxy; in these cases, your shares will be voted as you specify. If you return a properly executed proxy and do not specify a vote, your shares will be voted in accordance with the recommendations of the Board. You may revoke the authorization given in your proxy at any time before the shares are voted at the Annual Meeting.

The record date for determination of the stockholders entitled to vote at the Annual Meeting is the close of business on March 20, 2017. Our common stock, par value $2.50 per share, is our only class of capital stock that is outstanding. As of March 20, 2017, there were 867,247,450 shares of our stock outstanding. Each outstanding share of common stock is entitled to one vote on each matter submitted to the stockholders for a vote at the Annual Meeting. We will keep a complete list of stockholders entitled to vote at our principal executive office for ten days before, and will have the list available at, the Annual Meeting. Our principal executive office is located at 3000 N. Sam Houston Parkway East, Administration Building, Houston, Texas 77032.

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons we appoint to act as election inspectors for the Annual Meeting. Except as set forth below, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter will be the act of the stockholders. Shares for which a stockholder has elected to abstain on a matter will count for purposes of determining the presence of a quorum and, except as set forth below, will have the effect of a vote against the matter.

Each Director shall be elected by the vote of the majority of the votes cast by holders of shares represented in person or by proxy and entitled to vote in the election of Directors, provided that if the number of nominees exceeds the number of Directors to be elected and all stockholder-proposed nominees have not been withdrawn before the tenth (10th) day preceding the day we mail the Notice of Internet Availability of Proxy Materials to stockholders for the Annual Meeting, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of Directors. A majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director; we will not count abstentions. As a condition to being nominated by the Board for continued service as a Director, each Director nominee has signed and delivered to the Board an irrevocable letter of resignation limited to and conditioned on that Director failing to achieve a majority of the votes cast at an election where Directors are elected by majority vote. For any Director nominee who fails to be elected by a majority of votes cast, where Directors are elected by majority vote, his or her irrevocable letter of resignation will be deemed tendered on the date the election results are certified. Such resignation shall only be effective upon acceptance by the Board.

The election inspectors will treat broker non-vote shares, which are shares held in street name that cannot be voted by a broker on specific matters in the absence of instructions from the beneficial owner of the shares, as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the outcome of any matter for which the broker does not have discretionary authority to vote, however, those shares will not have any effect on that matter. A broker may be entitled to vote those shares on other matters.

In accordance with our confidential voting policy, no particular stockholder’s vote will be disclosed to our officers, Directors, or employees, except:

•	as necessary to meet legal requirements and to assert claims for and defend claims against us;

•	when disclosure is voluntarily made or requested by the stockholder;

•	when the stockholder writes comments on the proxy card; or

•	in the event of a proxy solicitation not approved and recommended by the Board.

The proxy solicitor, the election inspectors, and the tabulators of all proxies, ballots, and voting tabulations are independent and are not our employees.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines and Committee Charters

Our Board has long maintained a formal statement of its responsibilities and corporate governance guidelines to ensure effective governance in all areas of its responsibilities. Our Corporate Governance Guidelines, as revised in December 2016, are attached as Appendix A to this proxy statement and are also available on our website at www.halliburton.com by clicking on the tab “About Us,” and then the “Corporate Governance” link. The guidelines are reviewed periodically and revised as appropriate to reflect the dynamic and evolving processes relating to corporate governance, including the operation of the Board.

In order for our stockholders to understand how the Board conducts its affairs in all areas of its responsibility, the full text of the charters of our Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance Committees are also available on our website.

Except to the extent expressly stated otherwise, information contained on or accessible from our website or any other website is not incorporated by reference into and should not be considered part of this proxy statement.

Code of Business Conduct

Our Code of Business Conduct, which applies to all of our employees and Directors and serves as the code of ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions, is available on our website. Any waivers to our Code of Business Conduct for our Directors or executive officers can only be made by our Audit Committee. There were no waivers of the Code of Business Conduct in 2016.

Related Persons Transactions Policy

Our Board has adopted a written policy governing related persons transactions as part of the Board’s commitment to good governance and independent oversight. The policy covers transactions involving any of our Directors, executive officers, nominees for Director, or greater than 5% stockholders, or any immediate family member of the foregoing, among others.

The types of transactions covered by this policy are transactions, arrangements, or relationships, or any series of similar transactions, arrangements, or relationships, including any indebtedness or guarantee of indebtedness, in which (1) we or any of our subsidiaries were or will be a participant, (2) the aggregate amount involved exceeds $120,000 in any calendar year, and (3) any related person had, has, or will have a direct or indirect interest (other than solely as a result of being a director of, or holding less than a 10% beneficial ownership interest in, another entity).

Under the policy, we generally only enter into or ratify related persons transactions when the Board determines such transactions are in our best interests and the best interests of our stockholders. In determining whether to approve or ratify a related person transaction, the Board will consider the following factors and such other factors it deems appropriate:

•	whether the related person transaction is on terms comparable to terms generally available with an unaffiliated third party under the same or similar circumstances;

•	the benefits of the transaction to us;

•	the extent of the related person’s interest in the transaction; and

•	whether there are alternative sources for the subject matter of the transaction.

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THE BOARD OF DIRECTORS AND STANDING COMMITTEES OF DIRECTORS

The Board has standing Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance Committees. Each standing committee is comprised of non-management Directors and, in the business judgment of the Board, all of the non-management Directors are independent, after considering all relevant facts and circumstances, including the independence standards set forth in our Corporate Governance Guidelines. Our Corporate Governance Guidelines are attached as Appendix A to this proxy statement and available on our website at www.halliburton.com.

Our independence standards meet, and in some instances exceed, NYSE independence requirements. Our independence standards and compliance with those standards is periodically reviewed by the Nominating and Corporate Governance Committee. In connection with its independence determination, the Board considered that during 2016, we provided services in the ordinary course of business to Sempra Energy, of which Ms. Reed is the Chairman and Chief Executive Officer. The Board concluded that the relationship was not material and did not affect the independence of Ms. Reed. There were no relevant transactions, relationships, or arrangements not disclosed in this proxy statement that were considered by the Board in making its determination as to the independence of the Directors.

Board Attendance

During 2016, the Board held 7 meetings and met in Executive Session, without management present, on 5 occasions.

Committee meetings were held as follows:

Audit Committee	9
Compensation Committee	5
Health, Safety and Environment Committee	5
Nominating and Corporate Governance Committee	4

All members of the Board attended at least 93% of the total number of meetings of the Board and the committees on which he or she served during 2016.

All of our Directors attended the 2016 Annual Meeting, as required by our Corporate Governance Guidelines.

Board Leadership

Our Board believes that it is important to maintain flexibility to determine the appropriate leadership of the Board, and whether the roles of Chairman and Chief Executive Officer should be combined or separate. Our Corporate Governance Guidelines provide that the Board consider on an annual basis whether it is appropriate for the same individual to fill both of those roles. When making that determination, the Board considers issues such as industry and financial expertise, in-depth knowledge of Halliburton and its business, and succession planning. At its latest annual review, the Board decided that a combined leadership role would currently best serve the needs of the Company and its stockholders.

Our Corporate Governance Guidelines also provide that if the offices of Chairman of the Board and Chief Executive Officer are held by the same person, the independent members of the Board will annually elect an independent Director to serve in a lead capacity. The Board has elected J. Landis Martin as our Lead Independent Director. Mr. Martin’s role and responsibilities are set forth in the Lead Independent Director Charter adopted by the Board and include presiding over the executive sessions of the non-management Directors. Our Lead Independent Director Charter is available on our website at www.halliburton.com. With the exception of our Chairman and Chief Executive Officer, Mr. Lesar, and our President, Mr. Miller, the Board is composed of independent Directors.

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Independent Committees

As a governance best practice, key committees of the Board are comprised solely of independent Directors. We have established processes for the effective oversight of critical issues entrusted to independent Directors, such as:

•	the integrity of our financial statements;

•	CEO and senior management compensation;

•	CEO and senior management succession planning;

•	the election of our Lead Independent Director;

•	membership of our independent Board committees;

•	Board, Committee, and Director evaluations; and

•	nominations for Directors.

The Board believes it has a strong governance structure in place to ensure independent oversight on behalf of all stockholders.

Board Risk Oversight

We have implemented an Enterprise Risk Management system to identify and analyze enterprise-level risks and their potential impact on us. At least annually, the Audit Committee of the Board receives a report on our processes with respect to risk assessment and risk management. Our executive officers are assigned responsibility for the various categories of risk, with the Chief Executive Officer being ultimately responsible to the Board for all risk categories. The responsibility of the Chief Executive Officer for all risk matters is consistent with his being primarily responsible for managing our day-to-day business.

Halliburton Board Leadership

•  David J. Lesar is our Chairman and CEO

•  J. Landis Martin is our Lead Independent Director

•  11 of our 13 Directors are independent

•  All members of the Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance Committees are independent.

Our Board believes that continuing to combine the position of Chairman and CEO is in the best interests of the Company and our stockholders, and that our Lead Independent Director and the strong presence of engaged independent Directors ensures independent oversight.

Members of the Committees of Our Board of Directors

Audit Committee	Compensation Committee	Health, Safety and Environment Committee	Nominating and Corporate Governance Committee
Alan M. Bennett*	William E. Albrecht	Abdulaziz F. Al Khayyal	Abdulaziz F. Al Khayyal
James R. Boyd	James R. Boyd*	William E. Albrecht	Alan M. Bennett
Nance K. Dicciani	Milton Carroll	Nance K. Dicciani	Milton Carroll
Murry S. Gerber	Murry S. Gerber	José C. Grubisich	J. Landis Martin
José C. Grubisich	Robert A. Malone	Robert A. Malone*	Debra L. Reed*
	Debra L. Reed	J. Landis Martin
*	Chair

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Audit Committee

The Audit Committee’s responsibilities include:

•	Recommending to the Board the appointment of the independent public accounting firm to audit our financial statements (the “principal independent public accountants”);

•	Together with the Board, being responsible for the appointment, compensation, retention, and oversight of the work of the principal independent public accountants;

•	Reviewing the scope of the principal independent public accountants’ examination and the scope of activities of the internal audit department;

•	Reviewing our significant financial policies and accounting systems and controls;

•	Reviewing financial statements; and

•	Approving the services to be performed by the principal independent public accountants.

The Board has determined that Alan M. Bennett, James R. Boyd, Nance K. Dicciani, Murry S. Gerber, and José C. Grubisich are independent under our Corporate Governance Guidelines and are “audit committee financial experts” as defined by the Securities and Exchange Commission, or SEC. A copy of the Audit Committee Charter is available on our website at www.halliburton.com.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	Overseeing the effectiveness of our compensation program in attracting, retaining, and motivating key employees;

•	Utilizing our compensation program to reinforce business strategies and objectives for enhanced stockholder value;

•	Administering our compensation program, including our incentive plans, in a fair and equitable manner consistent with established policies and guidelines;

•	Developing an overall executive compensation philosophy and strategy; and

•	Additional roles and activities with respect to executive compensation as described under Compensation Discussion and Analysis.

A copy of the Compensation Committee Charter is available on our website at www.halliburton.com.

Health, Safety and Environment Committee

The Health, Safety and Environment Committee’s responsibilities include:

•	Reviewing and assessing our health, safety, and environmental policies and practices;

•	Overseeing the communication and implementation of, and reviewing our compliance with, these policies, as well as applicable goals and legal requirements; and

•	Assisting the Board with oversight of our risk-management processes relating to health, safety, and the environment.

A copy of our Health, Safety and Environment Committee Charter is available on our website at www.halliburton.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•	Reviewing and recommending revisions to our Corporate Governance Guidelines;

•	Overseeing our Director self-evaluation process and performance reviews;

•	Identifying and screening candidates for Board and committee membership;

•	Reviewing the overall composition profile of the Board for the appropriate mix of skills, characteristics, experience, and expertise; and

•	Reviewing and making recommendations on Director compensation practices.

A copy of our Nominating and Corporate Governance Committee Charter is available on our website at www.halliburton.com.

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Stockholder Nominations of Directors

Our By-laws provide that stockholders may nominate persons for election to the Board at a meeting of stockholders. In September 2016, our Board of Directors amended our By-laws to implement proxy access for a meeting of stockholders following the 2017 Annual Meeting of Stockholders.

Stockholder nominations require written notice to the Corporate Secretary at the address of our principal executive offices set forth on page 2 of this proxy statement, and for the Annual Meeting of Stockholders in 2018, must be received not less than 90 days nor more than 120 days prior to the anniversary date of the 2017 Annual Meeting of Stockholders, or no later than February 16, 2018 and no earlier than January 17, 2018. The stockholder notice must contain, among other things, certain information relating to the stockholder and the proposed nominee as described in our By-laws. In addition, the proposed nominee may be required to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a Director.

The proxy access provision permits up to 20 stockholders owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials for a meeting of stockholders up to two directors or 20% of the Board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-laws.

Our By-laws continue to provide that if a stockholder owning at least 1% of our issued and outstanding common stock continuously for at least one year as of the date the written notice of the nomination is submitted to us, proposes a nominee not submitted under the proxy access provision, our Corporate Secretary will (i) obtain from such nominee any additional relevant information the nominee wishes to provide in consideration of his or her nomination, (ii) report on each such nominee to the Nominating and Corporate Governance Committee, and (iii) facilitate having each such nominee meet with the Nominating and Corporate Governance Committee as the Committee deems appropriate.

Qualifications of Directors

Candidates nominated for election or reelection to the Board should possess the following qualifications:

•	Personal characteristics:

–	high personal and professional ethics, integrity, and values;

–	an inquiring and independent mind; and

–	practical wisdom and mature judgment;

•	Broad training and experience at the policy-making level in business, government, education, or technology;

•	Expertise that is useful to us and complementary to the background and experience of other Board members, so that an optimum balance of experience and expertise of members of the Board can be achieved and maintained;

•	Willingness to devote the required amount of time to carry out the duties and responsibilities of Board membership;

•	Commitment to serve on the Board for several years to develop knowledge about our business;

•	Willingness to represent the best interests of all of our stockholders and objectively evaluate management performance; and

•	Involvement only in activities or interests that do not create a conflict with the Director’s responsibilities to us and our stockholders.

The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the needs of the Board at a given point in time, and periodically reviews and updates the criteria. In selecting Director nominees, the Board first considers the personal characteristics, experience, and other criteria as set forth in our Corporate Governance Guidelines. The Committee also identifies nominees based on our specific needs and the needs of our Board at the time a nominee is sought.

We value all types of diversity, including diversity of our Board. In evaluating the overall mix of qualifications for a potential nominee, the Committee and Board take into account overall Board diversity in personal background, race, gender, age, and nationality.

Evaluation of Board and Director Performance

The Nominating and Corporate Governance Committee annually reviews and evaluates the performance of the Board in order to improve the effectiveness of the Board. The Committee assesses the Board’s contribution as a whole and identifies areas in which improvements may be made. In addition, each Committee conducts an annual self-evaluation. The results of the evaluations are reviewed and discussed with the Board and its Committees.

The Nominating and Corporate Governance Committee annually reviews the individual performance and qualifications of each Director who may wish to be considered for nomination for reelection to the Board.

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Process for the Selection of New Directors

The Board is responsible for filling vacancies on the Board. The Board has delegated to the Nominating and Corporate Governance Committee the duty of selecting and recommending candidates to the Board for approval. The Nominating and Corporate Governance Committee will consider candidates for Board membership recommended by Board members, our management, and stockholders. The Committee may also retain an independent executive search firm to identify candidates for consideration and to gather additional information about the candidate’s background, experience, and reputation. A stockholder who wishes to recommend a candidate should notify our Corporate Secretary.

The Nominating and Corporate Governance Committee, in consultation with the Board, will determine the specific criteria for a new Director candidate. After the Nominating and Corporate Governance Committee identifies a candidate, the Committee will determine the appropriate method to evaluate the candidate. The preliminary determination regarding a candidate is based on the likelihood that the candidate will meet the Board membership criteria listed in our Corporate Governance Guidelines. The Committee will determine, after discussion with the Chairman of the Board and other Board members, whether a candidate should continue to be considered. If a candidate warrants additional consideration, the Committee will interview the candidate. One or more members of the Committee and others, as appropriate, will perform candidate interviews. Once the evaluation and interviews are completed, the Committee will recommend to the Board whether the candidate should be appointed to the Board or proposed for election by stockholders and the Board will act on such recommendation.

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Communication to the Board

To foster better communication from our stockholders and other interested persons, we established a process for stockholders and others to communicate with the Audit Committee and the Board. The process has been approved by both the Audit Committee and the Board, and meets the requirements of the New York Stock Exchange, or NYSE, and the SEC. The methods of communication with the Board include telephone, mail, and e-mail.

888.312.2692 or 770.613.6348	Board of Directors c/o Director of Business Conduct Halliburton Company P.O. Box 42806 Houston, Texas 77242-2806	BoardofDirectors@halliburton.com

Our Director of Business Conduct, an employee, reviews all communications directed to the Audit Committee and the Board. The Chairman of the Audit Committee is promptly notified of any substantive communication involving accounting, internal accounting controls, or auditing matters. The Lead Independent Director is promptly notified of any other significant communications, and any board-related matters which are addressed to a named Director are promptly sent to that Director. Copies of all communications are available for review by any Director. It should be noted, however, that some items such as advertisements, business solicitations, junk mail, resumes, and any communication that is overly hostile, threatening, or illegal will not be forwarded to the Board. Concerns may be reported anonymously or confidentially. Confidentiality shall be maintained unless disclosure is:

•	required or advisable in connection with any governmental investigation or report;

•	in the interests of Halliburton, consistent with the goals of our Code of Business Conduct; or

•	required or advisable in our legal defense of the matter.

Information regarding these methods of communication is also on our website at www.halliburton.com.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

The thirteen nominees listed below are presently our Directors. In considering whether a current Director should be nominated for election as a Director, the Nominating and Corporate Governance Committee and the Board considered, among other matters, the expertise and experience of the Director, the annual performance evaluation of the Director, the Director’s attendance at, preparation for and engagement in Board and Committee meetings, the diversity of the Board, the tenure of the Director, and the overall distribution of tenure among Directors to ensure sufficient experience with the company’s operations, performance, and technology and the cycles of the oil and gas industry.

The common stock represented by properly executed and returned proxies will be voted to elect the thirteen nominees as Directors unless we receive contrary instructions. If any nominee is unwilling or unable to serve, favorable and uninstructed proxies will be voted for a substitute nominee designated by the Board. If a suitable substitute is not available, the Board will reduce the number of Directors to be elected. Each nominee has indicated approval of his or her nomination and his or her willingness to serve if elected. The Directors elected will serve for the ensuing year and until their successors are elected and qualify.

Information about Nominees for Director

Abdulaziz F. Al Khayyal Age: 63 Director Since: 2014 Halliburton Committees: Health, Safety and Environment; Nominating and Corporate Governance

Mr. Al Khayyal is the retired Senior Vice President of Industrial Relations of Saudi Arabian Oil Company (Saudi Aramco) (the world’s largest producer of crude oil). Mr. Al Khayyal served as Senior Vice President of Industrial Relations of Saudi Aramco from 2007 to 2014 and served as a director of Saudi Aramco from 2004 to 2014. Mr. Al Khayyal is a director of Marathon Petroleum Corporation (since 2016). The Board determined that Mr. Al Khayyal should be nominated for election as a Director because of his exceptional oil and gas knowledge, including significant international business experience in the energy industry, and his executive experience with the world’s largest producer of crude oil.

William E. Albrecht Age: 65 Director Since: 2016 Halliburton Committees: Compensation; Health, Safety and Environment

Mr. Albrecht has been the Non-Executive Chairman of the Board of California Resources Corporation (a publicly traded oil and natural gas exploration and production company) since 2016. Mr. Albrecht served as Executive Chairman of the Board of California Resources Corporation from 2014 to 2016, Vice President of Occidental Petroleum Corporation from 2008 to 2014, President of Oxy Oil & Gas, Americas from 2012 to 2014, and President of Oxy Oil & Gas, USA from 2008 to 2012. Mr. Albrecht is a director of Rowan Companies plc (since 2015). The Board determined that Mr. Albrecht should be nominated for election as a Director because of his extensive experience in the domestic oil and natural gas industry and his executive experience with a public oil and gas exploration and production company.

Alan M. Bennett Age: 66 Director Since: 2006 Halliburton Committees: Audit (Chair); Nominating and Corporate Governance

Mr. Bennett is the retired President and Chief Executive Officer of H&R Block, Inc. (a tax and financial services provider). Mr. Bennett served as the President and Chief Executive Officer of H&R Block, Inc. from 2010 to 2011, the Interim Chief Executive Officer of H&R Block, Inc. from 2007 to 2008, and the Senior Vice President and Chief Financial Officer of Aetna, Inc. from 2001 to 2007. Mr. Bennett is a director of Fluor Corporation (since 2011) and TJX Companies, Inc. (since 2007), and is a former director of H&R Block, Inc. (2008-2011). The Board determined that Mr. Bennett should be nominated for election as a Director because of his financial expertise, ranging from internal audit to corporate controller to chief financial officer of a large, public company. He is a certified public accountant and also has chief executive officer experience.

James R. Boyd Age: 70 Director Since: 2006 Halliburton Committees: Audit; Compensation (Chair)

Mr. Boyd is the retired Chairman of the Board of Arch Coal, Inc. (one of the largest United States coal producers). Mr. Boyd served as a director of Arch Coal, Inc. from 1990 to 2013, and as Chairman of the Board of Arch Coal, Inc. from 1998 to 2006. The Board determined that Mr. Boyd should be nominated for election as a Director because of his experience as chairman and lead director of a large, public company and his career experience in corporate business development, operations, and strategic planning.

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Milton Carroll Age: 66 Director Since: 2006 Halliburton Committees: Compensation; Nominating and Corporate Governance

Mr. Carroll has been the Executive Chairman of the Board of CenterPoint Energy, Inc. (a public utility holding company) since 2013. Mr. Carroll served as the Non-Executive Chairman of the Board of CenterPoint Energy, Inc., from 2002 to 2013. Mr. Carroll is a director of Western Gas Holdings, LLC, the general partner of Western Gas Partners L.P. (since 2008). Mr. Carroll has served as Chairman of Health Care Service Corporation (a customer-owned health insurance company) since 2002. Mr. Carroll is a former director of LRE GP, LLC, the general partner of LRR Energy, L.P. (2011-2014) and LyondellBasell Industries (2010-2016). The Board determined that Mr. Carroll should be nominated for election as a Director because of his public company board experience as an independent director and his knowledge of the oil and natural gas services industry.

Nance K. Dicciani Age: 69 Director Since: 2009 Halliburton Committees: Audit; Health, Safety and Environment

Ms. Dicciani has been the Non-Executive Chair of the Board of AgroFresh Solutions, Inc. (a global leader in advanced proprietary technologies for the horticultural market) since 2016. Ms. Dicciani served as Interim Co-Principal Executive Officer of AgroFresh Solutions, Inc. from March 2016 to October 2016. Ms. Dicciani served as the President and Chief Executive Officer of Honeywell International Specialty Materials (a diversified technology and manufacturing company) from 2001 to 2008. Ms. Dicciani is a director of Praxair, Inc. (since 2008), LyondellBasell Industries (since 2013), and ArgoFresh Solutions, Inc. (since 2015). Ms. Dicciani is a former director of Rockwood Holdings, Inc. (2008-2014). The Board determined that Ms. Dicciani should be nominated for election as a Director because of her technical expertise in the chemical industry, her international operations expertise, and her executive experience as a chief executive officer of a multi-billion dollar strategic business group of a major multinational corporation.

Murry S. Gerber Age: 64 Director Since: 2012 Halliburton Committees: Audit; Compensation

Mr. Gerber is the retired Executive Chairman of the Board of EQT Corporation (a leading producer of unconventional natural gas). Mr. Gerber served as the Executive Chairman of the Board of EQT Corporation from 2010 to 2011, the Chairman and Chief Executive Officer of EQT Corporation from 2000 to 2010, and the Chief Executive Officer and President of EQT Corporation from 1998 to 2007. Mr. Gerber is a director of BlackRock, Inc. (since 2000) and United States Steel Corporation (since 2012). The Board determined that Mr. Gerber should be nominated for election as a Director because of his executive leadership skills and his extensive business experience in the energy industry and domestic unconventional oil and natural gas basins.

José C. Grubisich Age: 60 Director Since: 2013 Halliburton Committees: Audit; Health, Safety and Environment

Mr. Grubisich has been the Chief Executive Officer of Eldorado Brasil Celulose (a leader in the world cellulose market) since 2012. Previously, Mr. Grubisich served as President and Chief Executive Officer of ETH Bioenergia S.A. (an integrated producer of ethanol and electricity from biomass) from 2008 to 2012. Mr. Grubisich is a director of Vallourec S.A. (since 2012). The Board determined that Mr. Grubisich should be nominated for election as a Director because of his significant international business experience in Latin America and his executive leadership experience.

David J. Lesar Age: 63 Director Since: 2000 (Chairman)

Mr. Lesar is our Chairman of the Board and Chief Executive Officer. He served as our Chairman, President and Chief Executive Officer from 2000 to 2014. Mr. Lesar is a former director of Agrium, Inc. (2010-2015). The Board determined that Mr. Lesar should be nominated for election as a Director because of his industry expertise, financial expertise, and in-depth knowledge of Halliburton and its business.

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Robert A. Malone Age: 65 Director Since: 2009 Halliburton Committees: Compensation; Health, Safety and Environment (Chair)

Mr. Malone has been the Executive Chairman, President and Chief Executive Officer of First Sonora Bancshares, Inc. (a bank holding company) since 2014. Previously, Mr. Malone served as the President and Chief Executive Officer of The First National Bank of Sonora, Texas (a community bank owned by First Sonora Bancshares, Inc.) from 2009 to 2014. Mr. Malone was an Executive Vice President of BP plc and Chairman of the Board and President, BP America Inc. (one of the nation’s largest producers of oil and natural gas) from 2006 to 2009. Mr. Malone is the Non-Executive Chairman of the Board of Peabody Energy Corporation (since 2016) and director (since 2009), and director of Teledyne Technologies Incorporated (since 2015). The Board determined that Mr. Malone should be nominated for election as a Director because of his industry expertise and his executive leadership experience, including crisis management and safety performance.

J. Landis Martin Age: 71 Director Since: 1998 Halliburton Committees: Health, Safety and Environment; Nominating and Corporate Governance

Mr. Martin is the founder of Platte River Equity (a private equity firm) and has served as its Managing Director since 2005. Previously, Mr. Martin was the Chairman, from 1989 to 2005, and Chief Executive Officer, from 1995 to 2005, of Titanium Metals Corporation. Mr. Martin serves as our Lead Independent Director. Mr. Martin is the Lead Director of Apartment Investment and Management Company (director since 1994), the Chairman of Crown Castle International Corporation (since 2002) and director (since 1999), and the Lead Director of Intrepid Potash, Inc. (since 2008). The Board determined that Mr. Martin should be nominated for election as a Director because of his industry expertise, his executive and board leadership experience, and his knowledge of our operations.

Jeffrey A. Miller Age: 53 Director Since: 2014

Mr. Miller has been our President and a Director since 2014. Mr. Miller was our Executive Vice President and Chief Operating Officer from 2012 to 2014. Mr. Miller also served as Senior Vice President Global Business Development and Marketing from 2011 to 2012. Mr. Miller is a director of Atwood Oceanics, Inc. (since 2013). The Board determined that Mr. Miller should be nominated for election as a Director because of his strong executive experience, and extensive expertise in global operations, business development, and marketing.

Debra L. Reed Age: 60 Director Since: 2001 Halliburton Committees: Compensation; Nominating and Corporate Governance (Chair)

Ms. Reed has been the Chief Executive Officer of Sempra Energy (an energy infrastructure and regulated holding company) since 2011 and has served as Chairman of the Board of Sempra Energy since 2012. Previously, Ms. Reed was the Executive Vice President of Sempra Energy from 2010 to 2011, and the President and Chief Executive Officer of Southern California Gas Company, and San Diego Gas & Electric Company from 2006 to 2010. Ms. Reed is a director of Caterpillar Inc. (since 2015) and is a former director of Avery Dennison Corporation (2009-2011). The Board determined that Ms. Reed should be nominated for election as a Director because of her executive, operational, financial, and administrative expertise, her years of experience with energy infrastructure operations, and her experience as an independent director on public company boards.

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DIRECTORS’ COMPENSATION

Directors’ Fees

All non-management Directors receive an annual retainer of $115,000. The Lead Independent Director receives an additional annual retainer of $25,000 and the chairperson of each committee also receives an additional annual retainer for serving as chair as follows: Audit - $20,000; Compensation - $20,000; Health, Safety and Environment - $15,000; and Nominating and Corporate Governance - $15,000. Non-management Directors are permitted to defer all or part of their fees under the Directors’ Deferred Compensation Plan described below.

Directors’ Equity Awards

Each non-management Director receives an annual equity award with a value of approximately $185,000 consisting of restricted stock units (RSUs), each of which represents the right to receive a share of common stock at a future date. The actual number of RSUs is determined by dividing $185,000 by the average of the closing price of our common stock on the NYSE on each business day during the month of July. These annual awards are made on or about the first of August of each year. The value of the award may be more or less than $185,000 based on the closing price of our common stock on the NYSE on the date of the award in August. Non-management Directors are permitted to defer all of their RSUs under the Directors’ Deferred Compensation Plan.

Additionally, when a non-management Director first joins the Board, he or she receives an equity award shortly thereafter of RSUs equal to a prorated value of the annual equity award of $185,000. The factor used to determine the prorated award is the number of whole months of service from the beginning of the month in which Board service begins to the following first of August divided by 12. The number of RSUs awarded is determined by dividing the prorated award amount by the average of the closing price of our common stock on the NYSE on each business day during the month immediately preceding the Director joining the Board.

Directors may not sell, assign, pledge, otherwise transfer, or encumber restricted shares (which were previously granted to non-management Directors) or RSUs until the restrictions are removed. Restrictions on RSUs lapse 25% a year over four years of service with the applicable underlying shares of common stock distributed annually to the non-management Director unless the Director elected to defer receipt of the shares under the Directors’ Deferred Compensation Plan. Except as provided in the next sentence, if a non-management Director has a separation of service from the Board before completing four years of service since the applicable award date, any unvested RSUs would be forfeited. Restrictions on restricted shares and RSUs lapse following termination of Board service only under specified circumstances, which may include, subject to the Board’s discretion, death or disability, retirement under the Director mandatory retirement policy, or early retirement after at least four years of service.

During the restriction period, Directors have the right to (i) vote restricted shares, but not shares underlying RSUs, and (ii) receive dividends or dividend equivalents in cash on restricted shares and RSUs that are not subject to a deferral election. RSUs that are subject to a deferral election receive dividend equivalents under the Directors’ Deferred Compensation Plan.

Directors’ Deferred Compensation Plan

The Directors’ Deferred Compensation Plan is a nonqualified deferred compensation plan and participation is completely voluntary. Under the plan, non-management Directors are permitted to defer all or part of their retainer fees and all of the shares of common stock underlying their RSUs when they vest. If a non-management Director elects to defer retainer fees under the plan, then the Director may elect to have his or her deferred fees accumulate under an interest-bearing account or translate on a quarterly basis into Halliburton common stock equivalent units (SEUs) under a stock equivalents account. If a non-management Director elects to defer receipt of the shares of common stock underlying his or her RSUs when they vest, then those shares are retained as deferred RSUs under the plan. The interest-bearing account is credited quarterly with interest at the prime rate of Citibank, N.A. The stock equivalents account and deferred RSUs are credited quarterly with dividend equivalents based on the same dividend rate as Halliburton common stock and those amounts are translated into additional SEUs or RSUs, respectively.

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After a Director’s retirement, distributions under the plan are made to the Director in a single distribution or in annual installments over a 5- or 10-year period as elected by the Director. Distributions under the interest-bearing account are made in cash, while distributions of SEUs under the stock equivalents account and deferred RSUs are made in shares of Halliburton common stock. Ms. Dicciani, Ms. Reed, and Messrs. Al Khayyal, Bennett, Boyd, and Carroll have elected to defer all or part of their retainer fees under the plan. Ms. Dicciani, Ms. Reed, and Messrs. Al Khayyal, Albrecht, Bennett, Boyd, Carroll, Grubisich, and Martin have elected to defer all of their RSUs under the plan.

Directors’ Stock Ownership Requirements

We have stock ownership requirements for all non-management Directors to further align their interests with our stockholders. As a result, all non-management Directors are required to own Halliburton common stock in an amount equal to or in excess of the greater of (A) the cash portion of the Director’s annual retainer for the five-year period beginning on the date the Director is first elected to the Board or (B) $500,000. The Nominating and Corporate Governance Committee reviews the holdings of all non-management Directors, which include restricted shares, other Halliburton common stock, and RSUs owned by the Director, at each May meeting. Each non-management Director has five years to meet the requirements, measured from the date he or she is first elected to the Board. Each non-management Director currently meets the stock ownership requirements or is on track to do so within the requisite five-year period.

Director Clawback Policy

We have a clawback policy under which we will seek, in all appropriate cases, to recoup incentive compensation paid to, awarded to, or credited for the benefit of a Director, if and to the extent that:

•	it is determined that, in connection with the performance of that Director’s duties, he or she substantially participated in a breach of a fiduciary duty arising from a material violation of a U.S. federal or state law, or recklessly disregarded his or her duty to exercise reasonable oversight; or

•	the Director is named as a defendant in a law enforcement proceeding for having substantially participated in a breach of a fiduciary duty arising from a material violation of a U.S. federal or state law, the Director disagrees with the allegations relating to the proceeding, and either (A) we initiate a review and determine that the alleged action is not indemnifiable or (B) the Director does not prevail at trial, enters into a plea arrangement, agrees to the entry of a final administrative or judicial order imposing sanctions, or otherwise admits to the violation in a legal proceeding.

Depending on the circumstances described above, the disinterested members of the Board, the disinterested members of the Compensation Committee, and/or the disinterested members of the Nominating and Corporate Governance Committee may be involved in reviewing, considering, and making determinations regarding the Director’s alleged conduct, whether recoupment is appropriate or required, and the type and amount of incentive compensation to be recouped from the Director.

The policy also provides that, to the extent permitted by applicable law and not previously disclosed in a filing with the SEC, we will disclose in our proxy statement the circumstances of any recoupment arising under the policy or that there has not been any recoupment pursuant to the policy for the prior calendar year. There was no recoupment under the policy in 2016.

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Charitable Contributions and Other Benefits

Matching Gift Programs

To further our support for charities, Directors may participate in the Halliburton Foundation’s matching gift programs for educational institutions, not-for-profit hospitals, and medical foundations. For each eligible contribution, the Halliburton Foundation makes a contribution of 2.25 times the amount contributed by the Director, subject to approval by its Trustees. The maximum aggregate of all contributions each calendar year by a Director eligible for matching is $50,000, resulting in a maximum aggregate amount contributed annually by the Halliburton Foundation in the form of matching gifts of up to $112,500 for any Director who participates in the programs. Neither the Halliburton Foundation nor we have made a charitable contribution, within the preceding three years, to any charitable organization in which a Director serves as an employee or an immediate family member of the Director serves as an executive officer that exceeds in any single year the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

Accidental Death and Dismemberment

We offer an optional accidental death and dismemberment policy for non-management Directors for individual coverage or family coverage with a benefit per Director of up to $250,000 and lesser amounts for family members. Ms. Dicciani and Messrs. Carroll, Gerber, and Malone elected individual coverage at a cost of $184 annually. Messrs. Al Khayyal, Albrecht, Grubisich, and Martin elected family coverage at a cost of $207 annually. These premiums are included in the All Other Compensation column of the 2016 Director Compensation table for those who participate.

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2016 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Abdulaziz F. Al Khayyal	115,000	176,604	0	7,554	299,158
William E. Albrecht(1)	54,063	192,668	0	1,840	248,571
Alan M. Bennett	135,000	176,604	0	158,875	470,479
James R. Boyd	135,000	176,604	0	139,128	450,732
Milton Carroll	115,000	176,604	0	45,846	337,450
Nance K. Dicciani	115,000	176,604	0	145,348	436,952
Murry S. Gerber	115,000	176,604	0	121,053	412,657
José C. Grubisich	115,000	176,604	0	10,843	302,447
Robert A. Malone	130,000	176,604	0	130,300	436,904
J. Landis Martin	140,000	176,604	0	38,937	355,541
Debra L. Reed	130,000	176,604	0	116,010	422,614

(1)	Mr. Albrecht joined the Board on July 12, 2016.

Fees Earned or Paid In Cash. The amounts in this column represent retainer fees earned in fiscal year 2016, but not necessarily paid in 2016. Refer to the section Directors’ Fees for information on annual retainer fees.

Stock Awards. The amounts in the Stock Awards column reflect the grant date fair value of RSUs awarded in 2016. We calculate the fair value of equity awards by multiplying the number of RSUs granted by the closing stock price as of the award’s grant date.

The number of restricted shares, RSUs, and SEUs held at December 31, 2016 by non-management Directors are:

Name	Restricted Shares	RSUs	SEUs
Abdulaziz F. Al Khayyal	0	11,301	2,642
William E. Albrecht	0	4,560	0
Alan M. Bennett	25,236	20,906	22,559
James R. Boyd	25,236	20,906	36,359
Milton Carroll	20,271	20,906	24,759
Nance K. Dicciani	14,843	20,906	13,555
Murry S. Gerber	2,000	9,721	0
José C. Grubisich	0	17,012	0
Robert A. Malone	14,843	9,721	0
J. Landis Martin	35,162	20,906	0
Debra L. Reed	33,562	20,906	17,078

Change in Pension Value and Nonqualified Deferred Compensation Earnings. None of the Directors had a change in pension value or nonqualified deferred compensation earnings that represented above market earnings in 2016.

All Other Compensation. This column includes compensation related to the matching gift programs under the Halliburton Foundation, the Accidental Death and Dismemberment program, dividends or dividend equivalents in cash on restricted shares or RSUs, and dividend equivalents associated with the Directors’ Deferred Compensation Plan.

Directors who participated in the matching gift programs under the Halliburton Foundation and the corresponding match provided by the Halliburton Foundation are: Mr. Bennett - $112,500; Mr. Boyd - $82,913; Ms. Dicciani - $112,500; Mr. Gerber - $112,500; Mr. Malone - $112,500; and Ms. Reed - $67,500. The amounts reflected indicate matching payments made by the Halliburton Foundation in 2016.

Directors who participated in the Accidental Death and Dismemberment program and incurred imputed income for the benefit amount of $184 for individual coverage and $207 for family coverage are: Mr. Al Khayyal - $207; Mr. Albrecht - $207; Mr. Carroll - $184; Ms. Dicciani -$184; Mr. Gerber - $184; Mr. Grubisich - $207; Mr. Malone - $184; and Mr. Martin - $207.

Directors who received dividends or dividend equivalents in cash on restricted shares or RSUs held on Halliburton record dates are: Mr. Bennett - $18,170; Mr. Boyd - $18,170; Mr. Carroll - $14,595; Ms. Dicciani - $10,687; Mr. Gerber - $8,369; Mr. Malone - $17,616; Mr. Martin - $25,317; and Ms. Reed - $24,165.

Directors who received dividend equivalents attributable to their stock equivalents account under the Directors’ Deferred Compensation Plan are: Mr. Al Khayyal - $783; Mr. Bennett - $14,792; Mr. Boyd - $24,632; Mr. Carroll - $17,654; Ms. Dicciani - $8,564; and Ms. Reed - $10,932.

Directors who received dividend equivalents attributable to their deferred RSUs under the Directors’ Deferred Compensation Plan are: Mr. Al Khayyal - $6,564; Mr. Albrecht - $1,633; Mr. Bennett - $13,413; Mr. Boyd - $13,413; Mr. Carroll - $13,413; Ms. Dicciani - $13,413; Mr. Grubisich - $10,636; Mr. Martin - $13,413; and Ms. Reed - $13,413.

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STOCK OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of holdings and transactions in Halliburton stock with the SEC and the NYSE. Based on our records and other information, we believe that in 2016 our Directors and our officers who are subject to Section 16 met all applicable filing requirements.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth beneficial ownership information about persons or groups that own or have the right to acquire more than 5% of our common stock, based on information contained in Schedules 13G filed with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	49,788,136	(1)	5.8%
Capital Research Global Investors 333 South Hope Street, Los Angeles, CA 90071	61,294,490	(2)	7.0%
State Street Corporation State Street Financial Center, One Lincoln Street, Boston, MA 02111	43,511,287	(3)	5.0%
The Vanguard Group 100 Vanguard Blvd, Malvern, PA 19355	56,260,330	(4)	6.5%

(1)	BlackRock, Inc. is a parent holding company and is deemed to be the beneficial owner of 49,788,136 shares. BlackRock has sole power to vote or to direct the vote of 41,780,056 shares and has sole power to dispose or to direct the disposition of 49,738,385 shares. BlackRock has shared power to vote or to direct the vote, and shared power to dispose or to direct the disposition of 49,751 shares.

(2)	Capital Research Global Investors is a financial services company and is deemed to be the beneficial owner of 61,294,490 shares. Capital Research Global Investors has sole power to vote or to direct the vote, and sole power to dispose or to direct the disposition of 61,294,490 shares.

(3)	State Street Corporation is a financial services holding company and is deemed to be the beneficial owner of 43,511,287 shares. State Street Corporation has shared power to vote or to direct the vote, and shared power to dispose or to direct the disposition of 43,511,287 shares.

(4)	The Vanguard Group is an investment adviser and is deemed to be the beneficial owner of 56,260,330 shares. The Vanguard Group has sole power to vote or to direct the vote of 1,363,684 shares and has sole power to dispose or to direct the disposition of 54,703,589 shares. The Vanguard Group has shared power to vote or to direct the vote of 205,402 shares and has shared power to dispose or to direct the disposition of 1,556,741 shares.

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The following table sets forth information, as of March 6, 2017, regarding the beneficial ownership of our common stock by each Director, each Named Executive Officer, and by all Directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner or Number of Persons in Group	Sole Voting and Investment Power (1) (2)		Shared Voting or Investment Power		Percent of Class
Abdulaziz F. Al Khayyal	0				*
William E. Albrecht	0				*
Alan M. Bennett	27,236				*
James R. Boyd	47,236				*
James S. Brown	390,565				*
Milton Carroll	20,271				*
Nance K. Dicciani	19,843				*
Murry S. Gerber	51,451				*
José C. Grubisich	0				*
David J. Lesar	1,289,544		71,469	(3)	*
Robert A. Malone	25,231				*
J. Landis Martin	96,764	(4)			*
Mark A. McCollum	327,728				*
Jeffrey A. Miller	466,003				*
Joe D. Rainey	307,492				*
Debra L. Reed	33,562				*
Shares owned by all current Directors and executive officers as a group (22 persons)	4,075,664				*

*	Less than 1% of shares outstanding.

(1)	The table includes shares of common stock eligible for purchase pursuant to outstanding stock options within 60 days of March 6, 2017 for the following: Mr. Brown – 231,434; Mr. Lesar – 774,401; Mr. McCollum – 122,735; Mr. Miller – 165,501; Mr. Rainey – 157,233; and six unnamed executive officers – 438,060. Until the options are exercised, these individuals will not have voting or investment power over the underlying shares of common stock, but will only have the right to acquire beneficial ownership of the shares through exercise of their respective options. The table also includes restricted shares of common stock over which the individuals have voting power but no investment power.

(2)	The table does not include restricted stock units (RSUs) held by non-management Directors or stock equivalent units (SEUs) held by non-management Directors under the Directors’ Deferred Compensation Plan for the following (RSUs/SEUs): Mr. Al Khayyal – 11,301 / 2,642; Mr. Albrecht – 4,560 / 0; Mr. Bennett – 20,906 / 22,559; Mr. Boyd – 20,906 / 36,359; Mr. Carroll – 20,906 / 24,759; Ms. Dicciani – 20,906 / 13,555; Mr. Gerber – 9,721 / 0; Mr. Grubisich – 17,012 / 0; Mr. Malone – 9,721 / 0; Mr. Martin – 20,906 / 0; and Ms. Reed – 20,906 / 17,078. Until the underlying shares of common stock are distributed with respect to the RSUs or SEUs, non-management Directors will not have voting or investment power over such shares. No shares of common stock with respect to RSUs will be distributed within 60 days of March 6, 2017, unless the Board in its discretion vests the RSUs upon a non-management Director’s separation of service from the Board. No shares of common stock with respect to SEUs will be distributed within 60 days of March 6, 2017, because such shares are distributed in January of the year following the year the non-management Director has a separation of service from the Board.

(3)	Shares held by Mr. Lesar’s spouse. Mr. Lesar disclaims the beneficial ownership of these shares.

(4)	Includes 61,602 shares held by Martin Enterprises LLC. Mr. Martin is the sole manager, and Mr. Martin and trusts (of which Mr. Martin is the sole trustee) formed solely for the benefit of his children, are the sole members of Martin Enterprises LLC.

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PROPOSAL NO. 2	RATIFICATION OF THE SELECTION OF AUDITORS

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the principal independent public accountants retained to audit our financial statements. The Audit Committee and Board have approved the appointment of KPMG LLP as our principal independent public accountants to examine our financial statements for the year ending December 31, 2017, and a resolution will be presented at the Annual Meeting to ratify this appointment.

KPMG began serving as our principal independent public accountants for the year ended December 31, 2002. The current appointment was made based on a careful review by the Audit Committee of KPMG’s qualification to continue to serve as independent public accountants for us, including the nature and extent of non-audit services performed by KPMG and other factors required to be considered when assessing KPMG’s independence from Halliburton and its management. In order to assure continued auditor independence, the Audit Committee periodically considers whether there should be a rotation of the principal independent public accountants. Further, in conjunction with the mandated rotation of the firm’s lead engagement partner, the Audit Committee and its Chairman are involved in the process for selecting KPMG’s new lead engagement partner. The Audit Committee and Board believe that the continued retention of KPMG to serve as our principal independent public accountants is in the best interests of Halliburton and our stockholders.

Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

The affirmative vote of the holders of a majority of the shares of our common stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal.

If the stockholders do not ratify the selection of KPMG, the Board will reconsider the selection of independent public accountants.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as principal independent public accountants to examine our financial statements and books and records for the year ending December 31, 2017.

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AUDIT COMMITTEE REPORT

We operate under a written charter, a copy of which is available on Halliburton’s website at www.halliburton.com. As required by the charter, we review and reassess the charter annually and recommend any changes to the Board for approval.

Halliburton’s management is responsible for preparing Halliburton’s financial statements and the principal independent public accountants are responsible for auditing those financial statements. The Audit Committee’s role is to provide oversight of management in carrying out management’s responsibility and to appoint, compensate, retain, and oversee the work of the principal independent public accountants. The Audit Committee is not providing any expert or special assurance as to Halliburton’s financial statements or any professional certification as to the principal independent public accountants’ work.

In fulfilling our oversight role for the year ended December 31, 2016, we:

•	reviewed and discussed Halliburton’s audited financial statements with management;

•	discussed with KPMG LLP, Halliburton’s principal independent public accountants, the matters required by Auditing Standard 1301 relating to the conduct of the audit;

•	received from KPMG the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding KPMG’s independence; and

•	discussed with KPMG its independence and reviewed other matters required to be considered under Securities and Exchange Commission rules regarding KPMG’s independence.

Based on our:

•	review of the audited financial statements;

•	discussions with management;

•	discussions with KPMG; and

•	review of KPMG’s written disclosures and letter,

we recommended to the Board that the audited financial statements be included in Halliburton’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Alan M. Bennett

James R. Boyd

Nance K. Dicciani

Murry S. Gerber

José C. Grubisich

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FEES PAID TO KPMG LLP

During 2016 and 2015, we incurred the following fees for services performed by KPMG LLP.

	2016	2015
	(In millions)	(In millions)
Audit fees	$10.5	$13.0
Audit-related fees	0.2	0.2
Tax fees	3.5	3.6
TOTAL	$14.2	$16.8

Audit Fees

Audit fees represent the aggregate fees for professional services rendered by KPMG for the integrated audit of our annual financial statements for the fiscal years ended December 31, 2016 and December 31, 2015. Audit fees also include the audits of many of our subsidiaries in regards to compliance with statutory requirements in foreign countries, and reviews of our financial statements included in the Forms 10-Q we filed during fiscal years 2016 and 2015.

Audit-Related Fees

Audit-related fees were incurred for assurance and related services that are traditionally performed by the independent auditor. These services primarily include attestation engagements required by contractual or regulatory provisions and employee benefit plan audits.

Tax Fees

The aggregate fees for tax services primarily consisted of international tax compliance and tax return services related to our expatriate employees. In 2016, tax compliance and preparation fees total $2.3 million and tax advisory fees total $1.2 million and in 2015, tax compliance and preparation fees total $2.4 million and tax advisory fees total $1.2 million.

Fee Approval Policies and Procedures

The Audit Committee has established a written policy that requires the approval by the Audit Committee of all services provided by KPMG as the principal independent public accountants that examine our financial statements and books and records and of all audit services provided by other independent public accountants. Prior to engaging KPMG for the annual audit, the Audit Committee reviews a Principal Independent Public Accountants Auditor Services Plan. KPMG then performs services throughout the year as approved by the Committee. KPMG reviews with the Committee, at least quarterly, a projection of KPMG’s fees for the year. Periodically, the Audit Committee approves revisions to the plan if the Committee determines changes are warranted. Our Audit Committee also considered whether KPMG’s provision of tax services as reported above are compatible with maintaining KPMG’s independence as our principal independent public accountants. All of the fees described above for services provided by KPMG to us were approved in accordance with the policy.

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PROPOSAL NO. 3	ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, our stockholders are being presented with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. As approved by our stockholders at the 2011 Annual Meeting of Stockholders, consistent with our Board’s recommendation, we are submitting this proposal for a non-binding vote on an annual basis.

As described in detail under Compensation Discussion and Analysis, our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder returns. Please read Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal year 2016 compensation of our named executive officers.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure the programs achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. We believe our executive compensation program achieves the following objectives identified in Compensation Discussion and Analysis:

•	Provide a clear and direct relationship between executive pay and our performance on both a short-term and long-term basis;

•	Emphasize operating performance drivers;

•	Link executive pay to measures that drive stockholder returns;

•	Support our business strategies; and

•	Maximize the return on our human resource investment.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement and ask that our stockholders vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Halliburton’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”

The say-on-pay vote is advisory and, therefore, not binding on us, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the named executive officers’ compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this Compensation Discussion and Analysis, we review the objectives and elements of Halliburton’s executive compensation program and discuss the 2016 compensation earned by our Named Executive Officers, or NEOs.

For 2016, our NEOs were:

Name	Age	Occupation	Since
David J. Lesar	63	Chairman of the Board and Chief Executive Officer	2000
Mark A. McCollum(1) (2)	58	Executive Vice President and Chief Financial Officer	2008
James S. Brown	62	President - Western Hemisphere	2008
Jeffrey A. Miller	53	President	2012
Joe D. Rainey	60	President - Eastern Hemisphere	2011
Christian A. Garcia(1)	53	Retired Senior Vice President, Finance	2015
(1)	Effective as of July 1, 2016, Halliburton’s Board of Directors appointed Mr. McCollum to the role of Executive Vice President and Chief Financial Officer, a role he held prior to being appointed Chief Integration Officer during the pendency of the proposed acquisition of Baker Hughes Incorporated. Also effective July 1, 2016, Mr. Garcia, Senior Vice President of Finance and Acting Chief Financial Officer, stepped down from the chief financial officer role and became Senior Vice President, Finance. Effective August 1, 2016, Mr. Garcia retired from Halliburton.
(2)	Effective as of March 7, 2017, Mr. McCollum resigned his position as our Chief Financial Officer and as an employee.

2016 Overview

As a result of the historic industry downturn, 2016 was a very challenging year for our business. The sustained headwinds, difficult market conditions, and depressed commodity prices during the performance year played an integral role in the decisions the Compensation Committee, or Committee, made when establishing compensation opportunities in 2016 for the NEOs.

Despite the deteriorated market conditions, volatile business, and regulatory landscape, our company persevered. The diligence of the senior leadership team and remarkable execution by our employees worldwide, combined with the rigorous goals set by the Committee to keep management focused on creating long-term value for our stockholders, drove solid results for the 2016 performance year:

•	We generated $15.9 billion of total company revenue, which was negatively impacted by lower activity levels and continued pricing pressure around the globe. We gained significant North America market share through the downturn by demonstrating to our customers the benefits of our efficiency and technology, coming out of the downturn with our highest North America market share in history.

•	We continued to execute a structural global cost savings initiative to improve our operating results and mitigate the industry downturn primarily through headcount reductions and consolidations of facilities.

•	We focused on operating cash flow execution, generating almost $1 billion of cash during the second half of 2016. This was driven by improved working capital metrics, including a significant reduction of days sales outstanding, as well as tax refunds collected from our carry back of net operating losses recognized in previous periods.

•	We maintained our dividend rate throughout the year, paying approximately $620 million in dividends to our stockholders.

•	We quickly adapted to market conditions by reducing our capital expenditures by over 60% from 2015.

•	Our stock price improved dramatically, outperforming the S&P 500 index and our peers.

It is against this backdrop that the Committee made its compensation decisions for the 2016 performance year. During 2015, the Committee, with the support of management, had reduced the base salaries of our executives. The Committee kept base salaries frozen throughout 2016 at the reduced 2015 levels, with one exception noted in Base Salary below. The Committee further exercised its discretion to significantly lower the annual incentive award opportunities for our NEOs, even though there was no annual incentive award payout in 2015, a year in which 15 of the 18 companies in our comparator peer group paid bonuses.

Even though base salaries had been reduced, then frozen, for twenty-one months, there were no annual incentive payouts for the NEOs in 2015, and significant reductions were made in management’s short-term incentive opportunities in 2016, we executed our strategy. The Committee believes that the ongoing commitment of our senior leadership team to strategically manage through continued market uncertainty and challenging business conditions has positioned us for a recovery and long-term success.

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The graph below depicts the outperformance of our common stock in 2016 relative to the market price of the S&P 500 and Philadelphia Oil Service (OSX) indices, in addition to the West Texas Intermediate (WTI) price of crude oil and the global rig count.

Results of 2016 Advisory Vote on Executive Compensation

In accordance with our stockholders’ preference, we submit our executive compensation program to an advisory vote annually. In 2016, our compensation program received the support of 74% of the total votes cast at our annual meeting. The Committee determined that the overall structure of the compensation program was sound, though it had taken action to reduce base salaries and reduce short-term incentive opportunities as described in this Compensation Discussion and Analysis. The Committee continues to believe that our compensation program closely aligns the interests of both company management and our stockholders.

Halliburton’s Executive Compensation Objectives and Practices

Our executive compensation program is designed to achieve the following objectives:

•	Provide a clear and direct relationship between executive pay and our performance on both a short-term and long-term basis;

•	Emphasize operating performance drivers;

•	Link executive pay to measures that drive stockholder returns;

•	Support our business strategies; and

•	Maximize the return on our human resource investment.

These objectives serve to assure our long-term success and are built on the following compensation principles:

•	Executive compensation is managed from a total compensation perspective (i.e., base salary, short- and long-term incentives, and retirement are reviewed altogether).

•	While each component of the total compensation package is analyzed in order to determine that compensation opportunities for our NEOs are competitive and market-driven, as explained in this Compensation Discussion and Analysis, the Committee used its discretion to freeze already reduced base salaries and to significantly lower the annual incentive award opportunities for our executives.

•	All elements of compensation are compared to the total compensation packages of a comparator peer group, which includes both competitors and companies representing general industry that reflect the markets in which we compete for business and people.

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Summary of our Executive Compensation Practices

Compensation Practice	Pursued at Halliburton?	More information
Pay for performance	YES. The majority of our NEO compensation is performance based.	p28
Alignment between long-term objectives and the creation of stockholder value	YES. Long-term incentives are at-risk and reward the achievement of value creation and performance goals while aligning management with stockholders’ interests.	p32
Benchmarking against a relevant peer group	YES. The Compensation Committee reviews market data for peer group companies as well as general industry surveys.	p27
Independent, External Compensation Consultant	YES. Pearl Meyer provides executive compensation consulting services to the Committee.	p27
Stock Ownership Requirements	YES. Robust executive and director stock ownership requirements.	p14 and 36
Hedging and Pledging Policy	YES. Executives and directors are prohibited from hedging and pledging company stock, except for charitable donation purposes.	p36
Clawback Policy	YES. Our policy provides for the forfeiture, recovery, or reimbursement of incentive plan awards. We also will report to stockholders if any clawback occurred.	p14 and 35
Annual “Say on Pay” vote	YES. Support of 74% of the total votes cast at our 2016 annual meeting.	p24
Repricing of underwater stock options	NO. We prohibit repricing.	p52
Exchange underwater options	NO. We prohibit the buyout or exchange of underwater options.
Liberal stock or option recycling	NO. We prohibit liberal stock and option recycling.	p52
Excise tax gross-ups	NO. We do not provide for excise tax gross-ups.	p46
Guaranteed bonuses or uncapped incentives	NO. We do not provide guaranteed bonuses or uncapped incentives.

Elements of our Executive Compensation Program for Fiscal 2016

Halliburton’s executive compensation program is composed of base salary, short-term incentives, and long-term incentives, each of which is described below:

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As illustrated below, the majority of our CEO’s and NEOs’ total direct compensation opportunity is performance-based, at-risk, and long-term. The graphs depict the mix of total direct compensation set for our NEOs during 2016 and assumes plan performance levels are achieved.

(1)	Reflects the compensation mix for named executive officers other than Mr. Garcia who ceased serving as an executive officer on July 1, 2016.

Executive Compensation Procedures

Our compensation procedures guide the actions taken by the Committee. This ensures consistency from year to year and adherence to the responsibilities listed in the Committee’s Charter. The Committee reviews and approves total compensation annually, which includes:

•	Selecting and engaging an independent, external compensation consultant;

•	Identifying the comparator peer group companies;

•	Reviewing market data on benchmark positions; and

•	Reviewing performance results against operating plans and our comparator peer group.

These procedures are used to make the final determination of total compensation for our NEOs.

Our internal stock nomination process under the Halliburton Company Stock and Incentive Plan, or the Stock and Incentive Plan, ensures that all award grant dates are prospective and not retroactive. For NEOs, the grant date is the day the Committee determines annual compensation actions, generally in December of each year. However, awards may be approved by the Committee throughout the year as they determine, such as for retention or performance purposes. Exercise prices for stock options are set at the closing stock price on the date of the approved grant.

Role of the CEO in Setting Compensation

The CEO does not provide recommendations concerning his own compensation, nor is he present when his compensation is discussed by the Committee. The Committee, with input from its independent, external compensation consultant, discusses the elements of his compensation in executive session and makes a recommendation to all of the non-management members of the Board for discussion and final approval. At the Committee’s request, a member of our management team may attend the executive session to answer questions from the Committee.

The CEO does, however, assist the Committee in setting executive compensation for the other NEOs. He and the independent, external compensation consultant to the Committee are guided by our compensation principles. They also consider current business conditions.

The following recommendations are made to the Committee for each NEO:

•	Base salary adjustments, taking into account comparator peer group data, and the NEO’s individual performance and role within the company.

•	Performance measures, target goals, and award schedules for short-term incentive opportunities under our Annual Performance Pay Plan, with performance targets being set relative to the projected business cycle and business plan.

•	Long-term incentive awards made under the Stock and Incentive Plan, including developing and providing specific recommendations to the Committee on the aggregate number and types of shares to be awarded annually, reviewing the rationale and guidelines for annual stock awards, and recommending changes to the grant types, when appropriate.

•	Retirement awards, which are calculated by an external actuary, under the Halliburton Company Supplemental Executive Retirement Plan, or SERP.

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Use of Independent Consultants and Advisors

The Committee engaged Pearl Meyer as its independent, external compensation consultant during 2016. Pearl Meyer provides only executive compensation consulting services to the Committee and does not provide any other services to us. The primary responsibilities of the independent, external compensation consultant were to:

•	Provide the Committee with independent and objective market data;

•	Conduct compensation analysis;

•	Recommend potential changes to the comparator peer group;

•	Recommend plan design changes;

•	Advise on risks associated with compensation plans; and

•	Review and advise on pay programs and pay levels.

These services are provided as requested by the Committee throughout the year. Pearl Meyer concluded that our compensation plans do not appear to present any material risks to the Company or its stockholders in the design or metrics of the plans or interaction between or administration of our incentive programs.

Executive Compensation Benchmarking

The companies comprising the comparator peer group are selected based on the following considerations:

•	Market capitalization;

•	Revenue and number of employees;

•	Scope in terms of global impact and reach; and

•	Industry affiliation.

Industry affiliation includes companies that are involved in the oil and natural gas and energy services industries. The comparator peer group is reviewed annually by the Committee to ensure relevance, with data provided to the Committee by the independent, external compensation consultant. The Committee targets between 20 and 25 companies for our comparator peer group.

Comparator Peer Group

The 2016 comparator peer group was composed of specific peer companies within the energy industry as well as selected companies representing general industry. This peer group was utilized to determine market levels of total compensation for the 2016 calendar year.

The comparator peer group used for our 2016 compensation review, which remains unchanged from the comparator peer group used for our 2015 compensation review, consisted of the following companies:

•	3M Company

•	Anadarko Petroleum Corporation

•	Apache Corporation

•	Baker Hughes Incorporated

•	Caterpillar Inc.

•	ConocoPhillips

•	Deere and Company

•	Emerson Electric Co.

•	Fluor Corporation

•	Hess Corporation

•	Honeywell International Inc.

•	Johnson Controls International plc

•	National Oilwell Varco, Inc.

•	Occidental Petroleum Corporation

•	RaytheonCompany

•	Schlumberger Limited

•	Transocean Ltd.

•	Weatherford International plc

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Analysis of Market Data

The market data is size adjusted by revenue as necessary so that it is comparable with our trailing 12 month revenue. We size adjust the total compensation benchmarking data because of variances in market capitalization and revenue size among the companies comprising our comparator peer group. These adjusted values are used as the basis of comparison of compensation between our executives and those of the comparator peer group.

Total executive compensation for each NEO is structured to target market competitive pay levels in base salary and short- and long-term incentive opportunities. We also place an emphasis on variable pay at risk, which enables this compensation structure to position actual pay above or below the 50th percentile of our comparator peer group depending on performance.

A consistent pre-tax, present value methodology is used in assessing stock-based and other long-term incentive awards, including the Black-Scholes model used to value stock option grants.

The independent, external compensation consultant gathers and performs an analysis of market data for each NEO, comparing each of their individual components of compensation as well as total compensation to that of the comparator peer group. This competitive analysis consists of market data comparing each of the pay elements and total compensation at the 25th, 50th, and 75th percentiles of the comparator peer group to current compensation for each of the NEOs.

Pay for Performance Analysis

As part of the Compensation Committee’s review of our executive compensation program, the Committee reviews a one-, three-, and five-year pay for performance analysis against our comparator peer group. The review examines the degree of alignment between our CEO’s realizable compensation relative to the realizable compensation of CEOs in our comparator peer group and our Return on Capital Employed, or ROCE, compared to the ROCE of our comparator peer group. ROCE is calculated as follows:

ROCE =	Net income + after-tax interest expense
Stockholders’ equity (average of beginning and end of period) + Debt (average of beginning and end of period)

Total realizable compensation consisted of the following:

•	base salary paid;

•	cash incentive payouts;

•	In-the-money value of stock options grants during the one-, three-, or five-year period valued as of December 31, 2015;

•	face value of restricted stock grants during the one-, three-, or five-year period valued as of December 31, 2015; and

•	for performance-based awards, (i) target value for awards still outstanding as of December 31, 2015 and (ii) realized value for performance periods beginning and ending within the one-, three-, or five-year period.

This analysis demonstrated the following for the period ended December 31, 2015:

One-Year HAL Performance		One-Year HAL Total Realizable Compensation
ROCE:	47th percentile	CEO:	53rd percentile

Three-Year HAL Performance		Three-Year HAL Total Realizable Compensation
ROCE:	68th percentile	CEO:	74th percentile

Five-Year HAL Performance		Five-Year HAL Total Realizable Compensation
ROCE:	74th percentile	CEO:	74th percentile

Based on the foregoing analysis, the Committee determined that our pay and performance are appropriately aligned.

The Committee selected ROCE for this analysis because we believe it is the best indicator of long-term Company performance, while reinforcing the Company’s objective for sustained long-term performance and value creation. ROCE measures Company profitability as well as the efficiency by which we deploy capital. It is also a measure that is tracked and understood by our stockholders. The Compensation Committee believes that tying a part of our NEOs long-term incentive opportunity to the achievement of challenging ROCE targets will help to increase revenue and improve margins and maintain focus on cost control. We chose ROCE as a performance measure rather than total shareholder return, or TSR, due to the cyclical nature of our business and because we believe ROCE has a greater line of sight from our management team to impact our financial results.

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Integration of Compensation Components, Plan Design, and Decision-Making

The Committee considers all elements of the executive compensation package for each NEO for the upcoming year in December. The Committee receives historical and prospective breakdowns of the total compensation components for each NEO as follows:

•	Individual two-year total compensation history, which includes base salary, short- and long-term incentives, and other benefits and perquisites, and for the CEO, the Committee reviews the pay-for-performance analysis described above;

•	Total company-awarded stock position, including vested and unvested awards;

•	Detailed supplemental retirement award calculations; and

•	The market analysis prepared by the independent, external compensation consultant.

The Committee also reviews and considers our pay versus performance, as well as the results of the advisory vote on executive compensation held at the prior year’s annual meeting.

In making compensation decisions, each of the following compensation elements is reviewed separately and collectively:

•	Base salary;

•	Short-term (annual) incentives;

•	Long-term incentives; and

•	Supplemental executive retirement benefits.

Of these elements, all but base salary are variable and at risk of forfeiture. The Committee uses base salary as the primary reference point for determining the target value and actual value of each of the above elements of compensation, individually and in the aggregate, for each NEO. This assists the Committee in confirming that our compensation package for NEOs is appropriate and competitive with our comparator peer group.

The Committee then considers the following when making final compensation determinations:

•	How compensation elements serve to appropriately motivate and reward each NEO;

•	Competitive position of each NEO’s total compensation to retain their services;

•	Individual NEO performance in reaching financial and operational objectives;

•	Sustained levels of performance, future potential, time in position, and years of service; and

•	Other factors including operational or functional goals as the Committee determines are appropriate.

These factors are considered on an unweighted basis in making final pay decisions and to ensure internal equity among positions having similar scope and responsibility.

After considering these factors, the Committee then sets the final compensation opportunity for each NEO so that their actual total compensation is consistent with our executive compensation philosophy of paying at the 50th percentile or higher for those years of superior performance and paying below the 50th percentile when performance does not meet competitive standards. As noted, the Committee varied from its processes in 2016 by freezing already reduced base salaries and significantly lowering the annual incentive award opportunities for our NEOs.

The procedures used to set compensation for each of the NEOs are the same. Variations do exist in the amounts of compensation among the NEOs as a result of each NEO’s position and corresponding scope of responsibility, individual performance, length of time in the role, and differences in the competitive market pay levels for their positions.

Generally, in years when we achieve financial results substantially above or below expectations, actual compensation may fall outside the initial targets established by the Committee.

Determination of CEO and NEO Target Total Compensation

When determining target total compensation for the CEO, the Committee takes into consideration competitive market pay levels for the CEOs in the comparator peer group. The Committee also considers the CEO’s performance and accomplishments in the areas of business development and expansion, management succession, development and retention of management, ethical leadership, and the achievement of financial and operational objectives.

Each year, our CEO and the members of the Board agree upon a set of objectives addressing the following areas specified in our Corporate Governance Guidelines:

•	Leadership and vision;

•	Integrity;

•	Keeping the Board informed on matters affecting Halliburton;

•	Performance of the business;

•	Accomplishment of strategic objectives; and

•	Development of management.

The Board determined that Mr. Lesar met these objectives in 2016 through the following achievements:

•	Halliburton and its business units maintained superior relative performance against major competitors in terms of revenue growth and total shareholder return for the year ended December 31, 2016 (performance of the business);

•	Led the organization through the business cycle through effective stakeholder communication and maintained high visibility with

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employees, investors, and customers, particularly following the announcement of the termination of the Baker Hughes acquisition (leadership and vision);

•	Maintained unwavering commitment to our Health, Safety and Environment program and, once again, the Dow Jones Sustainability Index recognized Halliburton as best in class as it relates to the environment (leadership and vision);

•	Continued to expose the next generation of management to the Board, further enhanced management/employee succession process, strengthened diversity initiatives, and focused senior management on talent development initiatives (development of management);

•	Despite the significant headcount reduction, remained focused on the execution of our people processes as evidenced by our overall Human Capital Development process being ranked as best in class across all industries by the Dow Jones Sustainability Index (development of management);

•	Maintained unwavering commitment to our Code of Business Conduct and continued to act in a role model capacity as it relates to ethical behavior (integrity);

•	Communicated regularly with the members of the Board providing status reports and notification of issues of concern and provided unfettered access to management and subject matter experts (keeping the Board informed); and

•	Continued to focus on strengthening our international business and outperforming our competitors (accomplishment of strategic objectives).

Other NEO compensation is determined similar to that of the CEO by evaluating each NEO’s performance and considering the market competitive pay levels of the comparator peer group for the NEO’s position.

Base Salary

The Committee generally targets base salaries at the median of the comparator peer group; however, the Committee also considers the following factors when setting base salary:

•	Level of responsibility;

•	Experience in current role and equitable compensation relationships among internal peers;

•	Performance and leadership; and

•	External factors involving competitive positioning, general economic conditions, and marketplace compensation trends.

No specific formula is applied to determine the weight of each factor. Salary reviews are conducted annually to evaluate each executive; however, individual salaries are not necessarily adjusted each year. In order to manage fixed costs during the downturn, all of our NEOs base salaries were reduced on April 1, 2015. Mr. Lesar’s base salary was reduced 6.9% and all other NEOs’ base salaries were reduced 3%. These reductions continued for 2016, with the exception of Mr. Garcia whose 2016 base salary was increased to reflect his additional responsibilities as Senior Vice President of Finance and Acting Chief Financial Officer. The Committee approved base salaries for the NEOs during the time frames which are reflected in the table below:

	2015	2015	2016
	Original Salary ($)	Reduced Salary ($)	Salary ($)
NEO	(1/1/2015-3/31/2015)	(4/1/2015-12/31/2015)	(1/1/2016-12/31/2016)
Mr. Lesar	1,750,000	1,630,000	1,630,000
Mr. McCollum	825,000	800,250	800,250
Mr. Brown	900,000	873,000	873,000
Mr. Miller	1,000,000	970,000	970,000
Mr. Rainey	835,000	809,950	809,950
Mr. Garcia	450,000	436,500	550,000

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Short-term (Annual) Incentives

The Committee established the Annual Performance Pay Plan to:

•	Reward executives and other key members of management for improving financial results that drive the creation of economic value for our stockholders; and

•	Provide a means to connect individual cash compensation directly to our performance.

The Annual Performance Pay Plan provides for performance awards in accordance with the terms of the Stock and Incentive Plan.

The Annual Performance Pay Plan provides an incentive to our NEOs to generate more earnings than normally expected by the investors who have provided us with capital to grow our business. We measure achievement of this objective using Cash Value Added, or CVA.

CVA is a financial measurement that demonstrates the amount of economic value added to our business. The formula for calculating CVA is as follows:

Operating Income
+ Interest Income
+ Foreign Currency Gains (Losses)
+ Other Nonoperating Income (Expense), Net
=	Net Operating Profit
– Income Taxes
=	Net Operating Profit After Taxes

Net Invested Capital
x Weighted Average Cost of Capital
=	Capital Charge

Cash Value Added (CVA) = Net Operating Profit After Taxes - Capital Charge

Cash Value Added is computed monthly and accumulated throughout the calendar year. Adjustments in the calculation of the CVA payout may, at times, be approved by the Committee and can include the treatment of unusual items that may have impacted our actual results.

At the beginning of each plan year, the Committee approves an incentive award schedule that equates given levels of CVA performance with varying reward opportunities paid in cash. The performance goals range from “Threshold” to “Target” to “Maximum.” Threshold reflects the minimum CVA performance level which must be achieved in order for awards to be earned and Maximum reflects the maximum level that can be earned.

These goals are based on our annual operating plan, as reviewed and approved by our Board, and are set at levels to meet or exceed stockholder expectations of our performance, as well as expectations of the relative performance to our competitors. Given the cyclical nature of our business, our performance goals vary from year to year, which can similarly impact the difficulty in achieving these goals.

The Committee set the 2016 performance goals for our NEOs based on company-wide consolidated CVA results. Threshold CVA was based on 90% of planned Operating Income, Target CVA on 100% of planned Operating Income, and Maximum CVA on 110% of planned Operating Income. Net Operating Profit After Taxes was calculated excluding restructuring charges and Baker Hughes acquisition and integration-related expenses, as the impact of these items was unknown when the targets were set in February 2016. For the same reason, Net Invested Capital was calculated excluding cash.

The Committee set the 2016 performance levels for our NEOs based on the company-wide consolidated CVA results:

Metric	Threshold	Target	Maximum	Actual
CVA	-$1,778 M	-$1,709 M	-$1,640 M	-$1,623 M

The Committee has selected CVA as the sole financial measure upon which to base our Annual Performance Pay Plan because it is a key measure on which we set our performance expectations for the year and we believe it is a proven driver of value creation for stockholders of the Company.

The Committee considers other business performance factors, including health, safety, and environment and service quality, in determining the final payout amounts under the Annual Performance Pay Plan.

Individual incentive award opportunities are established as a percentage of base salary at the beginning of the plan year based on market competitive targets. The maximum amount a NEO can receive is limited to two times the target opportunity level. The level of achievement of annual CVA performance determines the dollar amount of incentive compensation payable to participants following completion of the plan year.

In February 2016, in anticipation of a challenging year, the Committee exercised its discretion and reduced each of the NEO’s award opportunity below market median and set 2016 incentive award opportunities under the plan as follows:

	Threshold	Target	Maximum
NEO	Opportunity	Opportunity	Opportunity
Mr. Lesar	50%	125%	250%
Mr. McCollum	30%	75%	150%
Mr. Brown	34%	85%	170%
Mr. Miller	40%	100%	200%
Mr. Rainey	34%	85%	170%
Mr. Garcia	22.5%	56.25%	112.5%

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Although the CVA results produced a Maximum level payout, the NEOs’ awards were significantly less than they would have been if the Committee did not exercise its discretion to reduce the award opportunities. The table below shows: 1) what each NEO’s award payout would have been if base salaries had not been reduced and award opportunities had been set at market competitive levels, rather than being reduced (“Hypothetical Award”); 2) the actual awards paid; and 3) the difference between the two:

	2016 Hypothetical Award			2016 Actual Awards Paid
	(Based on Unreduced Salaries and Opportunities)			(Based on Reduced Salaries and Opportunities)			Difference
							(Actual Award
		As a % of Base	Hypothetical Award	Reduced	As a % of Base		minus Hypothetical
NEO	Base Pay ($)	Salary	($)	Base Pay ($)	Salary	Actual Award ($)	Award) ($)
Mr. Lesar	1,750,000	300%	5,250,000	1,630,000	250%	4,075,000	(1,175,000)
Mr. McCollum	825,000	200%	1,650,000	800,250	150%	1,200,375	(449,625)
Mr. Brown	900,000	220%	1,980,000	873,000	170%	1,484,100	(495,900)
Mr. Miller	1,000,000	250%	2,500,000	970,000	200%	1,940,000	(560,000)
Mr. Rainey	835,000	220%	1,837,000	809,950	170%	1,376,915	(460,085)
Mr. Garcia	550,000	150%	825,000	550,000	112.50%	618,750	(206,250)

Over the past ten years, the Annual Performance Pay Plan achieved Maximum performance levels five times, achieved Target performance level two times, and fell short of the Threshold performance level three times, resulting in no payout, most recently in 2015.

Long-term Incentives

The Committee established the Stock and Incentive Plan to achieve the following objectives:

•	Reward consistent achievement of value creation and operating performance goals;

•	Align management with stockholder interests; and

•	Encourage long-term perspectives and commitment.

Our Stock and Incentive Plan provides for a variety of cash and stock-based awards, including nonqualified and incentive stock options, restricted stock and units, performance shares and units, stock appreciation rights, and stock value equivalents. Under the Stock and Incentive Plan, the Committee may, at its discretion, select from among these types of awards to establish individual long-term incentive awards.

Long-term incentives represent the largest component of total executive compensation opportunity. We believe this at-risk based compensation ties executive pay closely to stockholders’ interests.

For 2016, we used a combination of long-term incentive vehicles, including time-based restricted stock or restricted stock units, performance units, and nonqualified stock options. Except where there is a distinction to make between restricted stock and restricted stock units, this Compensation Discussion and Analysis refers to both restricted stock and restricted stock units as “restricted stock.” In 2016, our operations-based incentives in the form of performance units were targeted to 50% of the long-term incentive value, another 35% was delivered through restricted stock, and the remaining 15% was delivered in stock options.

Using a mix of incentives allows us to provide a diversified yet balanced long-term incentive program that effectively addresses volatility in our industry and in the stock market, in addition to maintaining an incentive to meet performance goals. Value to be earned by a NEO from stock options and restricted stock are directly tied to our stock price performance and, therefore, directly to stockholder value. Additionally, restricted stock provides a significant retention incentive while the Performance Unit Program motivates the NEOs to also focus on improving long-term returns on capital employed. The Committee modified the Performance Unit Program for the 2016 cycle, as described in the 2016 Cycle Performance Unit Program Opportunities for NEOs section below.

In determining the size of long-term incentive awards, the Committee first considers market data for comparable positions and then may adjust the awards upwards or downwards based on the Committee’s review of internal equity. This can result in positions of similar magnitude and pay receiving awards of varying size. The 2016 restricted stock and stock option awards for each NEO were based primarily on market data and were targeted to the market median.

Restricted Stock and Stock Options

Our restricted stock and stock option awards are granted under the Stock and Incentive Plan and are listed in the Grants of Plan-Based Awards in Fiscal 2016 table.

Restricted stock grants are generally subject to a graded vesting schedule of 20% per year over five years. However, different vesting schedules may be utilized at the discretion of the Committee. Shares of restricted stock receive dividend or dividend equivalent payments.

Stock option awards vest over a three-year graded vesting period with 331/3% of the grant vesting each year. All options are priced at the closing stock price on the date the grant is approved by the Committee.

The stock and option award columns in the Summary Compensation Table reflect the aggregate grant date fair value of the restricted stock and option awards for each NEO granted in December 2016.

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2014 Cycle Performance Unit Program Payout for NEOs

The 2014 cycle Performance Unit Program provides NEOs and other selected executives with incentive opportunities based on our consolidated Return on Capital Employed, or ROCE, during a three-year performance period. This program reinforces our objectives for sustained long-term performance and value creation. It also reinforces strategic planning processes and balances short- and long-term decision making.

The program measures ROCE on both an absolute and a relative basis to the results of our comparator peer group companies used for the Performance Unit Program. The three-year performance period aligns this measurement with our and our comparator peer group’s business cycles.

ROCE indicates the efficiency and profitability of our capital investments and is determined based on the ratio of earnings divided by average capital employed. The formula for ROCE is set forth in the Pay for Performance Analysis section.

The comparator peer group used for the Performance Unit Program is comprised of oilfield equipment and service companies and domestic and international exploration and production companies. This comparator peer group is used for the Performance Unit Program because these companies represent the timing, cyclicality, and volatility of the oil and natural gas industry and provide an appropriate industry group to measure our relative performance against. The comparator peer group, disclosed in our 2015 proxy statement, was used for the 2014 cycle of the Performance Unit Program.

The 2014 cycle of the Performance Unit Program ended on December 31, 2016. Both the absolute and relative performance measures established at the beginning of the cycle were approved by the Committee. The Committee decided to exclude any Baker Hughes acquisition and integration-related expenses from the calculation because the transaction and the associated costs were not anticipated when the targets were initially set in February 2014. The 2014 cycle of the Performance Unit Program yielded an award paid at 75%, which is below the target opportunity level, as shown in the table below.

2014 Cycle - Performance Matrix

HAL 3-Year Average ROCE	Percentage of Target Incentive Paid
Above 13%	75%	100%	150%	200%
11% to 13%	50%	75%	125%	150%
9% to < 11%	0%	50%	100%	125%
Below 9%	0%	0%	50%	75%
Absolute↑	Less than	25th to	50th to	Above
	25th	49th	75th	75th
	Percentile	Percentile	Percentile	Percentile

While we achieved average ROCE of 1.64% for the three-year period ending December 31, 2016, which was top quartile performance relative to our performance peers, the ROCE performance as measured on an absolute basis was below the rigorous threshold level of 9% established by the Committee for the 2014 cycle.

The NEOs received payments in 2017 as set forth in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table and in the related narrative following the table.

The program allows for rewards to be paid in cash, stock, or a combination of cash and stock. Over the past ten years, the program has achieved Maximum performance levels five times, Target levels four times, and Threshold levels one time, in 2016.

2016 Cycle Performance Unit Program Opportunities for NEOs

The Committee modified the plan design and set the performance measures on an 100% relative ROCE basis for the 2016 cycle of the Performance Unit Program, with performance measured for the three-year period ending December 31, 2018. Our strategy is to deliver industry-leading returns on capital across the business cycle and making the performance measures 100% relative to the Performance Unit Program peer group is consistent with that strategy. The 2016 Performance Unit Program peer group was changed from the prior year peer group. Cameron International Corporation was removed for the 2016 cycle because it was acquired by another public company.

The performance peer group used for the 2016 Performance Unit Program consists of the following companies:

•	Anadarko Petroleum Corporation

•	Apache Corporation

•	Baker Hughes Incorporated

•	Chesapeake Energy Corporation

•	Devon Energy Corporation

•	Hess Corporation

•	Marathon Oil Corporation

•	Murphy Oil Corporation

•	Nabors Industries Ltd.

•	National Oilwell Varco, Inc.

•	Schlumberger Limited

•	Transocean Ltd.

•	Weatherford International plc

•	The Williams Companies, Inc.

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At the end of the three-year performance period, the average ROCE of the company and the Performance Unit Program peer group will be calculated and percentiles will be determined. The table below details the Incentive Opportunity based on Halliburton’s performance relative to the Comparator Peer Group. If Halliburton’s relative performance ranking is below the 25th percentile, there will be no payment. If Halliburton’s relative performance ranking is between the 25th, 50th, and 75th percentiles, the payout will be adjusted accordingly.

Halliburton Ranking vs. Peer Group	25th Percentile	50th Percentile	75th Percentile
Incentive Opportunity as a % of Target	25%	100%	200%

Individual incentive opportunities are established based on market references and the NEO’s role within the organization. The Threshold, Target, and Maximum columns under the heading Estimated Future Payouts Under Non-Equity Incentive Plan Awards in the Grants of Plan-Based Awards in Fiscal 2016 table indicate the potential payout for each NEO under the Performance Unit Program for the 2016 cycle. The potential payouts are performance driven and completely at risk. Actual payout amounts, if any, will not be determined until the three-year cycle closes on December 31, 2018.

Supplemental Executive Retirement Plan

The objective of the Supplemental Executive Retirement Plan, or SERP, is to provide a competitive level of pay replacement upon retirement. The current pay replacement target is 75% of base salary at age 65 with 25 years of service, using the highest annual salary during the last three years of employment.

The material factors and guidelines considered in making an allocation include:

•	Retirement benefits provided, both qualified and nonqualified;

•	Current compensation;

•	Length of service; and

•	Years of service to normal retirement.

The calculation takes into account the following variables:

•	Base salary;

•	Years of service;

•	Age;

•	Employer portion of qualified plan savings;

•	Age 65 value of any defined benefit plan; and

•	Existing nonqualified plan balances and any other retirement plans.

Several assumptions are made annually and include a base salary increase percentage, qualified and nonqualified plan contributions and investment earnings, and an annuity rate. These factors are reviewed and approved annually by the Committee in advance of calculating any awards.

To determine the annual benefit, external actuaries calculate the total lump sum retirement benefit needed at age 65 from all company retirement sources to produce an annual retirement benefit of 75% of highest annual salary during the last three years of employment. Company retirement sources include any qualified benefit plans and contributions to nonqualified benefit plans. If the combination of these two sources does not yield a total retirement balance that will meet the 75% objective, then contributions may be made annually through the SERP to bring the total benefit up to the targeted level.

To illustrate, assume $10 million is needed at age 65 to produce an annual retirement benefit equal to 75% of base salary. The participant is projected to have $3 million in his qualified benefit plans at retirement and $4 million in his nonqualified retirement plans at retirement. Since the total of these two sources is $7 million, a shortfall of $3 million results. This is the amount needed to achieve the 75% pay replacement objective. Such shortfall may be offset through annual contributions to the SERP.

Participation in the SERP is limited to the direct reports of the CEO and other selected executives as recommended by the CEO and approved at the discretion of the Committee. However, participation one year does not guarantee future participation. In 2016, the Committee authorized retirement allocations under the SERP to all NEOs as listed in the 2016 Nonqualified Deferred Compensation table and as included in the All Other Compensation column in the Summary Compensation Table. The average annual amounts allocated over the history of participation are as follows: $396,348 for Mr. Lesar; $200,643 for Mr. McCollum; $584,222 for Mr. Brown; $516,600 for Mr. Miller; $484,286 for Mr. Rainey; and $221,000 for Mr. Garcia.

All of the NEOs are fully vested in their respective account balances. Balances for active and terminated participants earn interest at an annual rate of 5% and 10%, respectively.

Other Executive Benefits and Policies

Retirement and Savings Plan

All NEOs participate in the Halliburton Retirement and Savings Plan, which is the defined contribution benefit plan available to all eligible U.S. employees. The matching contribution amounts we contributed on behalf of each NEO are included in the Supplemental Table: All Other Compensation immediately following the Summary Compensation Table.

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Elective Deferral Plan

All NEOs may participate in the Halliburton Elective Deferral Plan, which was established to provide highly compensated employees with an opportunity to defer earned base salary and incentive compensation in order to help meet retirement and other future income needs.

The Elective Deferral Plan is a nonqualified deferred compensation plan and participation is completely voluntary. Pre-tax deferrals of up to 75% of base salary and/or eligible incentive compensation are allowed each calendar year. Gains or losses are credited based upon the participant’s election from among 12 benchmark investment choices with varying degrees of risk.

In 2016, none of our NEOs participated in this plan. Messrs. Lesar, Brown, and Rainey have account balances from participation in prior years. Messrs. McCollum, Miller, and Garcia are not participants in the plan. Further details can be found in the 2016 Nonqualified Deferred Compensation table.

Benefit Restoration Plan

The Halliburton Company Benefit Restoration Plan provides a vehicle to restore qualified plan benefits which are reduced as a result of limitations imposed under the Internal Revenue Code or due to participation in other plans we sponsor. It also serves to defer compensation that would otherwise be treated as excessive employee remuneration within the meaning of Section 162(m) of the Internal Revenue Code.

In 2016, all NEOs received awards under this plan in the amounts included in the Supplemental Table: All Other Compensation and the 2016 Nonqualified Deferred Compensation table.

Perquisites

Country club memberships are limited and provided on an as-needed basis for business purposes only. Mr. Brown had a club membership in 2016.

We do not provide cars to our NEOs. However, for security purposes and so that he can work while in transit to allow him to meet customer and our needs, a company-leased car and part-time driver are provided for Mr. Lesar for the primary purpose of commuting to and from work.

A taxable benefit for executive financial planning is provided with the amount dependent on the NEO’s level within the company. This benefit does not include tax return preparation. It is paid, only if used, on a reimbursable basis.

We also provided for security at the personal residences of Messrs. Lesar, McCollum, Miller, and Garcia during 2016.

In accordance with our Board approved security protocols, our CEO and President, and their spouses and children, use company aircraft for all travel. The only personal use of the company aircraft in 2016 for other NEOs is for spousal and dependent travel on select business trips.

Mr. Rainey is an expatriate under our long-term expatriate business practice and as such receives certain assignment allowances including a goods and services differential and host country housing and utilities.

A differential is commonly paid to expatriates in assignment locations where the cost of goods and services is greater than the cost for the same goods and services in the expatriate’s home country. Differentials are determined by Mercer/ORC, a third-party consultant. As part of his expatriate assignment, Mr. Rainey also participates in our tax equalization program, which neutralizes the tax effect of the international assignment and approximates the tax obligation the expatriate would pay in his home country.

Specific amounts for the abovementioned perquisites are detailed for each NEO in the Supplemental Table: All Other Compensation.

Clawback Policy

We have a clawback policy under which we will seek to recoup incentive compensation in all appropriate cases paid to, awarded to, or credited for the benefit of any of our executive officers, which include all the NEOs, if and to the extent that:

•	The amount of incentive compensation was calculated based on the achievement of financial results that were subsequently reduced due to a restatement of our financial results;

•	The officer engaged in fraudulent conduct that caused the need for the restatement; and

•	The amount of incentive compensation that would have been awarded or paid to the officer, had our financial results been properly reported, would have been lower than the amount actually paid or awarded.

Any such officer who receives incentive compensation based on the achievement of financial results that are subsequently the subject of a restatement will not be subject to recoupment unless the officer personally participates in the fraudulent conduct.

The policy also provides that we will seek to recoup incentive compensation in all appropriate cases paid to, awarded to, or credited for the benefit of any of our executive officers, which include all the NEOs, and certain other senior officers, if and to the extent that:

•	It is determined that, in connection with the performance of that officer’s duties, he or she substantially participated in a breach of a fiduciary duty arising from a material violation of a U.S. federal or state law, or both (A) had direct supervisory responsibility over an employee who substantially participated in such a violation and (B) recklessly disregarded his or her own supervisory responsibilities; or

•	The officer is named as a defendant in a law enforcement proceeding for having substantially participated in a breach of a fiduciary duty arising from a material violation of a U.S. federal or state law, the officer disagrees with the allegations relating to the proceeding, and either (A) we initiate a review and determine that the alleged action is not indemnifiable or (B) the officer does not prevail at trial, enters into a plea arrangement, agrees to the entry of a final administrative or judicial order imposing sanctions, or otherwise admits to the violation in a legal proceeding.

Depending on the officer and the circumstances described in the immediately preceding paragraph, the disinterested members of the Board, the disinterested members of the Compensation Committee, the disinterested members of the Nominating and Corporate Governance Committee, and/or the members of a management committee may be

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involved in reviewing, considering and making determinations regarding the officer’s alleged conduct, whether recoupment is appropriate or required, and the type and amount of incentive compensation to be recouped from the officer.

The policy also provides that, to the extent permitted by applicable law and not previously disclosed in a filing with the SEC, we will disclose in our proxy statement the circumstances of any recoupment arising under the policy or that there has not been any recoupment pursuant to the policy for the prior calendar year. There was no recoupment under the policy in 2016.

Stock Ownership Requirements

We have stock ownership requirements for our executive officers, which include all the NEOs, to further align their interests with our stockholders.

Our CEO is required to own Halliburton common stock in an amount equal to or in excess of six times his annual base salary. Executive officers that report directly to the CEO are required to own an amount of Halliburton common stock equal to or in excess of three times their annual base salary, and all other executive officers are required to own an amount of Halliburton common stock equal to or in excess of two times their annual base salary. The Committee reviews their holdings, which include restricted shares and all other Halliburton common stock owned by the officer, at each December meeting. Each executive officer has five years to meet the requirements, measured from the later of September 12, 2011 or the date the officer first becomes subject to the ownership level for the applicable office.

After the five-year stock ownership period, as described above, executive officers who have not met their minimum ownership requirement must retain 100% of the net shares acquired upon restricted stock vesting until they achieve their required ownership level. During this time period, any stock option exercises must be an exercise and hold.

As of December 31, 2016, all NEOs met the requirements.

Hedging and Pledging

Our executive officers are prohibited from hedging activities related to Halliburton securities and the pledging of Halliburton securities, except that hedging activities in connection with or related to a bona fide charitable donation may be approved in advance at the sole discretion of the General Counsel.

Elements of Post-Termination Compensation and Benefits

Termination events that trigger payments and benefits include normal or early retirement, cause, death, disability, and voluntary termination. Post-termination or change-in-control payments may include severance, accelerated vesting of restricted stock and stock options, maximum payments under cash-based short- and long-term incentive plans, nonqualified account balances, and health benefits, among others. The Post-Termination or Change-In-Control Payment table in this proxy statement indicates the impact of various events on each element of compensation for the NEOs.

Impact of Regulatory Requirements on Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation paid to the CEO or any of the four other most highly compensated officers to the extent the compensation exceeds $1 million in any year. Qualifying performance-based compensation is not subject to this limit if certain requirements are met.

Our policy is to utilize available tax deductions whenever appropriate and consistent with our compensation philosophy. When designing and implementing executive compensation programs, we consider all relevant factors, including tax deductibility of compensation. Accordingly, we have attempted to preserve the federal tax deductibility of compensation in excess of $1 million a year to the extent doing so is consistent with our executive compensation objectives; however, we may from time to time pay compensation to our executives that may not be fully deductible.

Our Stock and Incentive Plan enables qualification of stock options, stock appreciation rights, and performance share awards as well as short- and long-term cash performance plans under Section 162(m).

To the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, we will make retroactive adjustments to any cash or equity-based incentive compensation paid to the CEO and CFO where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of restatement. When and where applicable, we will seek to recover any amount determined to have been inappropriately received by the CEO and CFO.

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COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with Company management and, based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

William E. Albrecht

James R. Boyd

Milton Carroll

Murry S. Gerber

Robert A. Malone

Debra L. Reed

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EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following tables set forth information regarding the CEO, CFO, and our three other most highly compensated executive officers at Halliburton, and a retired executive for the fiscal year ended December 31, 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and NQDC Earnings ($)	All Other Compensation ($)	Total ($)
David J. Lesar	2016	1,630,000	0	3,704,968	1,933,767	7,892,090	405,647	2,280,441	17,846,913
Chairman of the Board and	2015	1,660,000	0	3,867,735	2,103,341	5,999,513	299,127	1,941,613	15,871,329
Chief Executive Officer	2014	1,630,000	0	3,912,000	2,178,163	10,872,600	269,185	1,698,209	20,560,157
Mark A. McCollum(1)	2016	800,250	0	985,136	513,315	2,182,439	81,686	619,222	5,182,048
Executive Vice President	2015	806,438	0	1,102,285	599,256	1,268,190	67,574	625,526	4,469,269
and Chief Financial Officer	2014	760,000	0	4,531,750	567,472	2,769,000	43,427	491,054	9,162,703
James S. Brown	2016	873,000	0	1,295,668	674,883	2,746,217	152,725	1,316,154	7,058,647
President – Western	2015	879,750	0	1,281,455	697,943	1,634,785	101,969	1,360,886	5,956,788
Hemisphere	2014	820,000	0	1,304,000	727,685	3,482,000	79,934	986,492	7,400,111
Jeffrey A. Miller	2016	970,000	0	2,237,972	1,169,685	3,480,500	53,541	1,085,876	8,997,574
President	2015	977,500	0	2,169,515	1,179,488	2,218,718	30,615	1,084,536	7,660,372
	2014	912,500	0	5,639,516	1,407,673	2,114,375	14,428	892,290	10,980,782
Joe D. Rainey	2016	809,950	0	1,295,668	674,883	2,639,032	206,351	2,821,571	8,447,455
President – Eastern	2015	816,212	0	1,281,455	697,943	1,634,785	75,712	2,720,300	7,226,407
Hemisphere	2014	788,000	0	1,304,000	727,685	3,418,000	97,957	3,011,531	9,347,173
Christian A. Garcia	2016	322,917	0	0	0	758,848	28,546	666,278	1,776,589
Retired Senior Vice	2015	439,875	0	701,100	381,669	217,564	8,489	363,494	2,112,191
President, Finance
and Acting
Chief Financial Officer(2)

(1)	Effective as of March 7, 2017, Mr. McCollum resigned his position as our Chief Financial Officer and as an employee.

(2)	Mr. Garcia was approved for early retirement effective August 1, 2016 by mutual agreement with Halliburton. He received a severance benefit in the amount of one times his annual base pay at the time of separation in the amount of $550,000, prorated participation in the 2016 Halliburton Annual Performance Pay Plan, and vesting of all restricted stock. Additionally, he maintains the full 10-year period to exercise unexercised stock options. Mr. Garcia’s nonqualified compensation payments did not begin until six months from the date of his early retirement in accordance with Section 409A of the Internal Revenue Code. Not all payments to be made to Mr. Garcia are shown in the Summary Compensation Table. In 2017, Mr. Garcia received the following payments: $748,544 for the Halliburton Company Supplemental Executive Retirement Plan and $60,400 for the Halliburton Company Benefit Restoration Plan. Mr. Garcia also entered into a non-compete agreement with us. Mr. Garcia agreed not to work for a competitor of Halliburton for one year beginning with his separation date of August 1, 2016. If he complies with the terms of the agreement, he will receive payments, to the extent earned, under the 2014, 2015 and 2016 cycles of the Performance Unit Program on a prorated basis in a lump sum payment. The amount of $140,098 reflected in the table above under Non-Equity Incentive Plan Compensation represents the amount that will be paid under the 2014 cycle Performance Unit Program if Mr. Garcia complies with the terms of the non-compete agreement.

Salary. The amounts represented in the Salary column are attributable to annual salary earned by each NEO. Information related to salary adjustments is provided in the Compensation Discussion and Analysis under Base Salary.

Stock Awards. The amounts in the Stock Awards column reflect the grant date fair value of the restricted stock awarded in 2016. Except where there is a distinction to make between the two types of awards, this proxy statement refers to both restricted stock and restricted stock units as “restricted stock.” We calculate the fair value of restricted stock awards by multiplying the number of restricted shares or units granted by the closing stock price as of the award’s grant date.

Option Awards. The amounts in the Option Awards column reflect the grant date fair value of the stock options awarded in 2016. The fair value of stock options is estimated using the Black-Scholes option pricing model. For a discussion of the assumptions made in these valuations, refer to Note 12 to the Consolidated Financial Statements, Stock-based Compensation, in the Halliburton Company Form 10-K for the fiscal year ended December 31, 2016.

Non-Equity Incentive Plan Compensation. The amounts represented in the Non-Equity Incentive Plan Compensation column are for amounts earned in 2016 and paid in 2017 for the Halliburton Annual Performance Pay Plan and the 2014 cycle Performance Unit Program. Information

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about these programs can be found in the Compensation Discussion and Analysis under Short-term (Annual) Incentives for the Halliburton Annual Performance Pay Plan and under Long-term Incentives—2014 Cycle Performance Unit Program Payout for NEOs for the Performance Unit Program.

The Threshold, Target, and Maximum amounts for the 2016 Halliburton Annual Performance Pay Plan and the 2016 cycle of the Performance Unit Program can be found in the Grants of Plan-Based Awards in Fiscal 2016 table under the Estimated Future Payouts Under Non-Equity Incentive Plan Awards.

The 2016 Halliburton Annual Performance Pay Plan amounts paid to each NEO are: $4,075,000 for Mr. Lesar; $1,200,375 for Mr. McCollum; $1,484,100 for Mr. Brown; $1,940,000 for Mr. Miller; $1,376,915 for Mr. Rainey; and $618,750 for Mr. Garcia.

The 2014 cycle Performance Unit Program amounts paid to each NEO are: $3,817,090 for Mr. Lesar; $982,064 for Mr. McCollum; $1,262,117 for Mr. Brown; $1,540,500 for Mr. Miller; and $1,262,117 for Mr. Rainey. The amount of $140,098 will be paid to Mr. Garcia under the 2014 cycle Performance Unit Program if Mr. Garcia complies with the terms of the non-compete agreement.

The amounts paid to the NEOs for the 2014 cycle Performance Unit Program differ from what is shown in the Grants of Plan-Based Awards in Fiscal Year 2016 table under Estimated Future Payments Under Non-Equity Incentive Plan Awards. The Grants of Plan-Based Awards in Fiscal Year 2016 table indicates the potential award amounts for Threshold, Target and Maximum under the 2016 cycle Performance Unit Program, which will close on December 31, 2018. The Summary Compensation Table shows amounts paid for the 2014 cycle Performance Unit Program, which closed on December 31, 2016.

Change in Pension Value and NQDC Earnings. The amounts in the Change in Pension Value and NQDC Earnings column are attributable to the above-market earnings for various nonqualified plans. The methodology for determining what constitutes above-market earnings is the difference between the interest rate as stated in the applicable nonqualified plan document and the Internal Revenue Service Long-Term 120% AFR rate as of December 31, 2016. The 120% AFR rate used for determining above-market earnings in 2016 was 2.72%.

Halliburton Company Supplemental Executive Retirement Plan Above-Market Earnings. The current interest rate for active and terminated participant accounts in the Halliburton Company Supplemental Executive Retirement Plan is 5% and 10% respectively, as defined by the plan document. The above-market earnings for active participants equaled 2.28% (5% (plan interest) minus 2.72% (120% AFR rate)) and the above-market earnings for terminated participants equaled 7.28% (10% (plan interest) minus 2.72% (120% AFR)) for 2016. The amounts shown in this column differ from the amounts shown for the Halliburton Company Supplemental Executive Retirement Plan in the 2016 Nonqualified Deferred Compensation table under the Aggregate Earnings in Last Fiscal Year column because that table includes all earnings and losses, and the Summary Compensation Table shows above-market earnings only.

NEOs earned above-market earnings for their balances associated with the Halliburton Company Supplemental Executive Retirement Plan as follows: $260,427 for Mr. Lesar; $66,673 for Mr. McCollum; $108,129 for Mr. Brown; $45,483 for Mr. Miller; $65,089 for Mr. Rainey; and $26,694 for Mr. Garcia.

Halliburton Company Benefit Restoration Plan Above-Market Earnings. In accordance with the plan document, participants earn monthly interest at the 120% AFR rate, provided the interest rate shall be no less than 6% per annum or greater than 10% per annum. Because the 120% AFR rate was below the 6% minimum interest threshold, the above-market earnings associated with this plan were 3.28% (6% (plan interest earned in 2016) minus 2.72% (120% AFR rate)) for 2016. The amounts shown in this column differ from the amounts shown for the Halliburton Company Benefit Restoration Plan in the 2016 Nonqualified Deferred Compensation table under the Aggregate Earnings in Last Fiscal Year column because that table includes all earnings and losses, and the Summary Compensation Table shows above-market earnings only.

NEOs earned above-market earnings for their balances associated with the Halliburton Company Benefit Restoration Plan as follows: $113,414 for Mr. Lesar; $15,013 for Mr. McCollum; $14,070 for Mr. Brown; $8,058 for Mr. Miller; $9,760 for Mr. Rainey; and $1,852 for Mr. Garcia.

Halliburton Company Elective Deferral Plan Above-Market Earnings. The average earnings for the balances associated with the Halliburton Company Elective Deferral Plan were 6.7% for 2016. The above-market earnings associated with this plan equaled 3.98% (6.7% minus 2.72% (120% AFR rate)) for 2016. The amounts shown in this column differ from the amounts shown for the Halliburton Company Elective Deferral Plan in the 2016 Nonqualified Deferred Compensation table under the Aggregate Earnings in Last Fiscal Year column because that table includes all earnings and losses and the Summary Compensation Table shows above-market earnings only.

Messrs. Lesar, Brown, and Rainey earned above-market earnings for balances associated with the Halliburton Company Elective Deferral Plan as follows: $31,806 for Mr. Lesar; $30,526 for Mr. Brown; and $131,502 for Mr. Rainey. Messrs. McCollum, Miller, and Garcia are not participants in and do not have any prior balances in the Halliburton Company Elective Deferral Plan.

All Other Compensation. Detailed information for amounts included in the All Other Compensation column can be found in the Supplemental Table: All Other Compensation below.

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Supplemental Table: All Other Compensation

The following table details the components of the All Other Compensation column of the Summary Compensation Table for 2016.

Name	Financial Planning ($)	Halliburton Foundation ($)	Halliburton Giving Choices ($)	HALPAC ($)	Restricted Stock Dividends ($)	HRSP Employer Match ($)	Benefit Restoration Plan ($)	SERP ($)	All Other ($)	Total ($)
David J. Lesar	15,000	112,500	0	5,000	224,182	13,250	68,250	1,335,000	507,259	2,280,441
Mark A. McCollum	0	45,000	0	5,000	93,319	13,250	26,763	433,000	2,890	619,222
James S. Brown	0	0	195	4,318	148,301	12,908	30,400	1,083,000	37,032	1,316,154
Jeffrey A. Miller	0	112,500	970	5,000	205,420	13,150	35,250	686,000	27,586	1,085,876
Joe D. Rainey	0	0	1,000	5,000	0	10,124	27,248	771,000	2,007,199	2,821,571
Christian A. Garcia	0	33,750	113	600	12,474	11,458	4,694	0	603,189	666,278

Financial Planning. This program allows NEOs to receive financial planning services by accredited financial planners. Tax planning is not covered under this program. The amount is based on the services the NEO received in 2016. If they do not utilize the program, the amount is forfeited.

Halliburton Foundation. The Halliburton Foundation allows NEOs and other employees to donate to approved universities, medical hospitals, and primary schools of their choice. In 2016, the Halliburton Foundation matched donations up to $20,000 on a 2.25 for 1 basis. Messrs. Lesar and Miller participate in the Halliburton Foundation’s matching program for Directors, which allowed their 2016 contributions up to $50,000 to qualified organizations to be matched on a 2.25 for 1 basis.

Halliburton Giving Choices. The Halliburton Giving Choices Program allows NEOs and other employees to donate to approved not-for-profit charities of their choice. We match donations by contributing ten cents for every dollar contributed by employees. The amounts shown represent the match amounts the program donated to charities on behalf of the NEOs in 2016.

Halliburton Political Action Committee. The Halliburton Political Action Committee, or HALPAC, allows NEOs and other eligible employees to donate to political candidates and participate in the political process. We match the NEO’s donation to HALPAC dollar-for-dollar to a 501(c)(3) status nonprofit organization of the contributor’s choice. The amounts shown represent the match amounts the program donated to charities on behalf of the NEOs in 2016.

Restricted Stock Dividends. This is the amount of dividends paid on restricted stock held by NEOs in 2016. Restricted stock units granted to employees do not receive dividend payments.

Halliburton Retirement and Savings Plan Employer Match. The amount shown is the contribution we made on behalf of each NEO to the Halliburton Company Retirement and Savings Plan, our defined contribution plan. We match employee contributions up to 5% of each employee’s eligible base salary, up to the 401(a)(17) compensation limit of $265,000 in 2016.

Halliburton Company Benefit Restoration Plan. This is the award earned under the Halliburton Company Benefit Restoration Plan in 2016. The plan provides a vehicle to restore qualified plan benefits which are reduced as a result of limitations on contributions imposed under the Internal Revenue Code or due to participation in other plans we sponsor and to defer compensation that would otherwise be treated as excessive employee remuneration within the meaning of Section 162(m) of the Internal Revenue Code. Associated interest, awards, and beginning and ending balances for the Halliburton Company Benefit Restoration Plan are included in the 2016 Nonqualified Deferred Compensation table. Above-market interest earned on these awards and associated balances are shown in the Summary Compensation Table under the Change in Pension Value and NQDC Earnings column.

Halliburton Company Supplemental Executive Retirement Plan. These are awards approved under the Halliburton Company Supplemental Executive Retirement Plan as discussed in the Supplemental Executive Retirement Plan section of the Compensation Discussion and Analysis. Awards are approved by our Compensation Committee annually. The SERP provides a competitive level of pay replacement for key executives upon retirement. Associated interest, awards, and beginning and ending balances for the SERP are included in the 2016 Nonqualified Deferred Compensation table.

All Other.

•	Country Club Membership Dues. Club memberships are approved for business purposes only. During 2016, we paid club membership dues for Mr. Brown. The amount incurred was $17,000.

•	Aircraft Usage. In accordance with our approved security protocols, Messrs. Lesar and Miller, and their spouses and children, use company aircraft for all travel. The only personal use of company aircraft in 2016 for other NEOs was for spousal and dependent travel on select business trips. For 2016, the incremental cost to us for this personal use of our aircraft was as follows: $355,662 for Mr. Lesar; $7,863 for Mr. Brown; $5,242 for Mr. Miller; and $3,931 for Mr. Rainey. For total compensation purposes in 2016, we valued the incremental cost of the personal use of aircraft using a method that takes into account: landing, parking, hanger, flight planning services, and dead-head costs; crew travel expenses; supplies and catering; aircraft fuel and oil expenses per hour of flight; any customs, foreign permit, and similar fees; and passenger ground transportation. For tax purposes, we impute income to the NEO for the value of the spousal and dependent travel on select business trips and reimburse the NEO for the tax impact of the imputed income. For 2016, tax reimbursements for imputed income associated with this spousal and dependent travel were as follows: $32,438 for Mr. Lesar; $1,479 for Mr. McCollum; $12,169 for Mr. Brown; $19,423 for Mr. Miller; and $370 for Mr. Rainey.

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•	Home Security. We provide security for residences based on risk assessments which consider the NEO’s position. In 2016, home security costs were as follows: $94,939 for Mr. Lesar; $1,411 for Mr. McCollum; $2,921 for Mr. Miller; and $422 for Garcia.

•	Car/Driver. A car and part-time driver have been assigned to Mr. Lesar for security purposes and so that he can work while in transit to allow him to meet customer and our needs. In 2016, the cost to us was $19,586.

•	Other Compensation for Mr. Lesar. In 2016, Mr. Lesar received $2,672 in imputed income for relocation and $1,963 for tax equalization.

•	Other Compensation for Mr. Rainey. In 2016, Mr. Rainey received $57,331 for cost of living adjustment; $80,995 mobility premium; $1,731,271 for tax equalization; $500 for tax preparation fees; $120,102 for imputed housing allowance; and $13,069 for auto imputed allowance. All compensation amounts are associated with his expatriate assignment and other expatriates on comparable assignments receive similar types of adjustments.

•	Other Compensation for Mr. Garcia. In 2016, Mr. Garcia’s other compensation consisted of: $550,000 severance payment; $5,000 cash in lieu of outplacement services; $7,500 cash in lieu of financial planning services; $35,956 unused vacation payment; and $4,311 for tax equalization.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2016

The following table represents amounts associated with the 2016 cycle Performance Unit Program, the 2016 Annual Performance Pay Plan, and restricted stock and stock option awards granted in 2016 to our NEOs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
	Grant	Threshold	Target	Maximum		Stock or Units	Options	Awards	Awards
Name	Date	($)	($)	($)		(#)	(#)	($/Share)	($)
David J. Lesar		1,377,800	5,511,201	11,022,402	(1)
		815,000	2,037,500	4,075,000	(2)
	12/07/2016					69,200			3,704,968
	12/07/2016						114,900	$53.54	1,933,767
Mark A. McCollum(3)		393,114	1,572,456	3,144,912	(1)
		240,075	600,188	1,200,375	(2)
	12/07/2016					18,400			985,136
	12/07/2016						30,500	$53.54	513,315
James S. Brown		457,751	1,831,003	3,662,006	(1)
		296,820	742,050	1,484,100	(2)
	12/07/2016					24,200			1,295,668
	12/07/2016						40,100	$53.54	674,883
Jeffrey A. Miller		772,966	3,091,864	6,183,728	(1)
		388,000	970,000	1,940,000	(2)
	12/07/2016					41,800			2,237,972
	12/07/2016						69,500	$53.54	1,169,685
Joe D. Rainey		457,751	1,831,003	3,662,006	(1)
		275,383	688,458	1,376,915	(2)
	12/07/2016					24,200			1,295,668
	12/07/2016						40,100	$53.54	674,883
Christian A. Garcia(4)		250,000	1,000,000	2,000,000	(1)
		123,750	309,375	618,750	(2)

(1)	Opportunity levels under the 2016 cycle of the Performance Unit Program.

(2)	Opportunity levels under the 2016 Halliburton Annual Performance Pay Plan.

(3)	The amounts reflected were the initial opportunity levels under the 2016 cycle of the Performance Unit Program for Mr. McCollum. Because of his resignation, no payment will be made to him for the 2016 cycle of the Performance Unit Program.

(4)	The amounts reflected were the initial opportunity levels under the 2016 cycle of the Performance Unit Program for Mr. Garcia. Any amounts earned under the program will be prorated through the date of Mr. Garcia’s retirement.

As indicated by footnote (1), the opportunities for each NEO under the 2016 cycle Performance Unit Program if the Threshold, Target, or Maximum levels are achieved are reflected under Estimated Future Payouts Under Non-Equity Incentive Plan Awards. The potential payouts are performance driven and completely at risk. For more information on the 2016 cycle Performance Unit Program, refer to Long-term Incentives in the Compensation Discussion and Analysis.

As indicated by footnote (2), the opportunities for each NEO under the 2016 Halliburton Annual Performance Pay Plan are also reflected under Estimated Future Payouts Under Non-Equity Incentive Plan Awards. This plan measures company Cash Value Added as compared to our pre-established goals during a one-year period. The potential payouts are performance driven and completely at risk. For more information on the 2016 Halliburton Annual Performance Pay Program, refer to Short-term (Annual) Incentives in the Compensation Discussion and Analysis.

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All restricted stock and nonqualified stock option awards are granted under the Stock and Incentive Plan. The awards listed under All Other Stock Awards: Number of Shares of Stock or Units and under All Other Option Awards: Number of Securities Underlying Options were awarded to each NEO on the date indicated by the Compensation Committee.

The annual restricted stock grants awarded to the NEOs in 2016 are subject to a graded vesting schedule of 20% per year over five years. This vesting schedule serves to motivate our NEOs to remain employed with us. All restricted shares are priced at fair market value on the date of grant. Quarterly dividends are paid on the restricted shares at the same time and rate payable on our common stock, which was $0.18 per share during 2016. Quarterly dividends are not paid on restricted stock units granted to employees. The shares may not be sold or transferred until fully vested. The shares remain subject to forfeiture during the restricted period in the event of a NEO’s termination of employment or an unapproved early retirement.

Nonqualified stock options granted in 2016 vest over a three-year graded vesting period with 331/3% of the options vesting each year. All options are priced at the fair market value on the date of grant using the Black-Scholes options pricing model. There are no voting or dividend rights unless the NEO exercises the options and acquires the shares.

The Estimated Future Payouts Under Equity Incentive Plan Awards columns have been omitted because awards under the Performance Unit Program and Halliburton Annual Performance Pay Plan are expected to be paid in cash and are disclosed under Estimated Future Payouts Under Non-Equity Incentive Plan Awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2016

The following table represents outstanding stock option and restricted stock awards for our NEOs as of December 31, 2016.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Not Vested (#)	Market Value of Shares or Units of Stock Not Vested ($)
David J. Lesar(1)	12/1/2010	108,000	–	39.19	12/1/2020	–	–
	12/6/2011	141,900	–	35.57	12/6/2021	–	–
	12/5/2012	208,900	–	33.50	12/5/2022	30,180	1,632,436
	12/4/2013	137,900	–	50.62	12/4/2023	37,880	2,048,929
	12/3/2014	118,734	59,366	40.75	12/3/2024	57,600	3,115,584
	12/2/2015	58,967	117,933	38.95	12/2/2025	79,440	4,296,910
	12/7/2016	–	114,900	53.54	12/7/2026	69,200	3,743,028
TOTAL		774,401	292,199			274,300	14,836,887
Mark A. McCollum(2)	12/5/2007	12,000	–	36.90	12/5/2017	–	–
	2/13/2008	11,500	–	35.67	2/13/2018	–	–
	12/1/2010	28,100	–	39.19	12/1/2020	–	–
	12/6/2011	33,200	–	35.57	12/6/2021	–	–
	12/5/2012	44,100	–	33.50	12/5/2022	6,380	345,094
	12/4/2013	35,400	–	50.62	12/4/2023	9,720	525,755
	7/15/2014	–	–			50,000	2,704,500
	12/3/2014	30,934	15,466	40.75	12/3/2024	15,000	811,350
	12/2/2015	16,801	33,599	38.95	12/2/2025	22,640	1,224,598
	12/7/2016	–	30,500	53.54	12/7/2026	18,400	995,256
TOTAL		212,035	79,565			122,140	6,606,553
James S. Brown(3)	1/3/2007	–	–			1,300	70,317
	12/2/2008	–	–			38,910	2,104,664
	12/1/2010	26,100	–	39.19	12/1/2020	–	–
	12/6/2011	43,700	–	35.57	12/6/2021	–	–
	12/5/2012	56,900	–	33.50	12/5/2022	8,220	444,620
	12/4/2013	45,500	–	50.62	12/4/2023	12,480	675,043
	12/3/2014	39,667	19,833	40.75	12/3/2024	19,200	1,038,528
	12/2/2015	19,567	39,133	38.95	12/2/2025	26,320	1,423,649
	12/7/2016	–	40,100	53.54	12/7/2026	24,200	1,308,978
TOTAL		231,434	99,066			130,630	7,065,799

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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Not Vested (#)	Market Value of Shares or Units of Stock Not Vested ($)
Jeffrey A. Miller(4)	1/3/2007	–	–			300	16,227
	1/3/2012	–	–			1,800	97,362
	9/19/2012	–	–			50,000	2,704,500
	12/5/2012	–	–			11,160	603,644
	12/4/2013	55,700	–	50.62	12/4/2023	15,280	826,495
	8/1/2014	–	–			45,300	2,450,277
	12/3/2014	76,734	38,366	40.75	12/3/2024	37,200	2,012,148
	12/2/2015	33,067	66,133	38.95	12/2/2025	44,560	2,410,250
	12/7/2016	–	69,500	53.54	12/7/2026	41,800	2,260,962
TOTAL		165,501	173,999			247,400	13,381,865
Joe D. Rainey(5)	1/3/2007	–	–			300	16,227
	12/6/2011	14,566	–	35.57	12/6/2021	–	–
	12/5/2012	37,933	–	33.50	12/5/2022	8,220	444,620
	12/4/2013	45,500	–	50.62	12/4/2023	12,480	675,043
	12/3/2014	39,667	19,833	40.75	12/3/2024	19,200	1,038,528
	12/2/2015	19,567	39,133	38.95	12/2/2025	26,320	1,423,649
	12/7/2016	–	40,100	53.54	12/7/2026	24,200	1,308,978
TOTAL		157,233	99,066			90,720	4,907,045
Christian A. Garcia(6)	12/6/2011	1,933	–	35.57	12/6/2021
	12/5/2012	4,999	–	33.50	12/5/2022
	12/4/2013	5,900	–	50.62	12/4/2023
	12/3/2014	5,801	2,899	40.75	12/3/2024
	12/2/2015	10,701	21,399	38.95	12/2/2025
TOTAL		29,334	24,298

(1)	Mr. Lesar’s stock option awards vest annually in equal amounts over three-year vesting schedules. His restricted stock awards vest in equal amounts over each grant’s five-year vesting schedule.

(2)	Mr. McCollum’s stock option awards vest annually in equal amounts over three-year vesting schedules. Because of his resignation, he must exercise outstanding, vested options within 30-90 days after the date of his resignation or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options and the restricted stock awards were forfeited when he resigned.

(3)	Mr. Brown’s stock option awards vest annually in equal amounts over three-year vesting schedules. His restricted stock awards vest in equal amounts over each grant’s five-year vesting schedule, except for the January 3, 2007 award, which vests in equal amounts over ten years, and the December 2, 2008 restricted stock award, which began vesting on the sixth anniversary of the award, and vests 20% annually through year ten.

(4)	Mr. Miller’s stock option awards vest annually in equal amounts over three-year vesting schedules. His restricted stock awards vest in equal amounts over each grant’s five-year vesting schedule, except for the January 3, 2007 award, which vests in equal amounts over ten years, and the September 19, 2012 and August 1, 2014 awards, which each vest 100% five years from the date of grant.

(5)	Mr. Rainey’s stock option awards vest annually in equal amounts over three-year vesting schedules. His restricted stock awards vest in equal amounts over each grant’s five-year vesting schedule, except for the January 3, 2007 award, which vests in equal amounts over ten years.

(6)	Mr. Garcia’s stock option awards vest annually in equal amounts over three-year vesting schedules. The restricted stock he held became 100% vested upon his early retirement on August 1, 2016.

The nonqualified stock option awards listed under Option Awards include outstanding awards, exercisable and unexercisable, as of December 31, 2016.

The restricted stock awards under Stock Awards are the number of shares not vested as of December 31, 2016. The market value shown was determined by multiplying the number of unvested restricted shares at year end by the closing price of our common stock on the NYSE of $54.09 on December 31, 2016.

The Equity Incentive Plan Awards columns are omitted as we do not utilize this type of award at this time.

The narratives under the Summary Compensation Table and the Grants of Plan-Based Awards in Fiscal 2016 table contain additional information on stock option and restricted stock awards.

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2016 OPTION EXERCISES AND STOCK VESTED

The following table represents stock options exercised and restricted shares that vested during fiscal year 2016 for our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David J. Lesar	–	–	118,618	6,416,123
Mark A. McCollum	–	–	28,360	1,533,570
James S. Brown	–	–	161,449	7,482,264
Jeffrey A. Miller	55,299	910,134	96,940	4,494,629
Joe D. Rainey	–	–	84,520	4,561,673
Christian A. Garcia	13,500	482,085	38,260	1,612,830

The value realized for vested restricted stock awards was determined by multiplying the fair market value of the shares (closing price of our common stock on the NYSE on the vesting date) by the number of shares that vested. Shares vested on various dates throughout the year; therefore, the value listed represents the aggregate value of all shares that vested for each NEO in 2016.

2016 NONQUALIFIED DEFERRED COMPENSATION

The 2016 Nonqualified Deferred Compensation table reflects balances in our nonqualified plans as of January 1, 2016, contributions made by the NEO and us during 2016, earnings (the net of the gains and losses on funds, as applicable), distributions, and the ending balance as of December 31, 2016. The plans are described in the Compensation Discussion and Analysis or the narratives to the Summary Compensation Table, and brief summaries are provided below.

Name	Plan	01/01/16 Balance ($)	Executive Contributions In Last Fiscal Year ($)	Registrant Contributions In Last Fiscal Year ($)	Aggregate Earnings In Last Fiscal Year ($)	Aggregate Distributions ($)	Aggregate Balance At Last Fiscal Year End ($)
David J. Lesar	SERP	11,444,678	0	1,335,000	571,722	0	13,351,400
	Benefit Restoration	3,458,166	0	68,250	207,476		3,733,892
	Elective Deferral	9,767,821	0	0	85,214	8,494,383	1,358,652
	TOTAL	24,670,665	0	1,403,250	864,412	8,494,383	18,443,944
Mark A. McCollum	SERP	2,932,044	0	433,000	146,424	0	3,511,468
	Benefit Restoration	457,744	0	26,763	27,463	0	511,970
	TOTAL	3,389,788	0	459,763	173,887	0	4,023,438
James S. Brown	SERP	4,761,491	0	1,083,000	237,641	0	6,082,132
	Benefit Restoration	428,968	0	30,400	25,738	0	485,106
	Elective Deferral	982,573	0	0	57,308	0	1,039,881
	TOTAL	6,173,032	0	1,113,400	320,687	0	7,607,119
Jeffrey A. Miller	SERP	2,007,080	0	686,000	100,076	0	2,793,156
	Benefit Restoration	245,678	0	35,250	14,741	0	295,669
	TOTAL	2,252,758	0	721,250	114,817	0	3,088,825
Joe D. Rainey	SERP	2,868,185	0	771,000	143,103	0	3,782,288
	Benefit Restoration	297,560	0	27,248	17,854	0	342,662
	Elective Deferral	3,289,537	0	0	217,334	30,423	3,476,448
	TOTAL	6,455,282	0	798,248	378,291	30,423	7,601,398
Christian A. Garcia	SERP	691,399	0	0	45,700	0	737,099
	Benefit Restoration	56,449	0	4,694	3,387	0	64,530
	TOTAL	747,848	0	4,694	49,087	0	801,629

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Halliburton Company Supplemental Executive Retirement Plan. The SERP provides a competitive level of pay replacement for key executives upon retirement. The current pay replacement target is 75% of base salary at age 65 with 25 years of service, using the highest annual salary during the last three years of employment. Several assumptions are made annually and include a base salary increase percentage, qualified and nonqualified plan contributions, qualified and nonqualified plan investment earnings, and an annuity rate.

Allocations under the SERP can be made once a year and are approved by the Compensation Committee at their discretion. The material factors and guidelines considered in making an allocation include:

•	Retirement benefits provided from our other programs, both qualified and nonqualified;

•	Current compensation;

•	Length of service; and

•	Years of service to normal retirement.

All of the NEOs are fully vested in their respective account balances. Balances for active and terminated participants earn interest at an annual rate of 5% and 10%, respectively.

SERP amounts shown in the Registrant Contributions in Last Fiscal Year column are included in the Summary Compensation Table under All Other Compensation.

Halliburton Company Benefit Restoration Plan. The Halliburton Company Benefit Restoration Plan provides a vehicle to restore qualified plan benefits which are reduced as a result of limitations on contributions imposed under the Internal Revenue Code or due to participation in other plans we sponsor and to defer compensation that would otherwise be treated as excessive remuneration within the meaning of Section 162(m) of the Internal Revenue Code. Awards are made annually to those who meet these criteria and earned interest at an annual rate as defined by the plan document. Awards and corresponding interest balances are 100% vested and distributed upon separation.

In accordance with the plan document, participants earn monthly interest at the 120% AFR rate, provided the interest rate shall be no less than 6% per annum or greater than 10% per annum. Because the 120% AFR rate was below the 6% minimum interest threshold, plan participants earned interest at an annual rate of 6% in 2016.

Benefit Restoration amounts shown in the Registrant Contributions in Last Fiscal Year column are included in the Summary Compensation Table under All Other Compensation.

Halliburton Company Elective Deferral Plan. The Halliburton Company Elective Deferral Plan allows participants to save for retirement utilizing eligible pre-tax base and/or eligible incentive compensation.

Participants may elect to defer up to 75% of their annual base salary and up to 75% of their incentive compensation into the plan. Deferral elections must be made on an annual basis, including the type and timing of distribution. Plan earnings are based on the NEO’s choice of up to 12 investment options with varying degrees of risk, including the risk of loss. Investment options may be changed by the NEO daily. The amounts shown in the Aggregate Earnings in Last Fiscal Year column reflect the aggregate of all gains and losses on outstanding balances in 2016. Only the above-market interest is shown in the Summary Compensation Table, under Change in Pension Value and NQDC Earnings.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

Employment Contracts

Messrs. Lesar, McCollum, Brown, Miller, and Rainey have employment agreements with us. Under the terms of Mr. Lesar’s agreement, a termination for cause is a termination for (i) gross negligence or willful misconduct in the performance of his duties and responsibilities, or (ii) a conviction of a felony. In the event we terminate Mr. Lesar for any reason other than termination for cause, we are obligated to pay Mr. Lesar a severance payment equal to (i) the value of any restricted shares that are forfeited because of termination, and (ii) five times his annual base salary.

Under the terms of the agreements with Messrs. McCollum, Brown, Miller, and Rainey, the reasons for termination of employment (other than death) are defined as follows:

(i)	Retirement means either (a) retirement at or after normal retirement at age 65 (either voluntarily or under our retirement policy), or (b) voluntary termination of employment in accordance with our early retirement policy for other than a Good Reason. “Good Reason” means a termination of employment by employee because of (a) our material breach of any material provision of the employment agreement, or (b) a material reduction in employee’s rank or responsibility with us, provided that (i) employee provides written notice to us of the circumstances employee claims constitute “Good Reason” within 90 calendar days of the first to occur of such circumstances, (ii) such breach remains uncorrected for 30 calendar days following written notice, and (iii) employee’s termination occurs within 180 calendar days after the date that the circumstances employee claims constitute Good Reason first occurred.

(ii)	Permanent disability means the employee’s physical or mental incapacity to perform his or her usual duties with such condition likely to remain continuously and permanently as reasonably determined by the Compensation Committee in good faith.

(iii)	Voluntary termination means a termination of employment in the sole discretion and at the election of the employee for other than Good Reason.

(iv)	Termination for cause means our termination of employee’s employment for Cause. “Cause” means any of the following: (a) employee’s gross negligence or willful misconduct in the performance of the duties and services required of the employee;

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(b) employee’s final conviction of a felony; (c) a material violation of our Code of Business Conduct; or (d) employee’s material breach of any material provision of his or her employment agreement which remains uncorrected for 30 days following our written notice of such breach to employee.

If the employment of Messrs. McCollum and Brown terminates for any reason other than death, retirement (either at age 65 or voluntarily prior to age 65), permanent disability, voluntary termination, or termination for cause, they are entitled to each of the following:

•	A payment equal to two years’ base salary;

•	At the Compensation Committee’s election, either the retention of all restricted shares following termination or a payment equal to the value of any restricted shares that are forfeited because of termination;

•	Any unpaid amounts earned under the Annual Performance Pay Plan in prior years; and

•	Any amount payable for the year under the Annual Performance Pay Plan in which his employment is terminated, determined as if he had remained employed for the full year.

As noted, Mr. McCollum voluntarily terminated employment with us on March 7, 2017.

If the employment of Messrs. Miller or Rainey terminates for any reason other than death, retirement (either at age 65 or voluntarily prior to age 65), permanent disability, voluntary termination, or termination for cause, they are entitled to each of the following:

•	A payment equal to two years’ base salary; and

•	A single lump sum cash payment equal to the value of any restricted shares that are forfeited because of termination. The payout is contingent upon compliance with a non-compete agreement and subject to vesting restrictions.

Change-In-Control Arrangements

We do not maintain individual change-in-control agreements or provide for excise tax gross-ups on any payments associated with a change-in-control. Some of our compensation plans, however, contain change-in-control provisions, which could result in payment of specific benefits.

Under the Stock and Incentive Plan, in the event of a change-in-control, the following will occur automatically:

•	any outstanding options and stock appreciation rights shall become immediately vested and fully exercisable;

•	any restrictions on restricted stock awards shall immediately lapse;

•	all performance measures upon which an outstanding performance award is contingent are deemed achieved and the holder receives a payment equal to the maximum amount of the award he or she would have been entitled to receive, prorated to the effective date; and

•	any outstanding cash awards, including stock value equivalent awards, immediately vest and are paid based on the vested value of the award.

Under the Annual Performance Pay Plan:

•	in the event of a change-in-control during a plan year, a participant will be entitled to an immediate cash payment equal to the maximum dollar amount he or she would have been entitled to for the year, prorated through the date of the change-in-control; and

•	in the event of a change-in-control after the end of a plan year but before the payment date, a participant will be entitled to an immediate cash payment equal to the incentive earned for the plan year.

Under the Performance Unit Program:

•	in the event of a change-in-control during a performance cycle, a participant will be entitled to an immediate cash payment equal to the maximum amount he or she would have been entitled to receive for the performance cycle, prorated to the date of the change-in-control; and

•	in the event of a change-in-control after the end of a performance cycle but before the payment date, a participant will be entitled to an immediate cash payment equal to the incentive earned for that performance cycle.

Under the Employee Stock Purchase Plan, in the event of a change-in-control, unless the successor corporation assumes or substitutes new stock purchase rights:

•	the purchase date for the outstanding stock purchase rights will be accelerated to a date fixed by the Compensation Committee prior to the effective date of the change-in-control; and

•	upon such effective date, any unexercised stock purchase rights will expire and we will refund to each participant the amount of his or her payroll deductions made for purposes of the Employee Stock Purchase Plan that have not yet been used to purchase stock.

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POST-TERMINATION OR CHANGE-IN-CONTROL PAYMENTS

The following tables and narratives represent the impact of certain termination events or a change-in-control on each element of compensation for NEOs as of December 31, 2016.

		Termination Event
Name	Payments	Resignation ($)	Early Retirement w/o Approval ($)	Early Retirement w/Approval ($)	Normal Retirement ($)	Term for Cause ($)	Term w/o Cause ($)	Change in Control ($)
David J. Lesar	Severance	0	0	0	0	0	8,150,000	0
	Annual Perf. Pay Plan	0	0	4,075,000	4,075,000	0	4,075,000	4,075,000
	Restricted Stock	0	0	14,836,887	14,836,887	0	14,836,887	14,836,887
	Stock Options	11,493,624	11,493,624	14,134,267	14,134,267	11,493,624	14,134,267	14,134,267
	Performance Units	0	0	10,064,686	10,064,686	0	0	10,064,686
	Nonqualified Plans	18,443,944	18,443,944	18,443,944	18,443,944	18,443,944	18,443,944	0
	Health Benefits	0	12,000	12,000	0	0	0	0
	TOTAL	29,937,568	29,949,568	61,566,784	61,554,784	29,937,568	59,640,098	43,110,840
Mark A. McCollum	Severance	0	0	0	0	0	1,600,500	0
	Annual Perf. Pay Plan	0	0	1,200,375	1,200,375	0	1,200,375	1,200,375
	Restricted Stock	0	0	6,606,553	6,606,553	0	6,606,553	6,606,553
	Stock Options	3,149,548	3,149,548	3,881,328	3,881,328	3,149,548	3,881,328	3,881,328
	Performance Units	0	0	2,710,779	2,710,779	0	0	2,710,779
	Nonqualified Plans	4,023,437	4,023,437	4,023,437	4,023,437	4,023,437	4,023,437	0
	Health Benefits	0	12,000	12,000	0	0	0	0
	TOTAL	7,172,985	7,184,985	18,434,472	18,422,472	7,172,985	17,312,193	14,399,035
James S. Brown	Severance	0	0	0	0	0	1,746,000	0
	Annual Perf. Pay Plan	0	0	1,484,100	1,484,100	0	1,484,100	1,484,100
	Restricted Stock	0	0	7,065,798	7,065,798	0	7,065,798	7,065,798
	Stock Options	3,353,072	3,353,072	4,232,173	4,232,173	3,353,072	4,232,173	4,232,173
	Performance Units	0	0	3,356,282	3,356,282	0	0	3,356,282
	Nonqualified Plans	7,607,120	7,607,120	7,607,120	7,607,120	7,607,120	7,607,120	0
	Health Benefits	0	12,000	12,000	0	0	0	0
	TOTAL	10,960,192	10,972,192	23,757,473	23,745,473	10,960,192	22,135,191	16,138,353
Jeffrey A. Miller	Severance	0	0	0	0	0	1,940,000	0
	Annual Perf. Pay Plan	0	0	1,940,000	1,940,000	0	1,940,000	1,940,000
	Restricted Stock	0	0	13,381,866	13,381,866	0	13,381,866	13,381,866
	Stock Options	1,717,545	1,717,545	3,268,826	3,268,826	1,717,545	3,268,826	3,268,826
	Performance Units	0	0	6,189,555	6,189,555	0	0	6,189,555
	Nonqualified Plans	3,088,824	3,088,824	3,088,824	3,088,824	3,088,824	3,088,824	0
	Health Benefits	0	12,000	12,000	0	0	0	0
	TOTAL	4,806,369	4,818,369	27,881,071	27,869,071	4,806,369	23,619,516	24,780,247
Joe D. Rainey	Severance	0	0	0	0	0	1,619,900	0
	Annual Perf. Pay Plan	0	0	1,376,915	1,376,915	0	1,376,915	1,376,915
	Restricted Stock	0	0	4,907,045	4,907,045	0	4,907,045	4,907,045
	Stock Options	2,034,090	2,034,090	2,913,191	2,913,191	2,034,090	2,913,191	2,913,191
	Performance Units	0	0	3,356,282	3,356,282	0	0	3,356,282
	Nonqualified Plans	7,601,397	7,601,397	7,601,397	7,601,397	7,601,397	7,601,397	0
	Health Benefits	0	12,000	12,000	0	0	0	0
	TOTAL	9,635,487	9,647,487	20,166,830	20,154,830	9,635,487	18,418,448	12,553,443

Resignation. Resignation is defined as leaving employment with us voluntarily, without having attained early or normal retirement status (see the applicable sections below for information on what constitutes these statuses). Upon resignation, the following actions will occur for a NEO’s various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.

•	Annual Performance Pay Plan. No payment would be made to the NEO under the Performance Pay Plan.

•	Restricted Stock. Any restricted stock holdings would be forfeited upon the date of resignation. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2016 table.

•	Stock Options. The NEO must exercise outstanding, vested options within 30-90 days after the NEO’s resignation or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2016 table.

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•	Performance Units. The NEO would not be eligible to receive payments under the Performance Unit Program.

•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2016 Nonqualified Deferred Compensation table. Payments from the Halliburton Company Supplemental Executive Retirement Plan and Halliburton Company Benefit Restoration Plan are paid out of an irrevocable grantor trust held at State Street Bank and Trust Company. The principal and income of the trust are treated as our assets and income for federal income tax purposes and are subject to the claims of our general creditors to the extent provided in the plan. The Halliburton Elective Deferral Plan is unfunded and we make payments from our general assets. Payments from these plans may be paid in a lump sum or in annual installments for a maximum ten-year period.

•	Health Benefits. The NEO would not be eligible for the $12,000 credit to assist in paying for retiree medical costs because the NEO resigned from employment with us.

Early Retirement. A NEO becomes eligible for early retirement by either attaining age 50 or by attaining 70 points via a combination of age plus years of service. Eligibility for early retirement does not guarantee retention of stock awards (lapse of forfeiture restrictions on restricted stock and ability to exercise outstanding options for the remainder of the stated term). Early retirement eligibility is a condition that must be met before the Compensation Committee will consider retention of stock awards upon separation from employment. For example, if a NEO is eligible for early retirement but is leaving us to go to work for a competitor, then the NEO’s stock awards would not be considered for retention.

Early Retirement (Without Approval). The following actions will occur for a NEO’s various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.

•	Annual Performance Pay Plan. No payment would be made to the NEO under the Performance Pay Plan.

•	Restricted Stock. Any restricted stock holdings would be forfeited upon the date of early retirement. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2016 table.

•	Stock Options. The NEO must exercise outstanding, vested options within 30-90 days after the NEO’s early retirement or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2016 table.

•	Performance Units. The NEO would not be eligible to receive payments under the Performance Unit Program.

•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2016 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.

•	Health Benefits. A NEO that was age 40 or older as of December 31, 2004 and qualifies for early retirement under our health and welfare plans, which requires that the NEO has attained age 55 with ten years of service or that the NEO’s age and years of service equals 70 points with a minimum of ten years of service, is eligible for a $12,000 credit toward retiree medical costs incurred prior to age 65. The credit is only applicable if the NEO chooses Halliburton retiree medical coverage. This benefit is amortized as a monthly credit applied to the cost of retiree medical coverage based on the number of months from the time of early retirement to age 65. For example, if a NEO is 10 years or 120 months away from age 65 at the time of the NEO’s early retirement, the NEO will receive a monthly credit in the amount of $100 ($12,000/120 months). Should the NEO choose not to elect coverage with Halliburton after the NEO’s separation, the NEO would not receive any cash in lieu of the credit.

Early Retirement (With Approval). The following actions will occur for a NEO’s various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.

•	Annual Performance Pay Plan. If any of the NEOs were to retire prior to the end of the plan year for any reason other than death or disability, he would forfeit any payment due under the plan, unless the Compensation Committee determines that the payment should be prorated for the partial plan year. These payments usually occur no later than the end of February in the year following the plan year.

•	Restricted Stock. Any stock holdings restrictions would lapse upon the date of early retirement. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2016 table.

•	Stock Options. The NEO will be granted retention of the NEO’s option awards. The unvested awards will continue to vest per the vesting schedule outlined in the NEO stock option agreements and any vested options will not expire until 10 years from the grant award date. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2016 table.

•	Performance Units. The NEO will participate on a prorated basis for any Performance Unit Program cycles that have not been completed at the time of the NEO’s early retirement. These payments, if earned, are paid out and the NEO would receive payments at the same time as other participants, which is usually no later than March of the year following the close of the cycle.

•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2016 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.

•	Health Benefits. A NEO that was age 40 or older as of December 31, 2004 and qualifies for early retirement under our health and welfare plans is eligible for a $12,000 credit toward retiree medical costs. Refer to the Early Retirement (Without Approval) section for more information on Health Benefits.

Normal Retirement. A NEO would be eligible for normal retirement should the NEO cease employment at age 65 or later. The following actions will occur for a NEO’s various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.

•	Annual Performance Pay Plan. If any of the NEOs were to retire prior to the end of the plan year for any reason other than death or disability, he would forfeit any payment due under the plan, unless the Compensation Committee determines that the payment should be prorated for the partial plan year. These payments usually occur no later than the end of February in the year following the plan year.

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•	Restricted Stock. Any restricted stock holdings would vest upon the date of normal retirement. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2016 table.

•	Stock Options. The NEO will be granted retention of the NEO’s outstanding option awards. The unvested awards will continue to vest per the vesting schedule outlined in the NEO’s stock option agreements and any vested options will not expire until 10 years from the grant award date. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2016 table.

•	Performance Units. The NEO will participate on a prorated basis for any Performance Unit Program cycles that have not been completed at the time of the NEO’s normal retirement. These payments, if earned, are paid out and the NEO would receive payments at the same time as other participants, which is usually no later than March following the close of the cycle.

•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2016 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.

•	Health Benefits. The NEO would not be eligible for the $12,000 credit as the NEO would be age 65 or older at the time of normal retirement.

Termination (For Cause). Should we terminate the NEO for cause, such as violating our Code of Business Conduct, the following actions will occur for the NEO’s various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.

•	Annual Performance Pay Plan. No payment would be paid to the NEO under the Performance Pay Plan.

•	Restricted Stock. Any restricted stock holdings would be forfeited upon the date of termination. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2016 table.

•	Stock Options. The NEO must exercise outstanding, vested options within 30-90 days after the NEO’s termination or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2016 table.

•	Performance Units. No payment would be paid to the NEO under the Performance Unit Program.

•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2016 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.

•	Health Benefits. The NEO would not be eligible for the $12,000 credit to assist in paying for retiree medical costs.

Termination (Without Cause). Should a NEO with an employment agreement be terminated without cause by us, such as termination at our convenience, then the provisions of the NEO’s employment agreement related to severance payments, annual performance pay plan (if applicable), and lapsing of stock restrictions would apply. In the case of Messrs. McCollum, Brown, Miller, and Rainey, payments for these items are conditioned on a release agreement being executed by the NEO. The following actions will occur for the NEO’s various elements of compensation:

•	Severance Pay. Severance is paid according to terms of the applicable employment agreement. Mr. Lesar’s severance multiple is five times base salary at the time of termination. Messrs. McCollum, Brown, Miller, and Rainey would receive severance in the amount of two times base salary at the time of termination. Severance paid under the terms of the employment agreement fully satisfies any and all other claims for severance under our plans or policies.

•	Annual Performance Pay Plan. For Messrs. McCollum and Brown, participation is continued for the full year of separation and at the existing participation level at separation; however, any payments are made at the time all other participants receive payment and only if our performance yields a payment under the terms of the plan. If Messrs. Lesar, Miller, or Rainey were terminated prior to the end of the plan year for any reason other than death or disability, he would forfeit any payment due under the plan, unless the Compensation Committee determines that a payment should be prorated for the partial plan year. These payments usually occur no later than the end of February in the year following the plan year.

•	Restricted Stock. For Messrs. Lesar, McCollum and Brown, restricted shares under the Stock and Incentive Plan are automatically vested or are forfeited and an equivalent value is paid to the NEO at the Compensation Committee’s discretion. Messrs. Miller and Rainey entered into non-compete agreements with us and agreed not to work for a competitor of ours for two years following separation. If they comply with the terms of their agreements, they will receive a single lump sum payment equal to the value of any unvested restricted shares that were forfeited because of termination. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2016 table.

•	Stock Options. The NEO will be granted retention of the NEO’s outstanding option awards. The unvested awards will continue to vest per the vesting schedule outlined in the NEO’s stock option agreements and any vested options will not expire until 10 years from the grant award date. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2016 table.

•	Performance Units. No payment would be paid to the NEO under the Performance Unit Program.

•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2016 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.

•	Health Benefits. The NEO would not be eligible for the $12,000 credit to assist in paying for retiree medical costs.

Change-in-Control. Should a change-in-control take place, the following actions will occur for a NEO’s various elements of compensation:

•	Annual Performance Pay Plan. In the event of a change-in-control during a plan year, a plan participant is entitled to an immediate cash payment equal to the maximum dollar amount he or she would have been entitled to for the year, prorated through the date of the change-in-control. In the event of a change-in-control after the end of a plan year but before the payment date, the plan participant is entitled to an immediate cash payment equal to the incentive earned for the plan year.

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•	Restricted Stock. Restricted shares under the Stock and Incentive Plan are automatically vested. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2016 table.

•	Stock Options. Any outstanding options shall become immediately vested and fully exercisable by the NEO. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2016 table.

•	Performance Units. In the event of a change-in-control during a performance cycle, NEOs will be entitled to an immediate cash payment equal to the maximum amount he or she would have been entitled to receive for the performance cycle, prorated to the date of the change-in-control. In the event of a change-in-control after the end of a performance cycle but before the payment date, NEOs will be entitled to an immediate cash payment equal to the incentive earned for that performance cycle.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information, as of December 31, 2016, with respect to our equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	20,642,775	$ 44.01	40,412,109
Equity compensation plans not approved by security holders	—	—	—
TOTAL	20,642,775	$ 44.01	40,412,109

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PROPOSAL NO. 4	PROPOSAL FOR ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

SEC rules implementing the Dodd-Frank Act provide for a vote at least every six years by our stockholders to determine how frequently we should submit to our stockholders an advisory vote on the compensation of our named executive officers. This proposal was last submitted to stockholder at our 2011 Annual Meeting and the vote was in favor of an annual advisory vote on executive compensation. In response, our Board adopted an annual vote.

Our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Halliburton and, therefore, our Board of Directors recommends that you vote to approve our practice of having an annual advisory vote on executive compensation.

Our Board of Directors presently believes that providing stockholders with an advisory resolution on executive compensation every year enhances stockholder communication by providing another avenue to obtain information on investor sentiment about our executive compensation philosophy, policies, and practices.

We understand that our stockholders may have different views as to the appropriate frequency for the advisory vote, and our Board of Directors will take the outcome of the vote into consideration in determining with what frequency to hold future advisory votes on executive compensation.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, or three years or abstain from voting when you vote in response to the resolution set forth below:

“RESOLVED, that the option of every one year, two years, or three years that receives the highest number of votes cast for this resolution will be the frequency preferred by stockholders for Halliburton to hold a stockholder vote to approve the compensation of Halliburton’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.”

The option of one year, two years, or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, this vote is advisory and not binding on the Board of Directors or Halliburton. The Board may decide that it is in the best interests of our stockholders and Halliburton to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

The Board of Directors recommends a vote FOR the option of holding the advisory vote on executive compensation once every year.

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PROPOSAL NO. 5	PROPOSAL TO AMEND AND RESTATE THE HALLIBURTON COMPANY STOCK AND INCENTIVE PLAN

Introduction

The Halliburton Company Stock and Incentive Plan was last approved by stockholders at the 2015 annual meeting and reserved 28,966,834 shares for issuance thereunder.

The proposed amendment and restatement of the Stock and Incentive Plan replenishes the pool of shares of Halliburton common stock available for issuance under the Stock and Incentive Plan by adding 19,000,000 shares. This proposal also adds an annual limit to the value of awards that can be granted to Halliburton’s non-management directors under the Stock and Incentive Plan. The Stock and Incentive Plan is the only active plan used to grant awards of the types described in this proposal.

Our Board is requesting that stockholders approve the amendment and restatement of the Stock and Incentive Plan which amendment and restatement was approved by the Board on February 8, 2017 subject to stockholder approval.

General

In order to give Halliburton the flexibility to responsibly address its future equity compensation needs, Halliburton is requesting that stockholders approve the amendment and restatement which adds 19,000,000 shares to the Stock and Incentive Plan.

The 19,000,000 shares to be added under the Stock and Incentive Plan pursuant to the amendment and restatement of the Stock and Incentive Plan, in combination with the remaining authorized shares and shares added back into the Stock and Incentive Plan from forfeitures, are expected to satisfy Halliburton’s equity compensation needs through the 2019 annual meeting of stockholders. This being the case, if the amendment and restatement is approved, Halliburton anticipates seeking the authorization of additional shares under the Stock and Incentive Plan in 2019.

In addition to adding 19,000,000 shares to the Stock and Incentive Plan, the amendment and restatement of the Stock and Incentive Plan also adds an annual limit to the value of awards that can be granted to Halliburton’s non-management directors. The Stock and Incentive Plan also contains the following important features:

•	Stock options and stock appreciation rights are subject to the same three-year minimum vesting period that applies to restricted stock and restricted stock units;

•	The Stock and Incentive Plan contains a prohibition against “liberal share counting” or “liberal share recycling” with respect to shares available for awards under the Stock and Incentive Plan;

•	The Stock and Incentive Plan provides that all shares available for award are available for awards of incentive stock options;

•	Repricing of stock options and stock appreciation rights is prohibited unless prior stockholder approval is obtained;

•	Stock options and stock appreciation rights must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant; and

•	The ability to automatically receive replacement stock options when a stock option is exercised with previously acquired shares of Halliburton common stock, or so-called “stock option reloading,” is not permitted.

Share Reserve (adjusted for 1997 and 2006 stock splits where applicable)
Shares authorized under the Stock and Incentive Plan	187,199,680
Shares granted (less available cancellations and shares expired) from 1993 through January 31, 2017 from the Stock and Incentive Plan(1)	179,063,059
Remaining shares available for grant as of January 31, 2017	8,136,621
Additional shares being requested under the amendment and restatement of the Stock and Incentive Plan	19,000,000
Total shares available for grant under the amended and restated Stock and Incentive Plan	27,136,621
(1)	As of January 31, 2017, Halliburton had total outstanding awards of 21,019,050 options with a weighted average exercise price of $44.61 and a weighted average life of 6.92 years, and 14,908,910 full value awards.

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If the amendment and restatement of the Stock and Incentive Plan is approved by stockholders, the aggregate number of shares of Halliburton common stock that will be available for issuance under the Stock and Incentive Plan would increase to 27,136,621 shares, based on the estimates set forth above, all of which shall be available for awards of incentive stock options. Each share issued as restricted stock (or pursuant to the vesting of a stock unit or a performance share award) will count as the issuance of 1.60 shares reserved under the Stock and Incentive Plan, while each share granted as a stock option or stock appreciation right will count as the issuance of 1.0 share reserved under the Stock and Incentive Plan. If awards granted under the Stock and Incentive Plan are forfeited or terminate before being exercised, then the shares underlying those awards will again become available for awards under the Stock and Incentive Plan.

The Stock and Incentive Plan does not provide for “liberal share counting” or “liberal share recycling.” Liberal share counting or liberal share recycling refers to circumstances where shares granted and exercised may be added back to an incentive plan for future issuance, including the following situations:

•	Shares tendered or withheld in payment of an exercise price;

•	Shares tendered or withheld to satisfy tax withholding obligations;

•	Shares reacquired by an issuer with the proceeds of an option exercise price; and

•	Shares that are not issued due to a net settlement of an award.

In each of the situations above, such shares are no longer available for awards under the Stock and Incentive Plan. For example, shares withheld from an award to satisfy tax withholding obligations are no longer available for awards under the Stock and Incentive Plan, and a stock appreciation right or option will be counted in full against the number of shares available for issuance under the Stock and Incentive Plan, regardless of whether a net settlement occurs resulting in a fewer number of shares issued than are covered by the stock appreciation right or option.

The number of stock option shares or stock appreciation rights, singly or in combination, together with shares or share equivalents under performance awards granted to any individual who is an employee in any one calendar year, shall not in the aggregate exceed 1,000,000. The cash value determined as of the date of grant of any performance award not denominated in common stock granted to any individual who is an employee for any one calendar year shall not exceed $30,000,000. The amendment and restatement of the Stock and Incentive Plan provides that no non-management director may receive awards in any one calendar year with a fair market value determined as of the date of grant in excess of $600,000.

In the event of any recapitalization, reorganization, merger, consolidation, combination, exchange, stock dividend, stock split, extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or shares of common stock occurring after the date of the grant of an award, the Compensation Committee shall make appropriate adjustments to the number and price of shares of common stock or other consideration subject to such awards and the award limits set forth in the preceding paragraph.

THE STOCK AND INCENTIVE PLAN

Types of Awards

The Stock and Incentive Plan provides for the grant of any or all of the following types of awards:

•	stock options, including incentive stock options and nonqualified stock options;

•	stock appreciation rights, either independent of, or in connection with, stock options;

•	restricted stock;

•	restricted stock units;

•	performance awards; and

•	stock value equivalent awards.

Any stock option granted in the form of an incentive stock option must satisfy the requirements of Section 422 of the Internal Revenue Code. Awards may be made to the same person on more than one occasion and may be granted singly, in combination, or in tandem as determined by the Compensation Committee. To date, only awards of nonqualified stock options, restricted stock, restricted stock units, and cash-based performance awards have been made under the Stock and Incentive Plan.

Term

The Stock and Incentive Plan has an indefinite term.

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Administration

The Board has appointed the Compensation Committee to administer the Stock and Incentive Plan. Subject to the terms of the Stock and Incentive Plan, and to any approvals and other authority as the Board may reserve to itself from time to time, the Compensation Committee, consistent with the terms of the Stock and Incentive Plan, will have authority to:

•	select the individuals to receive awards and determine the timing, form, amount or value and term of grants and awards, including providing for terms regarding the accelerated vesting of an award otherwise subject to minimum vesting provisions, and the conditions and restrictions, if any, subject to which grants and awards will be made and become payable under the Stock and Incentive Plan;

•	construe the Stock and Incentive Plan and prescribe rules and regulations for the administration of the Stock and Incentive Plan; and

•	make any other determinations authorized under the Stock and Incentive Plan as the Compensation Committee deems necessary or appropriate.

Eligibility

A broad group of our employees and employees of our affiliates are eligible to participate in the Stock and Incentive Plan. The selection of participants from eligible employees is within the discretion of the Compensation Committee. Non-management directors are eligible to participate in the Stock and Incentive Plan. As of January 1, 2017, approximately 13,000 employees (including employees and executive officers) and 11 non-management directors were eligible for awards under the Stock and Incentive Plan as determined by the Compensation Committee.

Stock Options

Under the Stock and Incentive Plan, the Compensation Committee may grant awards in the form of stock options to purchase shares of common stock. The Compensation Committee will determine the number of shares subject to an option, the manner and time of the option’s exercise, and the exercise price per share of stock subject to the option. Options may not become exercisable in less than three years from the date of grant, provided that options may become exercisable in equal installments over the three-year period after the grant date. The term of an option may not exceed ten years. We do not receive any consideration for granting stock options. The exercise price of a stock option will not be less than the fair market value of the common stock on the date the option is granted. Repricing of stock options and reloading of stock options are prohibited unless prior stockholder approval is obtained. The Compensation Committee will designate each option as a nonqualified or an incentive stock option.

The option exercise price may, at the discretion of the Compensation Committee, be paid by a participant in cash, shares of common stock, or a combination of cash and common stock. Except as set forth below with regard to specific corporate changes, no option will be exercisable within six months of the date of grant.

Stock Appreciation Rights

The Stock and Incentive Plan also authorizes the Compensation Committee to grant stock appreciation rights either independent of, or in connection with, a stock option. The exercise price of a stock appreciation right will not be less than the fair market value of the common stock on the date the stock appreciation right is granted. If granted with a stock option, exercise of stock appreciation rights will result in the surrender of the right to purchase the shares under the option as to which the stock appreciation rights were exercised. Upon exercising a stock appreciation right, the holder receives for each share for which the stock appreciation right is exercised, an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise.

Payment of that amount may be made in shares of common stock, cash, or a combination of cash and common stock, as determined by the Compensation Committee. Stock appreciation rights may not become exercisable in less than three years from the date of grant, provided that stock appreciation rights may become exercisable in equal installments over the three-year period after the grant date. The term of a stock appreciation right grant may not exceed ten years. Repricing of stock appreciation rights and reloading of stock appreciation rights are prohibited unless prior stockholder approval is obtained. We do not receive any consideration for granting stock appreciation rights.

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Restricted Stock

The Stock and Incentive Plan provides that shares of common stock subject to specific restrictions may be awarded to eligible individuals as determined by the Compensation Committee. The Compensation Committee will determine the nature and extent of the restrictions on the shares, the duration of the restrictions, and any circumstance under which restricted shares will be forfeited. The restriction period may not be less than three years from the date of grant, provided that shares of restricted stock may vest in equal installments over the three-year period after the grant date. During the period of restriction, recipients will have the right to receive dividends and the right to vote the shares.

Restricted Stock Units

The Stock and Incentive Plan authorizes the Compensation Committee to grant restricted stock units. A restricted stock unit is a unit evidencing the right to receive one share of common stock or an equivalent cash value equal to the fair market value of a share of common stock. The Compensation Committee will determine the nature and extent of the restrictions on the restricted stock units, the duration of the restrictions, and any circumstance under which restricted stock units will be forfeited. The restriction period may not be less than three years from the date of grant, provided that restricted stock units may vest in equal installments over the three-year period after the grant date. The Compensation Committee may provide for the payment of dividend equivalents during the period of restriction, but recipients will not have the right to receive actual dividends or to vote the shares underlying the restricted stock units.

Performance Awards

The Stock and Incentive Plan permits the Compensation Committee to grant performance awards to eligible individuals. Performance awards are awards that are contingent on the achievement of one or more performance measures. Such performance measures may be established and administered in accordance with the requirements of Section 162(m) of the Internal Revenue Code. Performance awards may be settled in cash or stock, as determined by the Compensation Committee. The number of shares or share equivalents under performance awards, singly or in combination, together with the number of stock option shares or stock appreciation rights, granted to any individual in any one calendar year, shall not in the aggregate exceed 1,000,000. The cash value (determined as of the date of grant) of any performance award that is not denominated in stock granted to any one participant in a calendar year may not exceed $30,000,000.

The performance criteria that may be used by the Compensation Committee in granting performance awards consist of objective tests based on the following:

•	earnings

•	cash flow

•	customer satisfaction

•	revenues

•	financial return ratios

•	profit return and margins

•	market share

•	working capital

•	cash value added performance

•	return on capital

•	stockholder return and/or value

•	operating profits (including EBITDA)

•	net profits

•	earnings per share

•	stock price

•	cost reduction goals

•	debt to capital ratio

The Compensation Committee may select one criterion or multiple criteria for measuring performance. The measurement may be based on our overall corporate performance, based on subsidiary or business unit performance, or based on comparative performance with other companies or other external measures of selected performance criteria. The Compensation Committee will also determine the length of time over which performance will be measured and the effect of a recipient’s death, disability, retirement, or other termination of service during the performance period.

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Stock Value Equivalent Awards

The Stock and Incentive Plan permits the Compensation Committee to grant stock value equivalent awards to eligible individuals. Stock value equivalent awards are rights to receive the fair market value of a specified number of shares of common stock, or the appreciation in the fair market value of the shares, over a specified period of time, pursuant to a vesting schedule, all as determined by the Compensation Committee. Payment of the vested portion of a stock value equivalent award shall be made in cash, based on the fair market value of the common stock on the payment date. The Compensation Committee will also determine the effect of a recipient’s death, disability, retirement, or other termination of service during the applicable period.

Amendment

The Stock and Incentive Plan provides that the Board may at any time terminate or amend the Stock and Incentive Plan. However, the Board may not, without approval of the stockholders, amend the Stock and Incentive Plan to effect a “material revision” of the Stock and Incentive Plan, where a “material revision” includes, but is not limited to, a revision that:

•	materially increases the benefits accruing to a Holder under the Stock and Incentive Plan;

•	materially increases the aggregate number of securities that may be issued under the Stock and Incentive Plan;

•	materially modifies the requirements as to eligibility for participation in the Stock and Incentive Plan; or

•	changes the types of awards available under the Stock and Incentive Plan.

No amendment or termination of the Stock and Incentive Plan shall, without the consent of the optionee or participant, alter or impair rights under any options or other awards previously granted.

The summary of the Stock and Incentive Plan provided above is a summary of the principal features of the Stock and Incentive Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Stock and Incentive Plan. It is qualified in its entirety by references to the full text of the Stock and Incentive Plan. A copy of the Stock and Incentive Plan can be found in Appendix B to this proxy statement.

Change-in-Control

In the event of a corporate change, unless an award document otherwise provides, as of the corporate change effective date, the following will occur automatically:

•	any outstanding options and stock appreciation rights shall become immediately vested and fully exercisable;

•	any restrictions on restricted stock awards or restricted stock unit awards shall immediately lapse;

•	all performance measures upon which an outstanding performance award is contingent shall be deemed achieved and the holder shall receive a payment equal to the maximum amount of the award he or she would have been entitled to receive, prorated to the corporate change effective date; and

•	any outstanding cash awards, including stock value equivalent awards, shall immediately vest and be paid based on the vested value of the award.

Plan Benefits

All awards to directors, executive officers, and employees are made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the Stock and Incentive Plan, as amended and restated, are not determinable at this time.

Federal Income Tax Treatment

The following summarizes the current U.S. federal income tax consequences generally arising for awards under the Stock and Incentive Plan.

A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise, but in some circumstances may be subject to an alternative

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minimum tax as a result of the exercise. Similarly, we are not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under these circumstances, we will not be entitled to any deduction for federal income tax purposes. If the participant fails to hold the shares for that period, the disposal is treated as a disqualifying disposition. The gain on the disposition is ordinary income to the participant to the extent of the difference between the option price and the fair market value on the exercise date. Any excess is long-term or short-term capital gain, depending on the holding period. Under these circumstances, we will be entitled to a tax deduction equal to the ordinary income amount the participant recognizes in a disqualifying disposition.

A participant who is granted a nonqualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise. The income equals the difference between the exercise price of the shares and the market value of the shares on the date of exercise. We are entitled to a corresponding tax deduction for the same amount.

The grant of a stock appreciation right will produce no U.S. federal tax consequences for the participant or us. The exercise of a stock appreciation right results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to us.

A participant who has been granted an award of restricted shares of common stock or an award of restricted stock units will not realize taxable income at the time of the grant. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares or cash received at that time over the amount, if any, paid for the shares. We will be entitled to a corresponding tax deduction. Dividends on restricted stock and dividend equivalents, if any, on restricted stock units paid to the participant during the restriction period will also be compensation income to the participant and will be deductible as compensation expense by us.

A participant who has been granted a performance award will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at that time. A participant will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and we will be entitled to a corresponding tax deduction.

The grant of a stock value equivalent award produces no U.S. federal income tax consequences for the participant or us. The payment of a stock value equivalent award results in taxable income to the participant equal to the amount of the payment received, valued with reference to the fair market value of the common stock on the payment date. We are entitled to a corresponding tax deduction for the same amount.

We may deduct any taxes required by law to be withheld in connection with any award.

Section 409A of the Internal Revenue Code generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (i) timing of payouts, (ii) advance election of deferrals, or (iii) restrictions on acceleration of payouts, will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. Failure to comply with Section 409A may result in the early taxation (plus interest) to the holder of deferred compensation and the imposition of a 20% penalty on the holder on such deferred amounts included in the holder’s income. In general, to avoid a Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a change-in-control, an unforeseen emergency (other than death), each as defined under Section 409A, or at a specified time. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout, other than for the reasons specified above, may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Based on current guidance, we expect that we will be able to structure future awards in a manner that complies with Section 409A.

General/Vote Required

The closing price of our common stock on March 20, 2017, as traded on the NYSE, was $50.64 per share.

The affirmative vote of the holders of a majority of the shares of Halliburton’s common stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal.

The Board of Directors recommends a vote FOR the approval of the proposed amendment and restatement of the Halliburton Company Stock and Incentive Plan.

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ADDITIONAL INFORMATION

Involvement in Certain Legal Proceedings

There are no legal proceedings to which any of our Directors, or executive officers, or any associate of any of our Directors or executive officers, is a party adverse to us or has a material interest adverse to us.

Advance Notice Procedures

Under our By-laws, no business, including nominations of a person for election as a director, may be brought before an Annual Meeting unless it is specified in the notice of the Annual Meeting or is otherwise brought before the Annual Meeting by or at the direction of the Board or by a stockholder who meets the requirements specified in our By-laws and has delivered notice to us (containing the information specified in the By-laws). To be timely, a stockholder’s notice for matters to be brought before the Annual Meeting of Stockholders in 2018 must be delivered to or mailed and received at our principal executive office specified on page 2 of this proxy statement not less than 90 days nor more than 120 days prior to the anniversary date of the 2017 Annual Meeting of Stockholders, or no later than February 16, 2018 and no earlier than January 17, 2018. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement. This advance notice requirement does not preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with these procedures.

Proxy Solicitation Costs

We are soliciting the proxies accompanying this proxy statement, and we will bear the cost of soliciting those proxies. We have retained Innisfree M&A Incorporated to aid in the solicitation of proxies. For these services, we will pay Innisfree a fee of $17,500 and reimburse it for out-of-pocket disbursements and expenses. Our officers and employees may solicit proxies personally and by telephone or other electronic communications with some stockholders if proxies are not received promptly. We will, upon request, reimburse banks, brokers, and others for their reasonable expenses in forwarding proxies and proxy materials to beneficial owners of our stock.

Stockholder Proposals for the 2018 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders in 2018 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by our Corporate Secretary at 3000 N. Sam Houston Parkway East, Administration Building, Houston, TX 77032, no later than December 8, 2017. The 2018 Annual Meeting will be held on May 16, 2018.

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OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters should properly come before the Annual Meeting for action by stockholders, it is intended that proxies will be voted on those matters in accordance with the judgment of the person or persons voting the proxies.

By Authority of the Board of Directors,

Robb L. Voyles

Executive Vice President, Interim Chief Financial Officer,

Secretary and General Counsel

April 7, 2017

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APPENDIX A

Corporate Governance Guidelines

Revised effective as of December 8, 2016

The Board of Directors of Halliburton Company (the “Company”) has adopted these Guidelines to assist it in the exercise of its responsibilities. These Guidelines will be reviewed annually by the Nominating and Corporate Governance Committee and revised as appropriate.

The Board’s primary responsibility is to provide effective governance over the Company’s business for the benefit of its stockholders. In furtherance of that responsibility, the Board will:

A.	Evaluate the performance of the Chief Executive Officer and take appropriate action, including removal, when warranted. Specifically:

	1.	In an executive session, on an annual basis, the Lead Director will facilitate the evaluation of the performance of the Chief Executive Officer by non-management Directors. The non-management Directors shall consider the Chief Executive Officer’s performance in both qualitative and quantitative areas, including:

		a.	Leadership and vision;

		b.	Integrity;

		c.	Informing the Board on matters affecting the Company;

		d.	Performance of the business (including measurements of total stockholder return, health, safety and environmental performance, and achievement of financial objectives and goals);

		e.	Development and implementation of initiatives to provide long-term economic benefits to the Company;

		f.	Accomplishment of strategic objectives; and

		g.	Development of management.

The Lead Director will communicate the evaluation to the Chief Executive Officer.

While the Lead Director communicates the evaluation to the Chief Executive Officer, the Compensation Committee will meet in a session to review the performance evaluation of the Chief Executive Officer and the market study conducted by an independent, external compensation consultant. Based upon the review, the Compensation Committee will make a recommendation on the Chief Executive Officer’s compensation for the upcoming year. The Compensation Committee will present its recommendation to the non-management Directors in executive session.

	2.	The non-management Directors will set the Chief Executive Officer’s compensation for the next year considering the recommendation of the Compensation Committee.

B.	Select, evaluate, and set the compensation of executive officers of the Company.

C.	Annually review and evaluate the succession plans and management development programs for all members of executive management, including the Chief Executive Officer. Specifically, the Board will oversee a Chief Executive Officer succession management process, which will:

	1.	Develop criteria for the position that reflects the Company’s business strategy;

	2.	Utilize a formal assessment process to evaluate candidates;

	3.	Identify and develop internal candidates for the position;

	4.	Ensure non-emergency planning at least three (3) years before an expected transition; and

	5.	Develop and maintain an emergency succession plan.

D.	Conduct periodic reviews of and approve strategic and business plans, and monitor corporate performance against the plans.

E.	Review:

	1.	Applicable laws and regulations, including periodic updates from management to the Health, Safety and Environment Committee regarding health, safety and environmental laws and regulations applicable to the Company’s major areas of operation;

	2.	Updates from management, on an annual basis, regarding any political contributions made by the Company to U.S. local, state, and federal government officials who oversee or regulate the Company’s operations, including any expenditures on lobbyists and political action committees, and any contributions to U.S. trade organizations;

	3.	Maintenance of accounting, financial, disclosure and other controls;

	4.	Adequacy of compliance systems and controls;

	5.	Policies to govern corporate conduct and compliance, and adopt the same; and

	6.	Matters of corporate governance.

F.	Conduct an annual evaluation of the overall effectiveness of the Board.

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Board Structure

A.	Chairman of the Board and Chief Executive Officer: Under normal circumstances, the Chief Executive Officer should also serve as the Chairman of the Board. The Chairman of the Board and Chief Executive Officer is responsible to stockholders for the overall management and functioning of the Company. On an annual basis the Board will consider whether it is appropriate that the Chairman of the Board and the Chief Executive Officer be the same individual and, if it determines that it is no longer appropriate, will take the necessary steps to have a different individual appointed to each position.

B.	Lead Director: If the offices of Chairman of the Board and Chief Executive Officer are held by the same person, the independent members of the Board will, after considering the recommendation of the Nominating and Corporate Governance Committee, annually elect an independent Director to serve in a lead capacity. Although elected annually, the Lead Director is generally expected to serve for more than one year. The Lead Director shall preside at each executive session of the non-management Directors and each executive session of the independent Directors and, in his or her absence, the independent Directors shall select another independent Director to preside. The Lead Director is also responsible for providing input into and approving agendas for Board meetings, and performing various other duties as may be appropriate, including advising the Chairman of the Board.

C.	Director Independence: The Nominating and Corporate Governance Committee will review the definition of independence and compliance with these guidelines periodically.

	1.	At least three-fourths of the members of the Board shall be independent. In order to be independent, a Director cannot have a material relationship with the Company. A Director will not be considered independent if he or she:

		a)	Is or has been employed by the Company or any of its affiliates in the preceding five calendar years, or any member of the Director’s immediate family has been employed as an Executive Officer of the Company or any of its affiliates in the preceding five calendar years;

		b)	Has received in the current calendar year, in any of the immediately preceding three calendar years or during any twelve-month period within the last three calendar years, more than $120,000 in direct compensation or personal remuneration from the Company, other than director’s fees, committee fees, and pension or other forms of deferred compensation for prior service as a Director (provided such compensation is not contingent in any way on continued service);

		c)	Has an immediate family member who has received during any twelve-month period within the last three years more than $120,000 in direct compensation or personal remuneration from the Company, other than director’s fees, committee fees, and pension or other forms of deferred compensation for prior service as a Director (provided such compensation is not contingent in any way on continued service);

		d)	(i) is a current partner or employee of the Company’s external auditor or (ii) during the past three years, was a partner or employee of the Company’s external auditor and personally worked on the Company’s audit within that time;

		e)	Has an immediate family member who (i) is a current partner of the Company’s external auditor, (ii) is a current employee of the Company’s external auditor and personally works on the Company’s audit or (iii) during the past three years, was a partner or employee of the Company’s external auditor and personally worked on the Company’s audit within that time;

		f)	Is a partner, member or officer of, or employed in a similar position with, any entity that provides accounting, consulting, legal, investment banking or financial advisory services to the Company for which such entity receives payments from the Company in excess of $120,000 per year; provided that this provision does not apply to a Director who is a limited partner or non-managing member of, or is employed in a similar position with, such entity and has no active role in providing such services to the Company;

		g)	Is a current employee, or has an immediate family member who is a current Executive Officer, of an entity that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

		h)	Is or has been within the preceding three years part of an interlocking directorate in which the Chief Executive Officer or another Executive Officer of the Company serves on the compensation committee of another entity that employs the Director, or an immediate family member of the Director, as an Executive Officer;

		i)	Is or has an immediate family member who is currently a party to one or more personal services contract(s) with the Company or any Executive Officer of the Company that provides in the aggregate for payments to the Director or immediate family member in excess of $120,000 per year;

		j)	Serves or has an immediate family member who serves as an executive officer of any tax-exempt entity that has received the greater of 1% of such tax-exempt entity’s consolidated gross revenues or $120,000 from the Company in any of the three immediately preceding fiscal years; or

		k)	During the current calendar year or any of the three immediately preceding calendar years, has had any other business relationship with the Company for which the Company has been required to make disclosure under Item 404(a) of Regulation S-K of the Securities and Exchange Commission; provided, however, that this Section C.1.k shall not apply if such relationship arose in connection with such Director’s status as a past or current senior executive of a company in the oil and gas industry and such Director satisfies the independence tests set forth above and any other then-current applicable regulatory standards for independence.

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	2.	All Directors will complete independence questionnaires annually and the Board makes determinations of the independence of its members.

	3.	For purposes of this Section C:

		a)	“affiliate” means any individual or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Company;

		b)	“Company” means Halliburton Company and includes any parent or subsidiary in a consolidated group with Halliburton Company;

		c)	“Executive Officer” has the meaning given to “officer” in Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended; and

		d)	“immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. For purposes of the look-back provision in this Section C, “immediate family member” will not include individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

D.	Management Directors: The number of management Directors should not exceed two (2). While this is not an absolute limitation, other than the Chief Executive Officer, who should at all times be a member of the Board, management Directors should be limited to those officers whose positions or potential make it appropriate for them to be a Board member.

E.	Size of the Board: Optimally, the Board should number between ten (10) and fourteen (14) members. The Company’s By-laws provide that the number of Directors will not be less than eight (8) nor more than twenty (20).

F.	Service of Former CEOs and Other Former Management on the Board: Management Directors shall retire from the Board at the time of their retirement as an employee unless continued service as a Director is requested and approved by the Board.

G.	Annual Election of All Directors: As provided in the Company’s By-laws, all Directors will be elected annually by the majority of votes cast, unless the number of nominees exceeds the number of Directors to be elected, in which event the Directors will be elected by a plurality vote. Should a Director’s principal occupation change, the Director shall submit a letter of resignation to the Chair of the Nominating and Corporate Governance Committee, which Committee shall have the discretion to accept or reject the resignation.

H.	Process for the Selection of New Directors: The Board is responsible for filling Board vacancies that may occur between annual meetings of stockholders and for proposing new nominees for election by stockholders. The Board has delegated to the Nominating and Corporate Governance Committee the duty of selecting and recommending candidates to the Board for approval. The Nominating and Corporate Governance Committee will consider candidates for Board membership recommended by Board members, executive management, and stockholders. The Committee may also retain an independent executive search firm to identify candidates for consideration and to gather additional information about candidate’s background, experience and reputation.

The Nominating and Corporate Governance Committee, in consultation with the Board, will determine the specific criteria for a new Director candidate. After the Nominating and Corporate Governance Committee identifies a candidate, the Committee will determine the appropriate method to evaluate the candidate. The preliminary determination regarding a candidate is based on the likelihood that the candidate will meet the Board membership criteria listed in Section I below. The Committee will determine, after discussion with the Chairman of the Board and other Board members, whether a candidate should continue to be considered. If a candidate warrants additional consideration, the Committee will interview the candidate. One or more members of the Committee and others, as appropriate, will perform candidate interviews. Once the evaluation and interviews are completed, the Committee will recommend to the Board whether the candidate should be appointed to the Board or proposed for election by stockholders and the Board will act on such recommendation.

A stockholder who wishes to recommend a candidate should notify the Company’s Corporate Secretary, as described in the Company’s annual proxy statement. The Nominating and Corporate Governance Committee will consider persons nominated by a stockholder owning at least 1% of the issued and outstanding voting stock of the Company pursuant to the Company’s By-laws relating to stockholder nominations. For each individual nominated in accordance with the Company’s By-laws, the Corporate Secretary will (i) obtain from the nominee any additional relevant information the nominee wishes to provide in consideration of his or her nomination, (ii) report on the nominee to the Nominating and Corporate Governance Committee, and (iii) facilitate a meeting between the nominee and the Nominating and Corporate Governance Committee as the Committee deems appropriate.

I.	Board Membership Criteria: Directors and nominees should possess the following qualifications:

	1.	Personal characteristics:

		a)	Highest personal and professional ethics, integrity, and values;

		b)	An inquiring and independent mind; and

		c)	Practical wisdom and mature judgment.

	2.	Broad training and experience at the policy-making level in business, government, education or technology.

	3.	Expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimum balance of experience and expertise of members of the Board can be achieved and maintained.

	4.	Willingness to devote the required amount of time to carry out the duties and responsibilities of Board membership.

	5.	Commitment to serve on the Board for several years to develop knowledge about the Company’s business.

	6.	Willingness to represent the best interests of all Company stockholders and objectively evaluate management performance.

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	7.	Involvement only in activities or interests that do not create a conflict with the Director’s responsibilities to the Company and its stockholders.

The Board will evaluate nominees annually for election and reelection, and as necessary to fill vacancies, to ensure they meet the above criteria. The findings of the reviews and assessments conducted in accordance with Sections J and K below will be taken into consideration by the Nominating and Corporate Governance Committee and the Board in connection with that evaluation.

J.	Annual Performance Review: The Nominating and Corporate Governance Committee will conduct annual performance reviews of each non-management Director. While the Nominating and Corporate Governance Committee determines the evaluation process, each evaluation will include a review of the non-management Director’s:

	1.	Attendance and participation;

	2.	Independence;

	3.	Expertise and experience;

	4.	Changes in principal occupation; and

	5.	Other contributions to the Board and its Committees.

The Nominating and Corporate Governance Committee will review each evaluation and, if appropriate, discuss the evaluation with the applicable non-management Director.

K.	Annual Review of Board Composition; Board Assessment: The Nominating and Corporate Governance Committee will conduct an annual review of the overall composition of the Board to determine whether the current non-management Directors collectively represent an appropriate mix of experience and expertise, including significant experience with an energy-focused company, with a manufacturing, engineering or technology company, or in matters relating to health, safety and the environment. In addition, the non-management Directors will conduct an annual assessment of the Board, including :

	1.	General makeup and composition of the Board;

	2.	Sufficiency of materials and information provided to the Board;

	3.	Board meeting mechanics and structure;

	4.	Board responsibilities and accountability; and

	5.	Board meeting content and conduct.

L.	Service on Other Public Company Boards: The Chief Executive Officer will not serve on the boards of directors of more than two publicly traded companies in addition to the Company. The other Directors will not serve on the boards of directors of more than three publicly traded companies in addition to the Company; provided, however, that any other Director may serve on boards of directors of additional companies if that Director served on those boards of directors at the time the Director joined the Company’s Board and that Director undertakes not to stand for reelection or appointment to the boards of directors of in excess of three publicly traded companies in addition to the Company. Directors shall consult with the Chairman of the Board and the Chair of the Nominating and Corporate Governance Committee before accepting an invitation or nomination to serve on the board of directors of another publicly traded company. In evaluating prospective nominees for the Board and the continued service of current Directors, the Nominating and Corporate Governance Committee will consider whether service on other boards of directors impairs a Director’s ability to serve effectively as a Company Director.

M.	Diversity: The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members given the present needs of the Board and shall periodically review and update the criteria as deemed appropriate. Experience, expertise, background, race, gender, age and nationality will be reviewed for the Board as a whole, and diversity in these factors may be considered in evaluating Board candidates.

N.	Director Tenure; Conditional Resignation in Certain Circumstances: The Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer, will perform an annual review of each Director in making its recommendation to the Board concerning his or her nomination for election as a Director. As a condition to being nominated by the Board, each incumbent Director shall sign and deliver to the Board irrevocable letters of resignation, in forms satisfactory to the Board. The first resignation letter will be limited to and conditioned on that Director failing to achieve a majority of the votes cast at an election where Directors are elected by majority vote. For any Director who fails to be elected by a majority of votes cast, where Directors are elected by majority vote, his or her irrevocable letter of resignation will be deemed tendered on the date the election results are certified. The resignation shall only be effective upon acceptance by the Board. The second resignation letter is limited to and conditioned on the Director being found to have substantially participated in a significant violation of U.S. federal or state law or to have recklessly disregarded his or her duty to exercise reasonable oversight, as more fully described in the Company’s By-laws. The resignation shall only be effective upon acceptance by the disinterested members of the Board. Each non-incumbent Director nominee shall sign and deliver to the Board the irrevocable letters of resignation described above to be eligible for election as a Director. Further, the Board shall fill vacancies and new directorships only with candidates who agree to tender the letters of resignation described above promptly following their appointment as a Director. Any Director whose resignation has been tendered as described in this section will abstain from participation in both the Nominating and Corporate Governance Committee’s consideration of the resignation, if they are a member of that Committee, and the Board’s decision regarding the resignation. There are no term limits on Directors’ service, other than mandatory retirement.

O.	Director Retirement: Each non-management Director shall retire from the Board immediately prior to the annual meeting of stockholders following his or her seventy-second (72nd) birthday. Management Directors shall retire at the time of their retirement from employment with the Company unless the Board approves continued service as a Director.

P.	Form and Amount of Director Compensation: The Nominating and Corporate Governance Committee will annually review the competitiveness of the Company’s Director compensation practices. The Committee, with the assistance of executive management and an independent, external compensation consultant, will compare the Company’s practices with those of its comparator group,

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which includes both peer and general industry companies. The Committee will also consider external market data gathered from a variety of surveys. Specific components reviewed include cash compensation, equity compensation, benefits and perquisites. Determinations as to the form and amount of Director compensation will be based on the Company’s competitive position resulting from this review. Changes in Director compensation, if any, shall be recommended by the Nominating and Corporate Governance Committee and approved by the Board.

Q.	Annual Meeting Attendance: All Directors will be expected to attend the annual meeting of stockholders, and the Company’s annual proxy statement shall state the number of Directors who attended the prior year’s annual meeting.

Board and Committee Meetings

A.	Executive Sessions: During each regular Board meeting, the non-management Directors will meet in a scheduled executive session presided over by the Lead Director. If any non-management Director is not independent, the independent Directors will meet at least annually in an executive session presided over by the Lead Director.

B.	Frequency of Board Meetings: The Board has five regularly scheduled meetings per year. The schedule for regular meetings will be approved in advance and maintained on a calendar. Special meetings are called as necessary. It is the responsibility of the Directors to attend the meetings.

C.	Attendance of Non-Directors at Board Meetings: The Chief Financial Officer and the General Counsel will attend Board meetings, except where there is a specific reason for one or both of them to be excluded. In addition, the Chairman of the Board may invite one or more members of management to be in regular attendance at Board meetings and may include other officers and employees from time to time as appropriate.

D.	Board Access to Management: Directors have open access to the Company’s management. The Company’s executive management routinely attends Board and Committee meetings and they and other managers frequently brief the Board and the Committees on particular topics. The Board encourages executive management to bring managers into Board or Committee meetings and other scheduled events who (i) can provide additional insight into matters being considered or (ii) have future potential and executive management believes should be given exposure to the Board.

E.	Board Access to Independent Advisors: The Board has the authority to retain, set terms of engagement, and dismiss independent advisors, including legal counsel or other experts, as it deems appropriate, and to approve the fees and expenses of the advisors.

F.	Conflicts of Interest: It is the responsibility of each Director to comply with the Company’s Conflicts of Interest Policy. If an actual or potential conflict of interest involving the Company exists, the Director should report the matter immediately to the Chairman of the Board, the Chair of the Audit Committee, and the General Counsel for evaluation by the Board. Any significant conflict must be resolved or the Director should resign. If a Director has a personal interest in a matter before the Board, the Director shall disclose the interest to the Board, excuse him or herself from participation in the discussion, and not vote on the matter.

G.	Strategic and Business Planning: Strategic and business plans will be reviewed annually by the Board.

H.	Agenda Items: The Chairman of the Board and Chief Executive Officer will prepare a draft agenda for each Board meeting and the agenda and meeting schedule will be submitted to the Lead Director. In advance of each Board or Committee meeting, the agenda will be distributed to each Director. Each Director may suggest items for inclusion on the agenda, and raise at any Board or Committee meeting subjects that are not on the agenda.

I.	Checklists: A checklist of matters requiring recurring attention by the Board and each Committee will be prepared and distributed prior to the beginning of each year to ensure that the required actions are taken in a timely manner after adequate consideration. The Board or Committee shall annually review the checklists and may change or revise them as deemed appropriate.

J.	Advance Review of Meeting Materials: To the extent feasible or appropriate, information and data important to the Directors’ understanding of the matters to be considered, including background summaries and presentations to be made at the meeting, will be distributed in advance of each Board or Committee meeting. The Lead Director will advise management on and approve information distributed to the Directors. Directors also routinely receive monthly financial statements, earnings reports, press releases, analyst reports and other information designed to keep them informed of the material aspects of the Company’s business. It is each Director’s responsibility to review the meeting materials and other information provided by management.

K.	Director Confidentiality: The information provided to the Directors by management (including information disclosed at Board and Committee meetings and in other Board communications or discussions) and any other information about the Company obtained by the Directors, from whatever source, in his or her capacity as a Director shall be kept confidential by each Director. Except as authorized by the Board or required by law, each Director shall not disclose any confidential information to any person or entity (including members of the media, stockholders or any other third party) other than other Directors, executive management of the Company, the independent accountants, and legal counsel and financial and other advisors retained by the Company. No Director shall use confidential information for his or her personal benefit or to benefit persons or entities other than the Company and its stockholders. For purposes of these guidelines, “confidential information” includes all non-public information relating to the Company, including information regarding Board deliberations and discussions and the status thereof.

Committees of the Board

A.	Number and Types of Committees: A substantial portion of the analysis and work of the Board will be done by standing Board Committees. A Director is expected to participate actively in the meetings of each Committee to which he or she is appointed.

B.	Standing Committees: The Board has established the following standing Committees: Audit, Compensation, Health, Safety and Environment, and Nominating and Corporate Governance. Each Committee’s charter shall be reviewed annually by the Committee and the Board.

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C.	Composition of Committees: Only non-management Directors may serve on Board Committees. Further, only independent Directors may serve on the Audit, the Compensation, the Nominating and Corporate Governance, and the Health, Safety and Environment Committees; provided that the Directors may appoint one non-independent Director as a member (but not the Chair) of the Health, Safety and Environment Committee as they deem appropriate. The composition of the Board Committees will be reviewed annually to ensure that each of its members meet the criteria set forth in applicable SEC, NYSE, and IRS rules and regulations.

D.	Interlocking Directorates: A Director who is or has been within the preceding three years part of an interlocking directorate (i.e., one in which the Chief Executive Officer or another Company officer serves on the compensation committee of another entity that employs the Director, or an immediate family member of the Director) may not serve on the Compensation Committee.

E.	Committee Rotation: The Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer, will recommend annually to the Board the membership of the various Committees and their Chairs, and the Board will approve the Committee assignments. In making its recommendations to the Board, the Nominating and Corporate Governance Committee will consider the need for continuity, subject matter expertise, applicable SEC, NYSE or IRS rules and regulations, tenure and the preferences of individual Board members.

F.	Frequency Committee Meetings: Each Committee shall meet as frequently and for the length of time as may be required to carry out its assigned duties and responsibilities. The schedule for regular meetings of the Committees will be approved in advance and maintained on a calendar. In addition, a quorum of members of a Committee may call a special meeting at any time as deemed appropriate.

G.	Committee Agendas/Reports to the Board: Management will prepare draft agendas and related background information for each Committee meeting which, to the extent desired by the relevant Committee Chair, will be approved by the Committee Chair in advance of distribution to the other members of the Committee. Committee members may suggest items for inclusion on the agenda and raise at any Committee meeting subjects that are not on the agenda. Reports on each Committee meeting are made to the Board. All Directors will be furnished copies of each Committee’s minutes.

Other Board Practices

A.	Non-Management Director Orientation and Continuing Education: An orientation program has been developed for new non-management Directors which includes: comprehensive information about the Company’s business; general information about the Board and its Committees, including a summary of Director compensation and benefits; and a review of Director duties and responsibilities. Each non-management Director is required to annually attend at least six hours of external or internal director continuing education programs, conferences or similar presentations approved (whether before or after the non-management Director’s participation) by the Nominating and Corporate Governance Committee; provided that at least two hours of continuing education shall be devoted to issues relating to health, safety and the environment. The Nominating and Corporate Governance Committee and management shall identify and communicate external and internal training and educational opportunities for continuing education in areas of importance to the Company, including with respect to duties and responsibilities of directors of publicly traded companies. Attendance at any approved external program shall count for the requirement, but any associated expenses will be for the account of the individual non-management Director except with prior approval by the Audit Committee.

B.	Board Interaction with Institutional Investors and Other Stakeholders: Executive management is responsible for speaking for the Company. Individual Directors may, from time to time, meet or otherwise communicate with outside constituencies that are involved with the Company. In those instances, however, it is expected that Directors will do so only with the knowledge of executive management and, absent unusual circumstances, only at the request of executive management.

C.	Stockholder Communications with Directors: To foster better communication with the Company’s stockholders, the Company established a process for stockholders to communicate with the Audit Committee and the Board. The process has been approved by both the Audit Committee and the Board, and meets the requirements of the NYSE and the SEC. The methods of communication with the Board include mail (Board of Directors c/o Director of Business Conduct, Halliburton Company, P.O. Box 42806, Houston, Texas 77242), a dedicated telephone number (888-312-2692 or 770-613-6348) and an e-mail address (BoardofDirectors@halliburton.com). Information regarding these methods of communication is also on the Company’s website, www.halliburton.com, under “Corporate Governance.”

The Company’s Director of Business Conduct, a Company employee, will review all stockholder communications directed to the Audit Committee and the Board. The Chairman of the Audit Committee will be promptly notified of any significant communication involving accounting, internal accounting controls, or auditing matters. The Lead Director will be promptly notified of any other significant stockholder communications. Communications addressed to a named Director will be promptly sent to the Director. A report summarizing all communications is provided to the Directors at each Board meeting and copies of communications will be available for review by any Director.

D.	Core Values: The Board is committed to promoting the Company’s core values.

E.	Periodic Review of these Guidelines: The operation of the Board is a dynamic and evolving process. Accordingly, the Nominating and Corporate Governance Committee will review these Guidelines periodically and any recommended revisions will be submitted to the Board for consideration and approval.

Approved as revised: Halliburton Company Board of Directors December 8, 2016 Supersedes previous version dated January 1, 2015

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APPENDIX B

Halliburton Company Stock and Incentive Plan

As Amended and Restated February 8, 2017

I.	PURPOSE

The purpose of the Halliburton Company Stock and Incentive Plan (the “Plan”) is to provide a means whereby Halliburton Company, a Delaware corporation (the “Company”), and its Subsidiaries may attract, motivate and retain highly competent employees and to provide a means whereby selected employees can acquire and maintain stock ownership and receive cash awards, thereby strengthening their concern for the long-term welfare of the Company. The Plan is also intended to provide employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company over the long-term. A further purpose of the Plan is to allow awards under the Plan to Non-management Directors in order to enhance the Company’s ability to attract and retain highly qualified Directors. Accordingly, the Plan provides for granting Incentive Stock Options, Options which do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards, Stock Value Equivalent Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee or Non-management Director as provided herein. The Plan was established February 18, 1993 as the Halliburton Company 1993 Stock and Incentive Plan, has been amended from time to time thereafter, and is hereby amended and restated effective as of February 8, 2017.

II.	DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a)	“Award” means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Stock Value Equivalent Award.

(b)	“Award Document” means the relevant award agreement or other document containing the terms and conditions of an Award.

(c)	“Beneficial Owners” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(d)	“Board” means the Board of Directors of Halliburton Company.

(e)	““Change of Control Value” means, for the purposes of Paragraph (f) of Article XIII, the amount determined in Clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any merger, consolidation, sale of assets or dissolution transaction, (ii) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place or (iii) if a Corporate Change occurs other than as described in Clause (i) or Clause (ii), the fair market value per share determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of an Award. If the consideration offered to stockholders of the Company in any transaction described in this Paragraph (e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(f)	“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(g)	“Committee” means the committee selected by the Board to administer the Plan in accordance with Paragraph (a) of Article IV of the Plan.

(h)	“Common Stock” means the Common Stock, par value $2.50 per share, of the Company.

(i)	“Company” means Halliburton Company, a Delaware corporation.

(j)	“Corporate Change” shall conclusively be deemed to have occurred on a Corporate Change Effective Date if an event set forth in any one of the following paragraphs shall have occurred:

(i)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)	there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a

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recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or any of its affiliates of a business) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale, disposition, lease or exchange by the Company of all or substantially all of the Company’s assets, other than a sale, disposition, lease or exchange by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Corporate Change” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(k)	“Corporate Change Effective Date” shall mean:

(i) the first date that the direct or indirect ownership of 20% or more combined voting power of the Company’s outstanding securities results in a Corporate Change as described in clause (i) of such definition above; or

(ii) the date of the election of Directors that results in a Corporate Change as described in clause (ii) of such definition; or

(iii) the date of the merger or consideration that results in a Corporate Change as described in clause (iii) of such definition; or

(iv) the date of stockholder approval that results in a Corporate Change as described in clause (iv) of such definition.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)	“Fair Market Value” means, as of any specified date, the closing price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not then listed on such exchange, such other national securities exchange on which the Common Stock is then listed) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported or, in the sole discretion of the Committee for purposes of determining the Fair Market Value of the Common Stock at the time of exercise of an Option or a Stock Appreciation Right, such Fair Market Value shall be the prevailing price of the Common Stock as of the time of exercise. If the Common Stock is not then listed or quoted on any national securities exchange but is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

(n)	“Holder” means an employee or Non-management Director of the Company who has been granted an Award.

(o)	“Immediate Family” means, with respect to a particular Holder, the Holder’s spouse, parent, brother, sister, children and grandchildren (including adopted and step children and grandchildren).

(p)	“Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

(q)	“Minimum Criteria” means a Restriction Period that is not less than three (3) years from the date of grant of an Option, a Stock Appreciation Right, a Restricted Stock Award or a Restricted Stock Unit Award; provided that the vesting of an Award or the lapse of restrictions on shares applicable to an Award in equal installments over a period of at least three (3) years from the date of grant shall be deemed to meet the Minimum Criteria.

(r)	“Non-management Director” means a member of the Board who is not an employee or former employee of the Company or its Subsidiaries.

(s)	“Option” means an Award granted under Article VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options which do not constitute Incentive Stock Options to purchase Common Stock.

(t)	“Option Agreement” means a written agreement between the Company and a Holder with respect to an Option.

(u)	“Optionee” means a Holder who has been granted an Option.

(v)	“Parent Corporation” shall have the meaning set forth in Section 424(e) of the Code.

(w)	“Performance Award” means an Award granted under Article XI of the Plan.

(x)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(y)	“Plan” means the Halliburton Company Stock and Incentive Plan, as amended and restated.

(z)	“Restricted Stock Award” means an Award granted under Article IX of the Plan.

(aa)	“Restricted Stock Award Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

(bb)	“Restricted Stock Unit” means a unit evidencing the right to receive one share of Common Stock or an equivalent value equal to the Fair Market Value of a share of Common Stock (as

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determined by the Committee) that is restricted or subject to forfeiture provisions.

(cc)	“Restricted Stock Unit Award” means as Award granted under Article X of the Plan.

(dd)	“Restricted Stock Unit Award Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Unit Award.

(ee)	“Restriction Period” means a period of time beginning as of the date upon which an Option, a Stock Appreciation Right, a Restricted Stock Award or a Restricted Stock Unit Award is made pursuant to the Plan and ending as of the date upon which all or a portion of the Option or Stock Appreciation Right becomes exercisable or the Common Stock subject to a Restricted Stock Award or a Restricted Stock Unit Award is issued (if not previously issued), no longer restricted or subject to forfeiture provisions.

(ff)	“Spread” means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

(gg)	“Stock Appreciation Right” means an Award granted under Article VIII of the Plan.

(hh)	“Stock Appreciation Rights Agreement” means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

(ii)	“Stock Value Equivalent Award” means an Award granted under Article XII of the Plan.

(jj)	“Subsidiary” means a company (whether a corporation, partnership, joint venture or other form of entity) in which the Company or a corporation in which the Company owns a majority of the shares of capital stock, directly or indirectly, owns a greater than 20% equity interest, except that with respect to the issuance of Incentive Stock Options the term “Subsidiary” shall have the same meaning as the term “subsidiary corporation” as defined in Section 424(f) of the Code.

(kk)	“Successor Holder” shall have the meaning given such term in Paragraph (f) of Article XV.

III.	EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan as amended and restated herein was adopted by the Board on February 8, 2017, subject to approval by the Company’s stockholders. Subject to the provisions of Article XIII, the Plan shall remain in effect until all Options and Stock Appreciation Rights granted under the Plan have been exercised or expired by reason of lapse of time, all restrictions imposed upon Restricted Stock Awards and Restricted Stock Unit Awards have lapsed and all Performance Awards and Stock Value Equivalent Awards have been satisfied.

IV.	ADMINISTRATION

(a)	Composition of Committee: The Plan shall be administered by a Committee of Directors of the Company which shall be appointed by the Board.

(b)	Powers: The Committee shall have authority, in its discretion, to determine which eligible individuals shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, nonqualified Option or Stock Appreciation Right shall be granted, the number of shares of Common Stock which may be issued under each Option, Stock Appreciation Right, Restricted Stock Award and Restricted Stock Unit Award, and the value of each Performance Award and Stock Value Equivalent Award. The Committee shall have the authority, in its discretion, to establish the terms and conditions applicable to any Award, subject to any specific limitations or provisions of the Plan. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their responsibility level, their present and potential contribution to the Company’s success and such other factors as the Committee in its discretion shall deem relevant. Notwithstanding any provision of the Plan to the contrary, the Committee may provide for the acceleration of vesting or exercisability of an Award upon a Corporate Change, upon a termination of employment or service by reason of death, disability, retirement or otherwise or for any other reason.

(c)	Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Documents executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Document relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Award into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

(d)	Delegation of Authority. The Committee may delegate some or all of its power to the Chief Executive Officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power with regard to the grant of an Award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an Award to such employee would be outstanding; (ii) the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person and (iii) any delegation of the power to grant Awards shall be permitted by applicable law.

(e)	Engagement of an Agent. The Company may, in its discretion, engage an agent to (i) maintain records of Awards and Holders’ holdings under the Plan, (ii) execute sales transactions in shares of Common Stock at the direction of Holders, (iii) deliver sales proceeds as directed by Holders, and (iv) hold shares of Common Stock owned without restriction by Holders, including shares of Common Stock previously obtained through the Plan that are transferred to the agent by Holders at their discretion. Except to the extent otherwise agreed by the Company and the agent, when an individual loses his or her status as an employee or Non-management Director of the Company, the agent shall have

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no obligation to provide any further services to such person and the shares of Common Stock previously held by the agent under the Plan may be distributed to the person or his or her legal representative.

V.	GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS, RESTRICTED STOCK AWARDS, RESTRICTED STOCK UNIT AWARDS, PERFORMANCE AWARDS AND STOCK VALUE EQUIVALENT AWARDS; SHARES SUBJECT TO THE PLAN

(a)	Award Limits. The Committee may from time to time grant Awards to one or more individuals determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 27,136,621 shares, all of which shall be available for Awards of Incentive Stock Options. Shares issued as Restricted Stock Awards, Restricted Stock Unit Awards or pursuant to Performance Awards will count against the shares available for issuance under the Plan as 1.60 shares for every 1 share issued in connection with the Award. Notwithstanding anything contained herein to the contrary, the number of Option shares or Stock Appreciation Rights, singly or in combination, together with shares or share equivalents under Performance Awards granted to any Holder who is an employee in any one calendar year, shall not in the aggregate exceed 1,000,000. The cash value determined as of the date of grant of any Performance Award not denominated in Common Stock granted to any Holder who is an employee in any one calendar year shall not exceed $30,000,000. The fair market value determined as of the date of grant of Awards granted to Holders who are Non-management Directors shall not exceed $600,000 under the Plan in any calendar year. Any shares which remain unissued and which are not subject to outstanding Options or Awards at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. If Awards are forfeited or are terminated for any other reason before being exercised or settled, then the shares underlying such Awards shall again become available for Awards under the Plan. Notwithstanding the foregoing, the following shares shall not become available for Awards under the Plan: (i) shares tendered by an Optionee or withheld by the Company for payment of an option price, (ii) shares tendered by a Holder or withheld by the Company to satisfy the Company’s tax withholding obligation in connection with an Award, (iii) shares reacquired in the open market or otherwise using cash proceeds from the exercise of Options, and (iv) shares that are not issued to a Holder due to a net settlement of an Award. For purposes of clarity, Stock Appreciation Rights and Options shall be counted in full against the number of shares available for issuance under the Plan, regardless of the number of shares issued upon settlement of the Stock Appreciation Rights and Options. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Article XIII with respect to shares of Common Stock subject to Options then outstanding. The 1,000,000-share limit on Holders who are employees with respect to Stock Options and Stock Appreciation Rights Awards, singly or in combination, together with shares or share equivalents under Performance Awards granted to any Holder who is an employee in any calendar year shall be subject to adjustment in the same manner as provided in Article XIII. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

(b)	Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and reacquired by the Company.

VI.	ELIGIBILITY

Only employees of the Company or any Parent Corporation or Subsidiary of the Company and Non-management Directors shall be eligible for Awards under the Plan as determined by the Committee in its sole discretion. Each Award shall be evidenced in such manner and form as may be prescribed by the Committee.

VII.	STOCK OPTIONS

(a)	Stock Option Agreement. Each Option shall be evidenced by an Option Agreement between the Company and the Optionee which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price.

(b)	Restriction Period To Be Established by the Committee. The Committee shall establish the Restriction Period applicable to an Option; provided, however, that such Restriction Period shall not be less than the Minimum Criteria.

(c)	Option Period. The term of each Option shall be as specified by the Committee at the date of grant; provided that, in no case, shall the term of an Option exceed ten (10) years.

(d)	Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(e)	Option Price. The purchase price of Common Stock issued under each Option shall be determined by the Committee, but such purchase price shall not be less than the Fair Market Value of Common Stock subject to the Option on the date the Option is granted.

(f)	Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

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(g)	Repricing Prohibited. Except for adjustments pursuant to Article XIII, the purchase price of Common Stock for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower purchase price, cash or a new Award unless there is prior approval by the Company stockholders. Any other action that is deemed to be a repricing under any applicable rule of the New York Stock Exchange shall be prohibited unless there is prior approval by the Company stockholders.

VIII.	STOCK APPRECIATION RIGHTS

(a)	Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Common Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement between the Company and the Holder which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Common Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Common Stock as determined by the Committee in its sole discretion.

(b)	Restriction Period To Be Established by the Committee. The Committee shall establish the Restriction Period applicable to a Stock Appreciation Right; provided, however, that such Restriction Period shall not be less than the Minimum Criteria.

(c)	Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

(d)	Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant; provided that, in no case, shall the term of a Stock Appreciation Right exceed ten (10) years.

(e)	Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(f)	Repricing Prohibited. Except for adjustments pursuant to Article XIII, the exercise price of a Stock Appreciation Right may not be decreased after the date of grant nor may an outstanding Stock Appreciation Right granted under the Plan be surrendered to the Company as consideration for the grant of a new Stock Appreciation Right with a lower exercise price, cash or a new Award unless there is prior approval by the Company stockholders. Any other action that is deemed to be a repricing under any applicable rule of the New York Stock Exchange shall be prohibited unless there is prior approval by the Company stockholders.

IX.	RESTRICTED STOCK AWARDS

(a)	Restriction Period To Be Established by the Committee. The Committee shall establish the Restriction Period applicable to Restricted Stock Awards; provided, however, that such Restriction Period shall not be less than the Minimum Criteria.

(b)	Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award or, at the option of the Company, in the name of a nominee of the Company. The Holder shall have the right to receive dividends during the Restriction Period, to vote the Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to possession of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards as shall be set forth in a Restricted Stock Award Agreement.

(c)	Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.

(d)	Miscellaneous. Nothing in this Article shall prohibit the exchange of shares issued under the Plan (whether or not then subject to a Restricted Stock Award) pursuant to a plan of reorganization for stock or securities in the Company or another corporation a party to the reorganization, but the stock or securities so received for shares then subject to the restrictions of a Restricted Stock Award shall become subject to the restrictions of such Restricted Stock Award. Any shares of stock received as a result of a stock split or stock dividend with respect to shares then subject to a Restricted Stock Award shall also become subject to the restrictions of the Restricted Stock Award.

X.	RESTRICTED STOCK UNIT AWARDS

(a)	Restriction Period To Be Established by the Committee. The Committee shall establish the Restriction Period applicable to such Award; provided, however, that such Restriction Period shall not be less than the Minimum Criteria.

(b)	Other Terms and Conditions. The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Restricted Stock Unit Award as shall be set forth in a Restricted Stock Unit Award Agreement. Cash dividend equivalents may be converted into additional Restricted Stock Units or may be paid during, or may be accumulated and paid at the end of, the Restriction Period with respect to a Restricted Stock Unit Award, as determined by the Committee. The Committee, in its sole discretion, may provide for the deferral of a Restricted Stock Unit Award.

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(c)	Payment for Restricted Stock Unit. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Unit Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.

(d)	Restricted Stock Units in Substitution for Units Granted by Other Corporations. Restricted Stock Unit Awards may be granted under the Plan from time to time in substitution for restricted stock units held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

XI.	PERFORMANCE AWARDS

(a)	Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, a performance period over which the performance applicable to the Performance Award of the Holder shall be measured.

(b)	Performance Awards. Each Performance Award may have a maximum value established by the Committee at the time of such Award.

(c)	Performance Measures. A Performance Award granted under the Plan that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be awarded contingent upon the achievement of one or more performance measures. The performance criteria for Performance Awards shall consist of objective tests based on the following: earnings, cash flow, return on capital, cash value added performance, stockholder return and/or value, revenues, operating profits (including EBITDA), net profits, earnings per share, stock price, cost reduction goals, debt to capital ratio, financial return ratios, profit return and margins, market share, working capital and customer satisfaction. The Committee may select one criterion or multiple criteria for measuring performance. Performance criteria may be measured on corporate, subsidiary or business unit performance, or on a combination thereof. Further, the performance criteria may be based on comparative performance with other companies or other external measure of the selected performance criteria. A Performance Award that is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(d)	Payment. Following the end of the performance period, the Holder of a Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, if any, based on the achievement of the performance measures for such performance period, as determined by the Committee in its sole discretion. Payment of a Performance Award (i) may be made in cash, Common Stock or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) to the extent applicable, shall be based on the Fair Market Value of the Common Stock on the payment date.

(e)	Termination of Service. The Committee shall determine the effect of termination of service during the performance period on a Holder’s Performance Award.

XII.	STOCK VALUE EQUIVALENT AWARDS

(a)	Stock Value Equivalent Awards. Stock Value Equivalent Awards are rights to receive an amount equal to the Fair Market Value of shares of Common Stock or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Stock Value Equivalent Award may have a maximum value established by the Committee at the time of such Award.

(b)	Award Period. The Committee shall establish a period over which each Stock Value Equivalent Award shall vest with respect to the Holder.

(c)	Payment. Following the end of the determined period for a Stock Value Equivalent Award, the Holder of a Stock Value Equivalent Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Stock Value Equivalent Award, if any, based on the then vested value of the Award. Payment of a Stock Value Equivalent Award (i) shall be made in cash, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the determined period with respect to a Stock Value Equivalent Award, as determined by the Committee.

(d)	Termination of Service. The Committee shall determine the effect of termination of service during the applicable vesting period on a Holder’s Stock Value Equivalent Award.

XIII.	RECAPITALIZATION OR REORGANIZATION

(a)	Except as hereinafter otherwise provided, in the event of any recapitalization, reorganization, merger, consolidation, combination, exchange, stock dividend, stock split, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of Common Stock occurring after the date of the grant of an Award, the Committee shall, in its discretion, make such adjustment as to the number and price of shares of Common Stock or other consideration subject to such Awards as the Committee shall deem appropriate in order to prevent dilution or enlargement of rights of the Holders.

(b)	The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

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(c)	The shares with respect to which Options, Stock Appreciation Rights or Restricted Stock Units may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option, Stock Appreciation Rights or Restricted Stock Unit Award, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award relates or may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and, as applicable, the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and, as applicable, the purchase price per share shall be proportionately increased.

(d)	If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option or Stock Appreciation Right or payment in settlement of a Restricted Stock Unit Award theretofore granted, the Holder shall be entitled to purchase or receive, as applicable, under such Award, in lieu of the number of shares of Common Stock as to which such Award relates or shall then be exercisable, the number and class of shares of stock and securities and the cash and other property to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.

(e)	Notwithstanding any provisions of the Plan to the contrary, in the event of a Corporate Change, unless an Award Document otherwise provides, as of the Corporate Change Effective Date (i) any outstanding Options and Stock Appreciation Rights shall become immediately vested and fully exercisable, (ii) any restrictions on Restricted Stock Awards or Restricted Stock Unit Awards shall immediately lapse, (iii) all performance measures upon which an outstanding Performance Award is contingent shall be deemed achieved and the Holder shall receive a payment equal to the maximum amount of the Award he or she would have been entitled to receive, prorated to the Corporate Change Effective Date, and (iv) any outstanding cash Awards including Stock Value Equivalent Awards shall immediately vest and be paid based on the vested value of the Award.

(f)	Notwithstanding any provisions of the Plan to the contrary, in the relevant Award Document, the Committee may provide that, no later than two (2) business days prior to any Corporate Change referenced in Clause (ii), (iii) or (iv) of the definition thereof or ten (10) business days after any Corporate Change referenced in Clause (i) of the definition thereof, the Committee may, in its sole discretion, (i) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date (before or after a Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each Optionee an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (ii) require the mandatory surrender to the Company by selected Holders of Stock Appreciation Rights of some or all of the outstanding Stock Appreciation Rights held by such Holders (irrespective of whether such Stock Appreciation Rights are then exercisable under the provisions of the Plan) as of a date (before or after a Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Stock Appreciation Rights and pay to each Holder an amount of cash equal to the Spread with respect to such Stock Appreciation Rights with the Fair Market Value of the Common Stock at such time to be deemed to be the Change of Control Value, or (iii) require the mandatory surrender to the Company by selected Holders of Restricted Stock Awards, Restricted Stock Unit Awards or Performance Awards of some or all of the outstanding Awards held by such Holder (irrespective of whether such Awards are vested under the provisions of the Plan) as of a date (before or after a Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each Holder an amount of cash equal to the Change of Control Value of the shares, if the Award is denominated in Common Stock, or an amount of cash determined in the manner set forth in the Performance Award, if the Performance Award is not denominated in Common Stock.

(g)	Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted, the purchase price per share of Common Stock subject to Options or the calculation of the Spread with respect to Stock Appreciation Rights.

(h)	Notwithstanding the foregoing, the provisions of this Article XIII shall be administered in accordance with Section 409A of the Code to the extent required to avoid the taxes imposed thereunder.

XIV.	AMENDMENT OR TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan or alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder, and provided, further, that the Board may not, without approval of the stockholders, amend the Plan to effect a “material revision” of the Plan, where a “material revision” includes, but is not limited to, a revision that: (a) materially increases the benefits accruing to a Holder under the Plan, (b) materially increases the aggregate number of securities that may be issued under the Plan, (c) materially modifies the requirements as to eligibility for participation in the Plan, or (d) changes the types of awards available under the Plan.

XV.	OTHER

(a)	No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an employee or a non-management Director any right to be granted an Option, a Stock Appreciation Right, a right to a Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Stock Value Equivalent Award or any other rights hereunder

HALLIBURTON - 2017 Proxy Statement	B-7

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or Stock Value Equivalent Award or any other rights hereunder except as may be evidenced by an Award or by an Option or Stock Appreciation Agreement duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b)	No Employment Rights Conferred. Nothing contained in the Plan or in any Award made hereunder shall:

(i) confer upon any employee any right to continuation of employment with the Company or any Subsidiary; or

(ii) interfere in any way with the right of the Company or any Subsidiary to terminate his or her employment at any time.

(c)	No Rights to Serve as a Director Conferred. Nothing contained in the Plan or in any Award made hereunder shall confer upon any Director any right to continue their position as a Director of the Company.

(d)	Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the offering of the shares covered by such Award has not been registered under the Securities Act of 1933 and such other state, federal or foreign laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations. The Committee may permit the Holder of an Award to elect to surrender, or authorize the Company to withhold, shares of Common Stock (valued at their Fair Market Value on the date of surrender or withholding of such shares) in satisfaction of the Company’s withholding obligation, subject to such restrictions as the Committee deems appropriate.

(e)	No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Holder, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(f)	Restrictions on Transfer. Except as otherwise provided herein, an Award shall not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Holder other than by will or the laws of descent and distribution or pursuant to an order similar to a “qualified domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be exercisable during the lifetime of the Holder only by such Holder, the Holder’s guardian or legal representative, a transferee under an order similar to a qualified domestic relations order or a transferee as described below. The Committee may prescribe and include in the respective Award Documents hereunder other restrictions on transfer. Any attempted assignment or transfer in violation of this section shall be null and void. Upon a Holder’s death, the Holder’s personal representative or other person entitled to succeed to the rights of the Holder (the “Successor Holder”) may exercise such rights as are provided under the applicable Award Document. A Successor Holder must furnish proof satisfactory to the Company of his or her rights to exercise the Award under the Holder’s will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing grant) Awards (other than Incentive Stock Options) which may be transferred by the Holder for no consideration to or for the benefit of the Holder’s Immediate Family, to a trust solely for the benefit of the Holder and his Immediate Family, or to a partnership or limited liability company in which the Holder and members of his Immediate Family have at least 99% of the equity, profit and loss interest, in which case the Award Document shall so state. A transfer of an Award pursuant to this Paragraph (f) shall be subject to such rules and procedures as the Committee may establish. In the event an Award is transferred as contemplated in this Paragraph (f), such Award may not be subsequently transferred by the transferee except by will or the laws of descent and distribution, and such Award shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant written instrument for the Award and the transferee shall be entitled to the same rights as the Holder under Articles XIII and XIV hereof as if no transfer had taken place. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. The consequences of termination of employment shall continue to be applied with respect to the original Holder, following which the Awards shall be exercised by the transferee only to the extent and for the periods specified in the Plan and the related Award Document. The Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Award Agreement, Restricted Stock Unit Award Agreement or other Award Document shall specify the effect of the death of the Holder on the Award.

(g)	Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas, except to the extent that it implicates matters which are the subject of the General Corporation Law of the State of Delaware which matters shall be governed by the latter law.

(h)	Foreign Awardees. Without amending the Plan, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdictions in which the Company or its Subsidiaries operate.

(i)	Clawback or Recoupment. Notwithstanding any other provisions in this Plan, any Award shall be subject to clawback, recovery or recoupment by the Company under any clawback or recoupment policy adopted by the Company, whether before or after the date of grant of the Award.

HALLIBURTON - 2017 Proxy Statement	B-8

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DIRECTIONS TO THE HALLIBURTON ANNUAL MEETING OF STOCKHOLDERS

The Halliburton North Belt Facility is located on the North Sam Houston Parkway (Beltway 8 Tollway) south feeder between Aldine Westfield and JFK Boulevard.

3000 N. Sam Houston Parkway East
Houston, Texas 77032
281-871-4000

From I-45	From I-69 / US 59 and IAH
• Take the Sam Houston Parkway East	• Take the Sam Houston Parkway West

• Exit JFK Blvd	• Exit Aldine Westfield

• “U-Turn” at Aldine Westfield and proceed east on the Sam Houston Parkway feeder

The main entrance to the North Belt facility will be on your right, about halfway between Aldine Westfield and JFK Blvd.

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HALLIBURTON

HALLIBURTON COMPANY
3000 N. SAM HOUSTON PARKWAY EAST
HOUSTON, TEXAS 77072

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 16, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 16, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E21033-P84909-Z69261

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HALLIBURTON COMPANY

The Board of Directors recommends you vote FOR each of the nominees listed.

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Abdulaziz F. Al Khayyal	☐	☐	☐
1b. William E. Albrecht	☐	☐	☐
1c. Alan M. Bennett	☐	☐	☐
1d. James R. Boyd	☐	☐	☐
1e. Milton Carroll	☐	☐	☐
1f. Nance K. Dicciani	☐	☐	☐
1g. Murry S. Gerber	☐	☐	☐
1h. José C. Grubisich	☐	☐	☐
1i. David J. Lesar	☐	☐	☐
1j. Robert A. Malone	☐	☐	☐
1k. J. Landis Martin	☐	☐	☐
1l. Jeffrey A. Miller	☐	☐	☐
1m. Debra L. Reed	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3, and 5, and 1 year on Proposal 4.

	For	Against	Abstain
2. Ratification of the Selection of Auditors.	☐	☐	☐
3. Advisory Approval of Executive Compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. Proposal for Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation.	☐	☐	☐	☐

	For	Against	Abstain
5. Proposal to Amend and Restate the Halliburton Company Stock and Incentive Plan.	☐	☐	☐

NOTE: IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and the 2016 Annual Report on Form 10-K are available at www.proxyvote.com.

E21034-P84909-Z69261

PROXY FOR 2017 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints D. J. Lesar and R. L. Voyles, and any of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Halliburton Company to be held at 3000 N. Sam Houston Parkway East, Life Center - Auditorium, Houston, Texas 77032, on Wednesday, May 17, 2017, on the reverse matters and in their discretion on any other matters which may come before the meeting or any adjournments thereof. Receipt of Notice-Proxy Statement dated April 7, 2017, is acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. In the absence of such direction, the proxy will be voted FOR the nominees listed in Proposal 1, FOR Proposals 2, 3, and 5, and 1 year on Proposal 4.

Continued and to be signed on reverse side

V.1.1